POST-PETITION CREDIT AGREEMENT

                            Dated as of June 2, 2003

                                      Among

                             WESTPOINT STEVENS INC.
                         AND CERTAIN OF ITS SUBSIDIARIES
                                 (the Borrowers)

                     THE FINANCIAL INSTITUTIONS NAMED HEREIN
                                  (the Lenders)

                                       and

                              BANK OF AMERICA, N.A.
                           (the Administrative Agent)

                                       and

                       WACHOVIA BANK, NATIONAL ASSOCIATION
                             (the Syndication Agent)

                  --------------------------------------------

                                    Arranger:

                         BANC OF AMERICA SECURITIES LLC

                                Co-Book Managers:

                         BANC OF AMERICA SECURITIES LLC
                            WACHOVIA SECURITIES, INC.


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
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                                TABLE OF CONTENTS
                                -----------------


ARTICLE 1 LOANS AND LETTERS OF CREDIT.........................................................................................- 2 -

           1.1       DIP Facility.............................................................................................- 2 -
           1.2       Revolving Loans..........................................................................................- 2 -
           1.3       Letters of Credit; Agreement to Issue or Cause to Issue..................................................- 6 -
           1.4       Bank Products...........................................................................................- 10 -

ARTICLE 2 INTEREST AND FEES..................................................................................................- 10 -

           2.1       Interest................................................................................................- 10 -
           2.2       Continuation and Conversion Elections...................................................................- 11 -
           2.3       Maximum Interest Rate...................................................................................- 12 -
           2.4       Closing and Agency Fees.................................................................................- 13 -
           2.5       Unused Line Fee.........................................................................................- 13 -
           2.6       Letter of Credit Fees...................................................................................- 13 -

ARTICLE 3 PAYMENTS AND PREPAYMENTS...........................................................................................- 13 -

           3.1       Repayment of Obligations................................................................................- 13 -
           3.2       Termination of DIP Facility; Extension of DIP Facility..................................................- 14 -
           3.3       LIBOR Revolving Loan Prepayments........................................................................- 14 -
           3.4       Payment Conventions.....................................................................................- 15 -
           3.5       Payments as Revolving Loans.............................................................................- 15 -
           3.6       Apportionment, Application and Reversal of Payments.....................................................- 15 -
           3.7       Indemnity for Returned Payments.........................................................................- 16 -
           3.8       Administrative Agent's and Lenders' Books and Records; Monthly Statements...............................- 16 -
           3.9       Nature and Extent of Each Borrower's Liability..........................................................- 17 -

ARTICLE 4 TAXES, YIELD PROTECTION AND ILLEGALITY.............................................................................- 18 -

           4.1       Taxes...................................................................................................- 18 -
           4.2       Illegality..............................................................................................- 19 -
           4.3       Increased Costs and Reduction of Return.................................................................- 20 -
           4.4       Funding Losses..........................................................................................- 20 -
           4.5       Inability to Determine Rates............................................................................- 21 -
           4.6       Certificates of Administrative Agent....................................................................- 21 -
           4.7       Survival................................................................................................- 21 -

ARTICLE 5 BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES..................................................................- 21 -

           5.1       Books and Records.......................................................................................- 21 -
           5.2       Financial and Other Information.........................................................................- 22 -
           5.3       Notices and Reports to the Administrative Agent and the Lenders.........................................- 25 -


ARTICLE 6 GENERAL WARRANTIES AND REPRESENTATIONS.............................................................................- 27 -

           6.1       Authorization, Validity, and Enforceability of this Agreement and the DIP Financing Documents...........- 27 -
           6.2       Validity and Priority of Security Interest..............................................................- 28 -
           6.3       Organization and Qualification..........................................................................- 28 -
           6.4       Corporate Name; Prior Transactions......................................................................- 28 -
           6.5       Subsidiaries and Affiliates.............................................................................- 28 -
           6.6       Financial Statements and Projections....................................................................- 29 -
           6.7       [Intentionally Omitted].................................................................................- 29 -
           6.8       Liens on Collateral.....................................................................................- 29 -
           6.9       Debt....................................................................................................- 29 -
           6.10      Distributions...........................................................................................- 29 -
           6.11      Real Estate; Leases.....................................................................................- 29 -
           6.12      Proprietary Rights......................................................................................- 30 -
           6.13      Trade Names.............................................................................................- 30 -
           6.14      Litigation..............................................................................................- 30 -
           6.15      Labor Disputes..........................................................................................- 30 -
           6.16      Environmental Laws......................................................................................- 30 -
           6.17      No Violation of Law.....................................................................................- 32 -
           6.18      No Default..............................................................................................- 32 -
           6.19      ERISA Compliance........................................................................................- 32 -
           6.20      Taxes...................................................................................................- 33 -
           6.21      Regulated Entities......................................................................................- 33 -
           6.22      Use of Proceeds; Margin Regulations; Loans to Directors and Executive Officers..........................- 33 -
           6.23      Copyrights, Patents, Trademarks and Licenses, etc.......................................................- 33 -
           6.24      No Material Adverse Change..............................................................................- 33 -
           6.25      Full Disclosure.........................................................................................- 33 -
           6.26      [Intentionally Omitted].................................................................................- 34 -
           6.27      Bank Accounts...........................................................................................- 34 -
           6.28      Governmental Authorization..............................................................................- 34 -
           6.29      Tax Shelter Regulations.................................................................................- 34 -
           6.30      Reaffirmation of Representations and Warranties.........................................................- 34 -

ARTICLE 7 AFFIRMATIVE AND NEGATIVE COVENANTS.................................................................................- 34 -

           7.1       Taxes and Other Obligations.............................................................................- 34 -
           7.2       Legal Existence and Good Standing.......................................................................- 35 -
           7.3       Compliance with Law and Agreements; Maintenance of Licenses.............................................- 35 -
           7.4       Maintenance of Property; Inspection of Property.........................................................- 35 -
           7.5       Insurance...............................................................................................- 35 -
           7.6       Disposition of Insurance and Condemnation Proceeds......................................................- 36 -
           7.7       Environmental Laws......................................................................................- 37 -
           7.8       Compliance with ERISA...................................................................................- 38 -
           7.9       Mergers, Consolidations or Sales........................................................................- 38 -
           7.10      Distributions; Capital Change; Restricted Investments...................................................- 38 -

           7.11      Transactions Affecting Collateral or Obligations........................................................- 39 -
           7.12      Guaranties..............................................................................................- 39 -
           7.13      Permitted Debt..........................................................................................- 39 -
           7.14      Prepayment..............................................................................................- 39 -
           7.15      Transactions with Affiliates............................................................................- 39 -
           7.16      Investment Banking and Finder's Fees....................................................................- 40 -
           7.17      Business Conducted......................................................................................- 40 -
           7.18      Liens...................................................................................................- 40 -
           7.19      Sale and Leaseback Transactions.........................................................................- 40 -
           7.20      New Subsidiaries........................................................................................- 40 -
           7.21      Fiscal Year.............................................................................................- 40 -
           7.22      Capital Expenditures....................................................................................- 40 -
           7.23      EBITDA..................................................................................................- 41 -
           7.24      [Intentionally Omitted].................................................................................- 42 -
           7.25      Margin Stock............................................................................................- 42 -
           7.26      Further Assurances; Post-Closing Obligations............................................................- 42 -
           7.27      Compliance with Orders..................................................................................- 43 -
           7.28      Turnover of Collateral Proceeds.........................................................................- 43 -
           7.29      Payment of Claims.......................................................................................- 43 -
           7.30      Filing of Motions and Applications......................................................................- 43 -
           7.31      Modifications to Orders.................................................................................- 43 -
           7.32      Reclamation Claims......................................................................................- 43 -
           7.33      Subsidiary Guarantors...................................................................................- 43 -
           7.34      Plant Shutdown Costs....................................................................................- 43 -
           7.35      Commingling.............................................................................................- 44 -
           7.36      Royalty Payments........................................................................................- 44 -

ARTICLE 8 CONDITIONS OF LENDING..............................................................................................- 44 -

           8.1       Conditions Precedent to Making of Loans on the Closing Date.............................................- 44 -
           8.2       Conditions Precedent After Interim Period...............................................................- 46 -
           8.3       Conditions Precedent to Each Loan.......................................................................- 46 -

ARTICLE 9 DEFAULT; REMEDIES..................................................................................................- 47 -

           9.1       Events of Default.......................................................................................- 47 -
           9.2       Remedies................................................................................................- 50 -

ARTICLE 10 TERM AND TERMINATION..............................................................................................- 51 -

           10.1      Term and Termination....................................................................................- 51 -

ARTICLE 11 AMENDMENTS; WAIVERs; PARTICIPATIONS; ASSIGNMENTS; SUCCESSORS......................................................- 52 -

           11.1      Amendments and Waivers..................................................................................- 52 -
           11.2      Assignments; Participations.............................................................................- 53 -

ARTICLE 12 THE ADMINISTRATIVE AGENT..........................................................................................- 55 -

           12.1      Appointment and Authorization...........................................................................- 55 -
           12.2      Delegation of Duties....................................................................................- 56 -
           12.3      Liability of Administrative Agent.......................................................................- 56 -
           12.4      Reliance by Administrative Agent........................................................................- 56 -
           12.5      Notice of Default.......................................................................................- 57 -
           12.6      Credit Decision.........................................................................................- 57 -
           12.7      Indemnification.........................................................................................- 57 -
           12.8      Administrative Agent in Individual Capacity.............................................................- 58 -
           12.9      Successor Administrative Agent..........................................................................- 58 -
           12.10     Withholding Tax.........................................................................................- 59 -
           12.11     Collateral Matters......................................................................................- 60 -
           12.12     Restrictions on Actions by Lenders; Sharing of Payments.................................................- 61 -
           12.13     Agency for Perfection...................................................................................- 62 -
           12.14     Payments by Administrative Agent to Lenders.............................................................- 62 -
           12.15     Settlement..............................................................................................- 62 -
           12.16     Letters of Credit; Intra-Lender Issues..................................................................- 66 -
           12.17     Concerning the Collateral and the Related DIP Financing Documents.......................................- 68 -
           12.18     Field Audit and Examination Reports; Disclaimer by Lenders..............................................- 68 -
           12.19     Relation Among Lenders..................................................................................- 69 -
           12.20     Syndication Agent.......................................................................................- 69 -

ARTICLE 13 MISCELLANEOUS.....................................................................................................- 69 -

           13.1      No Waivers; Cumulative Remedies.........................................................................- 69 -
           13.2      Severability............................................................................................- 69 -
           13.3      Governing Law; Choice of Forum; Service of Process......................................................- 70 -
           13.4      WAIVER OF JURY TRIAL....................................................................................- 70 -
           13.5      Survival of Representations and Warranties..............................................................- 71 -
           13.6      Other Security and Guaranties...........................................................................- 71 -
           13.7      Fees and Expenses.......................................................................................- 71 -
           13.8      Notices.................................................................................................- 72 -
           13.9      Waiver of Notices.......................................................................................- 73 -
           13.10     Binding Effect..........................................................................................- 73 -
           13.11     Indemnity of the Agents and the Lenders by the Borrowers................................................- 73 -
           13.12     Limitation of Liability.................................................................................- 74 -
           13.13     Final Agreement.........................................................................................- 74 -
           13.14     Counterparts............................................................................................- 74 -
           13.15     Captions  - 75 -
           13.16     Right of Setoff.........................................................................................- 75 -
           13.17     Confidentiality.........................................................................................- 75 -
           13.18     Conflicts with Other DIP Financing Documents............................................................- 76 -

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
                         ANNEXES, EXHIBITS AND SCHEDULES
                         -------------------------------


ANNEX A              -    DEFINED TERMS

ANNEX B              -    DESIGNATED ACCOUNT DEBTORS

EXHIBIT A            -    [INTENTIONALLY OMITTED]

EXHIBIT B            -    FORM OF BORROWING BASE CERTIFICATE

EXHIBIT C            -    FINANCIAL STATEMENTS

EXHIBIT D            -    FORM OF NOTICE OF BORROWING

EXHIBIT E            -    FORM OF NOTICE OF CONTINUATION/CONVERSION

EXHIBIT F            -    FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT


SCHEDULE 1.1         -    LENDERS' COMMITMENTS (ANNEX A - DEFINED TERMS)

SCHEDULE 6.3         -    ORGANIZATION AND QUALIFICATIONS

SCHEDULE 6.4         -    CORPORATE NAMES; PRIOR TRANSACTIONS

SCHEDULE 6.5         -    SUBSIDIARIES AND AFFILIATES

SCHEDULE 6.9         -    DEBT

SCHEDULE 6.11        -    REAL ESTATE; LEASES

SCHEDULE 6.12        -    PROPRIETARY RIGHTS

SCHEDULE 6.13        -    TRADE NAMES

SCHEDULE 6.14        -    LITIGATION

SCHEDULE 6.15        -    LABOR DISPUTES

SCHEDULE 6.16        -    ENVIRONMENTAL LAW

SCHEDULE 6.19        -    ERISA COMPLIANCE

SCHEDULE 6.27        -    BANK ACCOUNTS

                         POST-PETITION CREDIT AGREEMENT
                         ------------------------------

           This POST-PETITION CREDIT AGREEMENT, dated as of June 2, 2003 (this "Agreement"), is made among WESTPOINT STEVENS INC., a Delaware corporation and Chapter 11 debtor-in-possession ("WPS"), WESTPOINT STEVENS INC I, a Delaware corporation and Chapter 11 debtor-in-possession ("WPSI"), J.P. STEVENS & CO., INC., a Delaware corporation and Chapter 11 debtor-in-possession ("JPS"), J.P. STEVENS ENTERPRISES, INC., a Delaware corporation and Chapter 11 debtor-in-possession ("JPSE"), and WESTPOINT STEVENS STORES INC., a Georgia corporation and Chapter 11 debtor-in-possession ("WPSS") (WPS, WPSI, JPS, JPSE and WPSS each is referred to hereinafter as a "Borrower" and collectively as the "Borrowers"), the financial institutions from time to time parties hereto (such financial institutions, together with their respective successors and assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders"), BANK OF AMERICA, N.A., in its capacity as administrative and collateral agent for the Lenders (together with its successors in such capacity, the "Administrative Agent"), and WACHOVIA BANK, NATIONAL ASSOCIATION, in its capacity as syndication agent for the Lenders (in such capacity, the "Syndication Agent").

                              W I T N E S S E T H:
                               - - - - - - - - - -

           WHEREAS, Borrowers are debtors-in-possession under Chapter 11 of the Bankruptcy Code in cases (the "Chapter 11 Cases") pending in the United States Bankruptcy Court for the Southern District of New York (together with any other court having jurisdiction over the Chapter 11 Cases or any proceedings therein from time to time, the "Court"), as Case Nos. 03-13532 through 03-13536

           WHEREAS, Borrowers have requested the Lenders to make available to the Borrowers a revolving line of credit for loans and letters of credit in an amount not to exceed $300,000,000, which extensions of credit the Borrowers will use only for the purposes permitted hereunder;

           WHEREAS, capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings ascribed thereto in Annex A which is attached hereto and incorporated herein; the rules of construction contained therein shall govern the interpretation of this Agreement, and all Annexes, Exhibits and Schedules attached hereto are incorporated herein by reference;

           WHEREAS, the Lenders have agreed to make available to the Borrowers a revolving credit facility upon the terms and conditions set forth in this Agreement, and subject to the terms and conditions set forth in orders of the Court approving the proposed financing.

           NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, the Lenders, the Administrative Agent, and the Borrowers hereby agree as follows.

                                   ARTICLE 1
                           LOANS AND LETTERS OF CREDIT
                           ---------------------------

           1.1 DIP Facility. Subject to all of the terms and conditions of this Agreement and the other DIP Financing Documents, the Lenders agree to make available a total credit facility of up to $300,000,000 (the "DIP Facility") to the Borrowers from time to time during the term of this Agreement. The DIP Facility shall be composed of a revolving line of credit consisting of Revolving Loans and Letters of Credit described herein.

           1.2 Revolving Loans.

           (a) Amounts. Subject to the satisfaction of the conditions precedent set forth in Article 8, each Lender severally, but not jointly, agrees, upon the Borrowers' request from time to time on any Business Day during the period from the Closing Date to the day before the last day of the DIP Term, to make revolving loans (the "Revolving Loans") to the Borrowers in amounts not to exceed such Lender's Pro Rata Share of Availability, except for Non-Ratable Loans and Agent Advances. The Lenders, however, in their unanimous discretion, may elect to make Revolving Loans or issue or arrange to have issued Letters of Credit in excess of the Borrowing Base, on one or more occasions, but if they do so, neither the Administrative Agent nor the Lenders shall be deemed thereby to have changed the limits of the Borrowing Base or to be obligated to exceed such limits on any other occasion. If any Borrowing would exceed Availability, the Lenders may refuse to make or may otherwise restrict the making of Revolving Loans as the Lenders determine until such excess has been eliminated, subject to the Administrative Agent's authority, in its sole discretion, to make Agent Advances pursuant to the terms of Section 1.2(i).

           (b) Use of Proceeds. During the Interim Period, the proceeds of the Revolving Loans shall be used by Borrowers exclusively for one or more of the following purposes: (i) to pay expenses described (and in amounts not to exceed those shown) in the Budget; (ii) to pay any of the Obligations; (iii) to pay any amounts authorized or required to be paid pursuant to any of the "first day orders" of the Court or pursuant to any other order of the Court; (iv) to pay adequate protection payments pursuant to the Interim Pre-Petition Lender Protection Order; and (v) to pay Claims authorized to be paid under Section 556 of the Bankruptcy Code. After the Interim Period, the proceeds of the Revolving Loans shall be used by Borrowers exclusively for one or more of the following purposes: (i) to pay operating expenses in the Ordinary Course of Business provided that the incurrence or payment thereof is not otherwise violative of this Agreement or the Financing Orders; (ii) to pay adequate protection payments pursuant to the Final Pre-Petition Lender Protection Order; (iii) to pay Adequate Protection Claims, Reclamation Claims and Critical Vendor Claims, but only to the extent authorized by the Court; (iv) to pay fees required to be paid to the Office of the United States Trustee; (v) to pay Professional Expenses of Professional Persons and Committee Expenses, in each case subject to allowance by the Court and Borrowers' receipt of an itemized billing and expense statement from each such Professional Person and Committee member; (vi) to pay any of the Obligations; (vii) to pay property taxes with respect to any Collateral to the extent nonpayment thereof is secured by a Lien senior to Administrative Agent's

Liens thereon; (viii) to repurchase or otherwise reacquire any Purchased Receivables pursuant to Section 7.15(c), but only to the extent authorized by the Court; (ix) to purchase any returned goods pursuant to Section 7.15(b), but only to the extent authorized by the Court; (x) to pay fees and expenses associated with a KERP, provided that the KERP is approved by final order of the Court and is reasonably acceptable to Administrative Agent; and (xi) to pay other liabilities or obligations of a Borrower so long as the incurrence or payment of such liabilities and obligations is not violative of this Agreement, the Financing Orders, any other order of the Court or applicable law. Notwithstanding anything to the contrary contained herein, in no event shall proceeds of Revolving Loans be used to pay Professional Expenses incurred in connection with the assertion of or joinder in any claim, counterclaim, action, contested matter, objection, defense or other proceeding, the purpose of which is to seek or the result of which would be to obtain any order, judgment, declaration, or similar relief (a) seeking damages against any Agent or Lender on account of any alleged cause of action arising on, before or after the Petition Date; (b) invalidating, setting aside, avoiding or subordinating, in whole or in part, any of the Obligations or Liens and security interests in any of the Collateral granted to Administrative Agent under this Agreement or the Financing Orders; (c) declaring any of the DIP Financing Documents to be invalid, not binding or unenforceable in any respect; (d) preventing, enjoining, hindering or otherwise delaying Administrative Agent's or any Lender's enforcement of any of the DIP Financing Documents or any realization upon any Collateral (unless such enforcement or realization is in direct violation of an explicit provision in any of the Financing Orders); (e) declaring any Liens granted or purported to be granted under any of the DIP Financing Documents to have a priority other than the priority set forth therein or in any of the Financing Orders; or (f) seeking to use the cash proceeds of any of the Collateral without the prior written consent of Administrative Agent and the Majority Lenders. Nothing in this Section 1.2(b) shall be construed to waive any Agent's or Lender's right to object to any requests, motions or applications made in or filed with the Court, including any applications for interim or final allowances of Professional Expenses.

           (c) Procedure for Borrowing. (1) Each Borrowing shall be made upon the Borrowers' irrevocable written notice delivered to the Administrative Agent in the form of a notice of borrowing ("Notice of Borrowing"), which must be received by the Administrative Agent prior to (i) 12:00 noon (Atlanta, Georgia time) three Business Days prior to the requested Funding Date, in the case of LIBOR Revolving Loans, and (ii) 12:00 noon (Atlanta, Georgia time) on the requested Funding Date, in the case of Base Rate Revolving Loans, specifying:

               (A) the amount of the Borrowing, which in the case of a LIBOR Revolving Loan must equal or exceed $10,000,000 (and increments of $1,000,000 in excess of such amount);

               (B) the requested Funding Date, which must be a Business Day;

               (C) whether the Revolving Loans requested are to be Base Rate Revolving Loans or LIBOR Revolving Loans (and if not specified, it shall be deemed a request for a Base Rate Revolving Loan); and

               (D) the duration of the Interest Period for LIBOR Revolving Loans (and if not specified, it shall be deemed a request for an Interest Period of one month);

provided, however, that with respect to the Borrowings to be made during the period commencing on the Closing Date and ending on the seventh day after the Closing Date, such Borrowings will consist of Base Rate Revolving Loans only.

          (2) In lieu of delivering a Notice of Borrowing, the Borrowers may give the Administrative Agent telephonic notice of such request for advances to the Designated Account on or before the deadline set forth above. The Administrative Agent at all times shall be entitled to rely on such telephonic notice in making such Revolving Loans, regardless of whether any written confirmation is received.

          (3) The Borrowers shall have no right to request a LIBOR Revolving Loan while a Default or Event of Default has occurred and is continuing.

           (d) Reliance upon Authority. Prior to the Closing Date, the Borrowers shall deliver to the Administrative Agent, a notice setting forth the account of the Borrowers ("Designated Account") to which the Administrative Agent is authorized to transfer the proceeds of the Revolving Loans requested hereunder. The Borrowers may designate a replacement account from time to time by written notice. The Designated Account must be reasonably satisfactory to the Administrative Agent. The Administrative Agent is entitled to rely conclusively on any Person's request for Revolving Loans on behalf of the Borrowers, so long as the proceeds thereof are to be transferred to the Designated Account. The Administrative Agent has no duty to verify the identity of any individual representing himself or herself as a person authorized by the Borrowers to make such requests on its behalf.

           (e) No Liability. The Administrative Agent shall not incur any liability to the Borrowers as a result of acting upon any notice referred to in Sections 1.2(c) and (d), which the Administrative Agent believes in good faith to have been given by an officer or other person duly authorized by the Borrowers to request Revolving Loans on its behalf. The crediting of Revolving Loans to the Designated Account conclusively establishes the obligation of the Borrowers to repay such Revolving Loans as provided herein.

           (f) Notice Irrevocable. Any Notice of Borrowing (or telephonic notice in lieu thereof) made pursuant to Section 1.2(c) shall be irrevocable. The Borrowers shall be bound to borrow the funds requested therein in accordance therewith.

           (g) Administrative Agent's Election. Promptly after receipt of a Notice of Borrowing (or telephonic notice in lieu thereof), the Administrative Agent shall elect to have the terms of Section 1.2(h) or the terms of Section 1.2(i) apply to such requested Borrowing. If Bank of America declines in its sole discretion to make a Non-Ratable Loan pursuant to Section 1.2(i), the terms of Section 1.2(h) shall apply to the requested Borrowing.

           (h) Making of Revolving Loans. If Administrative Agent elects to have the terms of this Section 1.2(h) apply to a requested Borrowing, then promptly after receipt of a Notice of Borrowing or telephonic notice in lieu thereof, the

Administrative Agent shall notify the Lenders by telecopy, telephone or e-mail of the requested Borrowing. Each Lender shall transfer its Pro Rata Share of the requested Borrowing available to the Administrative Agent in immediately available funds, to the account from time to time designated by Administrative Agent, not later than 1:00 p.m. (Atlanta, Georgia time) on the applicable Funding Date. After the Administrative Agent's receipt of all proceeds of such Revolving Loans, the Administrative Agent shall make the proceeds of such Revolving Loans available to the Borrowers on the applicable Funding Date by transferring same day funds to the account designated by the Borrowers; provided, however, that the amount of Revolving Loans so made on any date shall not exceed the Availability on such date.

           (i) Making of Non-Ratable Loans.

               (A) If Administrative Agent elects, with the consent of Bank of America, to have the terms of this Section 1.2(i) apply to a requested Borrowing, Bank of America shall make a Revolving Loan in the amount of that Borrowing available to the Borrower on the applicable Funding Date by transferring same day funds to the Designated Account. Each Revolving Loan made solely by Bank of America pursuant to this Section is herein referred to as a "Non-Ratable Loan," and such Revolving Loans are collectively referred to as the "Non-Ratable Loans." Each Non-Ratable Loan shall be subject to all the terms and conditions applicable to other Revolving Loans except that all payments thereon shall be payable to Bank of America solely for its own account. The aggregate amount of Non-Ratable Loans outstanding at any time shall not exceed $30,000,000. The Administrative Agent shall not request Bank of America to make any Non-Ratable Loan if (1) the Administrative Agent has received written notice from any Lender that one or more of the applicable conditions precedent set forth in Article 8 will not be satisfied on the requested Funding Date for the applicable Borrowing, or (2) the requested Borrowing would exceed Availability on that Funding Date.

               (B) The Non-Ratable Loans shall be secured by the Administrative Agent's Liens in and to the Collateral and shall constitute Base Rate Revolving Loans and Obligations hereunder.

           (j) Agent Advances.

               (A) Notwithstanding anything to the contrary elsewhere in this Agreement or any other DIP Financing Document (and irrespective of the existence of any Overadvance Condition), but subject to the dollar limitations set forth below, the Administrative Agent is authorized by the Borrowers and the Lenders, from time to time in the Administrative Agent's sole discretion, (A) after the occurrence of a Default or an Event of Default (and for so long as such Default or Event of Default is not waived or cured) or (B) at any time that any of the other conditions precedent set forth in Article 8 have not been satisfied (and, as a consequence thereof one or more of the Lenders gives notice to the Administrative Agent of its intent not to fund Revolving Loans), to make Base Rate Revolving Loans from time to time to the Borrowers on behalf of the Lenders which the Administrative Agent, in its reasonable business judgment, deems necessary or desirable (1) to preserve, protect, insure, marshall, market, sell or otherwise dispose of any of the Collateral or to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations, provided that the Administrative Agent shall not be authorized to make any Agent Advance (as hereinafter defined) if the principal amount of such Agent Advance, when added to the aggregate principal amount of all Agent Advances then outstanding, would exceed $10,000,000 (or, with the consent of the Syndication Agent, $20,000,000), (2) to pay fees and expenses covered by the Carve-Out, or (3) to pay any other amount chargeable to the Borrowers pursuant to the terms of this Agreement, including costs, fees and expenses as described in Section 13.7 (any of such advances are herein referred to as "Agent Advances"); provided, that the Lenders (but not the Majority Lenders or the Supermajority Lenders) may at any time revoke the Administrative Agent's authorization to make Agent Advances by the written direction of all of such Lenders. Any such revocation must be in writing and shall become effective prospectively upon the Administrative Agent's receipt thereof.

               (B) The Agent Advances shall be secured by the Administrative Agent's Liens in and to the Collateral and shall constitute Base Rate Revolving Loans and Obligations hereunder.

           (k) Borrowers' Agent. Each Borrower hereby irrevocably appoints WPS, and WPS agrees to act under this Agreement, as the agent and representative of itself and each other Borrower for all purposes under this Agreement (in such capacity, "Borrowers' Agent"), including requesting Revolving Loans and receiving account statements and other notices and communications to Borrowers (or any of them) from the Administrative Agent and the Lenders. The Administrative Agent and the Lenders may rely, and shall be fully protected in relying, upon any Notice of Borrowing, disbursement instructions, reports, information, Borrowing Base Certificates or any other notice or communication made or given by Borrowers' Agent, whether in its own name, on behalf of any Borrower or on behalf of "the Borrowers," and the Administrative Agent and the Lenders shall have no obligation to make any inquiry or to request any confirmation from or on behalf of any other Borrower as to the binding effect on such Borrower of any such Notice of Borrowing, instruction, report, information, Borrowing Base Certificate or other notice or communication, nor shall the joint and several character of the Borrowers' liability for the Obligations be affected, provided that the provisions of this Section 1.2(l) shall not be construed to preclude any Borrower from directly requesting Revolving Loans or taking other actions permitted to be taken by "a Borrower" hereunder. The Administrative Agent and the Lenders may maintain a single Loan Account in the name of "WPS" hereunder, and each Borrower expressly agrees to such arrangement and confirms that such arrangement shall have no effect upon the joint and several character of such Borrower's liability for the Obligations.

           1.3 Letters of Credit; (a) Agreement to Issue or Cause to Issue. (a) Subject to the terms and conditions of this Agreement, the Administrative Agent agrees (i) to cause the Letter of Credit Issuer to issue for the account of the Borrowers one or more commercial/documentary and standby letters of credit ("Letter of Credit") and/or (ii) to provide to a Letter of Credit Issuer credit support or other enhancement acceptable to the Administrative Agent (any such credit support or enhancement being herein referred to as a "Credit Support") from time to time during the term of this Agreement.

           (b) Amounts; Outside Expiration Date. The Administrative Agent shall not have any obligation to issue or cause to be issued any Letter of Credit or to provide Credit Support for any Letter of Credit at any time if: (i) the maximum face amount of the requested Letter of Credit is greater than the Unused Letter of Credit Subfacility at such time; (ii) the maximum undrawn amount of the requested Letter of Credit and all commissions, fees, and charges due from the Borrowers in connection with the opening thereof would exceed Availability at such time; or (iii) such Letter of Credit has an expiration date more than twelve (12) months from the date of issuance for standby letters of credit and one hundred eighty (180) days for documentary letters of credit. With respect to any Letter of Credit which contains any "evergreen" or automatic renewal provision, each Lender shall be deemed to have consented to any such extension or renewal unless any such Lender shall have provided to the Administrative Agent written notice that it declines to consent to any such extension or renewal at least thirty (30) days prior to the date on which the Letter of Credit Issuer is entitled to decline to extend or renew the Letter of Credit. If all of the requirements of this Section 1.3 are met and no Default or Event of Default has occurred and is continuing, no Lender shall decline to consent to any such extension or renewal.

           (c) Other Conditions. In addition to conditions precedent contained in Article 8, the obligation of the Administrative Agent to cause to be issued any Letter of Credit or to provide Credit Support for any Letter of Credit is subject to the following conditions precedent having been satisfied in a manner reasonably satisfactory to the Administrative Agent:

               (1) The Borrowers shall have delivered to the Letter of Credit Issuer, at such times and in such manner as such Letter of Credit Issuer may prescribe, an application in form and substance satisfactory to such Letter of Credit Issuer and reasonably satisfactory to the Administrative Agent for the issuance of the Letter of Credit and such other documents as may be required pursuant to the terms thereof, and the form, terms and purpose of the proposed Letter of Credit shall be reasonably satisfactory to the Administrative Agent and the Letter of Credit Issuer; and

               (2) As of the date of issuance, no order of any court, arbitrator or Governmental Authority shall purport by its terms to enjoin or restrain money center banks generally from issuing letters of credit of the type and in the amount of the proposed Letter of Credit, and no law, rule or regulation applicable to money center banks generally and no request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over money center banks generally shall prohibit, or request that the proposed Letter of Credit Issuer refrain from, the issuance of letters of credit generally or the issuance of such Letters of Credit.

           (d) Issuance of Letters of Credit.

               (1) Request for Issuance. Borrowers must notify the Administrative Agent of a requested Letter of Credit at least three
          (3) Business Days prior to the proposed issuance date. Such notice shall be irrevocable and must specify the original face amount of the Letter of Credit requested, the Business Day of issuance of such requested Letter of Credit, whether such Letter of Credit may be drawn in a single or in partial draws, the Business Day on which the requested Letter of Credit is to expire, the purpose for which such Letter of Credit is to be issued, and the beneficiary of the requested Letter of Credit. The Borrowers shall attach to such notice the proposed form of the Letter of Credit.

               (2) Responsibilities of the Administrative Agent; Issuance. As of the Business Day immediately preceding the requested issuance date of the Letter of Credit, the Administrative Agent shall determine the amount of the applicable Unused Letter of Credit Subfacility and Availability. If (i) the face amount of the requested Letter of Credit is less than the Unused Letter of Credit Subfacility and (ii) the amount of such requested Letter of Credit and all commissions, fees, and charges due from the Borrowers in connection with the opening thereof would not exceed Availability, the Administrative Agent shall cause the Letter of Credit Issuer to issue the requested Letter of Credit on the requested issuance date so long as the other conditions hereof are met.

               (3) No Extensions or Amendment. The Administrative Agent shall not be obligated to cause the Letter of Credit Issuer to extend or amend any Letter of Credit issued pursuant hereto unless the requirements of this Section 1.3 are met as though a new Letter of Credit were being requested and issued.

           (e) Payments Pursuant to Letters of Credit. The Borrowers agree to reimburse immediately the Letter of Credit Issuer for any draw under any Letter of Credit and the Administrative Agent for the account of the Lenders upon any payment pursuant to any Credit Support, and to pay the Letter of Credit Issuer the amount of all other charges and fees payable to the Letter of Credit Issuer in connection with any Letter of Credit immediately when due, irrespective of any claim, setoff, defense or other right which the Borrowers may have at any time against the Letter of Credit Issuer or any other Person. Each drawing under any Letter of Credit shall constitute a request by the Borrowers to the Administrative Agent for a Borrowing of a Base Rate Revolving Loan in the amount of such drawing. The Funding Date with respect to such borrowing shall be the date of such drawing.

           (f) Indemnification; Exoneration; Power of Attorney.

               (1) Indemnification. In addition to amounts payable as elsewhere provided in this Section 1.3, the Borrowers agree, jointly and severally, to protect, indemnify, defend, pay and save the Lenders and the Administrative Agent harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) which any Lender or the Administrative Agent (other than a Lender in its capacity as Letter of Credit Issuer) may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit or the provision of any Credit Support or enhancement in connection therewith. The Borrowers' obligations under this Section shall survive payment of all of the Obligations and termination of the Commitments.

               (2) Assumption of Risk by the Borrowers. As among the Borrowers, the Lenders, and the Administrative Agent, the Borrowers assume all risks of the acts and omissions of, or misuse of any of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Lenders and the Administrative Agent shall not be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any Person in connection with the application for and issuance of and presentation of drafts with respect to any of the Letters of Credit, even if it should prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (C) the failure of the beneficiary of any Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit;
          (D) errors, omissions, interruptions, or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof; (G) the misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; (H) any consequences arising from causes beyond the control of the Lenders or the Administrative Agent, including any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Authority or (I) the Letter of Credit Issuer's honor of a draw for which the draw or any certificate fails to comply in any respect with the terms of the Letter of Credit. None of the foregoing shall affect, impair or prevent the vesting of any rights or powers of the Administrative Agent or any Lender under this Section 1.3(f).

               (3) Exoneration. Without limiting the foregoing, no action or omission whatsoever by Administrative Agent or any Lender (excluding any Lender in its capacity as a Letter of Credit Issuer) shall result in any liability of Administrative Agent or and Lender to any Borrower, or relieve the Borrowers of any of their obligations hereunder to any such Person.

               (4) Rights Against Letter of Credit Issuer. Nothing contained in this Agreement is intended to limit the Borrowers' rights, if any, with respect to the Letter of Credit Issuer which arise as a result of the letter of credit application and related documents executed by and between the Borrowers and the Letter of Credit Issuer.

               (5) Account Party. The Borrowers hereby authorize and direct any Letter of Credit Issuer to name the Borrowers as the "Account Party" therein and to deliver to the Administrative Agent all instruments, documents and other writings and property received by the Letter of Credit Issuer pursuant to the Letter of Credit, and to accept and rely upon the Administrative Agent's instructions and agreements with respect to all matters arising in connection with the Letter of Credit or the application therefor.

           (g) Supporting Letter of Credit; Cash Collateral. If, notwithstanding the provisions of Section 1.3(b) and Section 10.1, any Letter of Credit or Credit Support is outstanding upon the termination of this Agreement, then upon such termination the Borrowers shall deposit with the Administrative Agent, for the ratable benefit of the Administrative Agent and the Lenders, with respect to each Letter of Credit or Credit Support then outstanding, as the Administrative Agent shall specify, either (i) a standby letter of credit (a "Supporting Letter of Credit") in form and substance satisfactory to the Administrative Agent, issued by an issuer satisfactory to the Administrative Agent in an amount equal to 105% of the greatest amount for which such Letter of Credit or such Credit Support may be drawn, under which Supporting Letter of Credit the Administrative Agent is entitled to draw amounts necessary to reimburse the Administrative Agent and the Lenders for payments to be made by the Administrative Agent and the Lenders under such Letter of Credit or Credit Support and any fees and expenses associated with such Letter of Credit or Credit Support or (ii) cash collateral in an amount equal to 105% of the greatest amount for which such Letter of Credit or such Credit Support may be drawn, which the Administrative Agent is entitled to apply as necessary to reimburse the Administrative Agent and the Lenders for payments to be made by the Administrative Agent and the Lenders under such Letter of Credit or Credit Support and any fees and expenses associated with such Letter of Credit or Credit Support. Such Supporting Letter of Credit shall be held by the Administrative Agent, for the ratable benefit of the Administrative Agent and the Lenders, as security for, and to provide for the payment of, the aggregate undrawn amount of such Letters of Credit or such Credit Support remaining outstanding.

           1.4 Bank Products. The Borrowers may request and, to the extent authorized by order of the Court, the Administrative Agent may, in its sole and absolute discretion, arrange for the Borrowers to obtain from Bank of America or Bank of America's Affiliates, Bank Products although the Borrowers are not required to do so. If Bank Products are provided by an Affiliate of Bank of America, the Borrowers agree to indemnify and hold the Administrative Agent, Bank of America and the Lenders harmless from any and all costs and obligations now or hereafter incurred by the Administrative Agent, Bank of America or any of the Lenders which arise from any indemnity given by the Administrative Agent to its Affiliates related to such Bank Products; provided, however, nothing contained herein is intended to limit the Borrowers' rights, with respect to Bank of America or its Affiliates, if any, which arise as a result of the execution of documents by and between the Borrowers and Bank of America which relate to Bank Products. The agreement contained in this Section shall survive termination of this Agreement. The Borrowers acknowledge and agree that the obtaining of Bank Products from Bank of America or Bank of America's Affiliates
(a) is in the sole and absolute discretion of Bank of America or Bank of America's Affiliates, and (b) is subject to all rules and regulations of Bank of America or Bank of America's Affiliates.

                                   ARTICLE 2
                                INTEREST AND FEES
                                -----------------

           2.1 Interest.

           (a) Interest Rates. All outstanding Obligations shall bear interest on the unpaid principal amount thereof (including, to the extent permitted by applicable law, on interest thereon not paid when due) from the date made until paid in full in cash at a rate determined by reference to the Base Rate or the LIBOR Rate plus the Applicable Margins as set forth below, but not to exceed the Maximum Rate. If at any time Loans are outstanding with respect to which the Borrowers have not delivered to the Administrative Agent a notice specifying the basis for determining the interest rate applicable thereto in accordance herewith, those Loans shall bear interest at a rate determined by reference to the Base Rate until notice to the contrary has been given to the Administrative Agent in accordance with this Agreement and such notice has become effective. Except as otherwise provided herein, the outstanding Obligations shall bear interest as follows:

               (i) For all Base Rate Revolving Loans and other Obligations (other than LIBOR Revolving Loans) at a fluctuating per annum rate equal to the Base Rate plus the Applicable Margin; and

               (ii) For all LIBOR Revolving Loans at a per annum rate equal to the LIBOR Rate plus the Applicable Margin,

subject in each case to adjustment in accordance with the terms of the Interest and Fee Letter.

Each change in the Base Rate shall be reflected in the interest rate applicable to Base Rate Revolving Loans as of the effective date of such change. All interest charges shall be computed on the basis of a year of 360 days and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). The Borrowers shall pay to the Administrative Agent, for the ratable benefit of Lenders, interest accrued on all Base Rate Revolving Loans in arrears on the first day of each month hereafter and on the Commitment Termination Date. The Borrowers shall pay to the Administrative Agent, for the ratable benefit of Lenders, interest on all LIBOR Revolving Loans in arrears on each LIBOR Interest Payment Date.

           (b) Default Rate. If any Default or Event of Default occurs and is continuing and the Administrative Agent or the Majority Lenders in their discretion so elect, then, while any such Default or Event of Default is continuing, all of the Obligations shall bear interest at the Default Rate applicable thereto.

           2.2 Continuation and Conversion Elections.

           (a) The Borrowers may:

               (i) elect, as of any Business Day, in the case of Base Rate Revolving Loans, to convert any Base Rate Revolving Loans (or any part thereof in an amount not less than $10,000,000, or that is in an integral multiple of $1,000,000 in excess thereof) into LIBOR Revolving Loans; or

               (ii) elect, as of the last day of the applicable Interest Period, to continue any LIBOR Revolving Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than $1,000,000, or that is in an integral multiple of $1,000,000 in excess thereof);

provided, that if at any time the aggregate amount of LIBOR Revolving Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $1,000,000, such LIBOR Revolving Loans shall automatically convert into Base Rate Revolving Loans; and provided further, that if the notice shall fail to specify the duration of the Interest Period, such Interest Period shall be one month.

           (b) The Borrowers shall deliver a notice of continuation/conversion ("Notice of Continuation/Conversion") to the Administrative Agent not later than 12:00 noon (Atlanta, Georgia time) at least three (3) Business Days in advance of the Continuation/Conversion Date, if the Loans are to be converted into or continued as LIBOR Revolving Loans and specifying:

               (i) the proposed Continuation/Conversion Date;

               (ii) the aggregate amount of Loans to be converted or renewed;

               (iii) the type of Loans resulting from the proposed conversion or continuation; and

               (iv) the duration of the requested Interest Period, provided that the Borrowers may not select an Interest Period that ends after the last day of the DIP Term.

           (c) If upon the expiration of any Interest Period applicable to LIBOR Revolving Loans, the Borrowers have failed to select timely a new Interest Period to be applicable to LIBOR Revolving Loans or if any Default or Event of Default then exists, the Borrowers shall be deemed to have elected to convert such LIBOR Revolving Loans into Base Rate Revolving Loans effective as of the expiration date of such Interest Period.

           (d) The Administrative Agent will promptly notify each Lender of its receipt of a Notice of Continuation/Conversion. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Lender.

           (e) There may not be more than eight (8) different LIBOR Revolving Loans in effect hereunder at any time.

           2.3 Maximum Interest Rate. In no event shall any interest rate provided for hereunder or under any of the DIP Financing Documents exceed the maximum rate legally chargeable by any Lender under applicable law for such Lender with respect to loans of the type provided for hereunder (the "Maximum Rate"). If, in any month, any interest rate, absent such limitation, would have exceeded the Maximum Rate, then the interest rate for that month shall be the Maximum Rate, and, if in future months, that interest rate would otherwise be less than the Maximum Rate, then that interest rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate. In the event that, upon payment in full of the Obligations, the total amount of interest paid or accrued under the terms of this Agreement is less than the total amount of interest which would, but for this Section 2.3, have been paid or accrued if the interest rate otherwise set forth in this Agreement had at all times been in effect, then the Borrowers shall, to the extent permitted by applicable law, pay the Administrative Agent, for the account of the Lenders, an amount equal to the excess of (a) the lesser of (i) the amount of interest which would have been charged if the Maximum Rate had, at all times, been in effect or (ii) the amount of interest which would have accrued had the interest rate otherwise set forth in this Agreement, at all times, been in effect over (b) the amount of interest actually paid or accrued under this Agreement. If a court of competent jurisdiction determines that the

Administrative Agent and/or any Lender has received interest and other charges hereunder or under any of the DIP Financing Documents in excess of the Maximum Rate, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the Obligations other than interest, in the inverse order of maturity, and if there are no Obligations outstanding, the Administrative Agent and/or such Lender shall refund to the Borrowers such excess.

           2.4 Closing and Agency Fees. The Borrowers jointly and severally agree to pay all fees set forth in the Interest and Fee Letter, as and when provided in the Interest and Fee Letter.

           2.5 Unused Line Fee. On the first day of each month and on the Commitment Termination Date the Borrowers agree to pay to the Administrative Agent, for the account of the Lenders, in accordance with their respective Pro Rata Shares, an unused line fee (the "Unused Line Fee"), which shall be equal to the Applicable Margin for the Unused Line Fee times the amount by which the Maximum Revolver Amount exceeded the sum of the average daily outstanding amount of Revolving Loans and the average daily undrawn face amount of outstanding Letters of Credit, during the immediately preceding month or such portion of such month during which the Commitments were in effect. The Unused Line Fee shall be computed on the basis of a 360-day year for the actual number of days elapsed. All principal payments received by the Administrative Agent shall be deemed to be credited to the Borrowers' Loan Account immediately upon receipt for purposes of calculating the Unused Line Fee pursuant to this Section 2.5.

           2.6 Letter of Credit Fees. The Borrowers agree to pay to the Administrative Agent, for the account of the Lenders, in accordance with their respective Pro Rata Shares, for each Letter of Credit, a fee (the "Letter of Credit Fee") at a rate per annum equal to the Applicable Margin in effect from time to time for LIBOR Revolving Loans, and to the Administrative Agent, for the benefit of the Letter of Credit Issuer, a fronting fee (the "Fronting Fee") of one-half of one percent (0.5%) per annum, in each case based upon the undrawn face amount of each Letter of Credit, and to the Letter of Credit Issuer, all of its normal and customary fees associated with the issuance, amending, renewal, negotiating, processing and administration of Letters of Credit, together with its out-of-pocket costs and expenses incurred by the Letter of Credit Issuer in connection therewith (such fees, costs and expenses, collectively, the "Letter of Credit Issuer Amounts"). The Letter of Credit Fee and the Fronting Fee shall each be payable monthly in arrears on the first day of each month following any month in which a Letter of Credit is outstanding and on the Commitment Termination Date. The Letter of Credit Issuer Amounts shall be payable as and when assessed by the Letter of Credit Issuer. The Letter of Credit Fee and the Fronting Fee shall each be computed on the basis of a 360-day year for the actual number of days elapsed.

                                   ARTICLE 3
                            PAYMENTS AND PREPAYMENTS
                            ------------------------

           3.1 Repayment of Obligations.

           (a) The Borrowers shall repay the outstanding principal balance of the Obligations on the Commitment Termination Date.

           (b) The Borrowers shall be obligated to prepay the Obligations (i) when an Overadvance Condition exists, to the extent of the Overadvance Condition; (ii) from the Net Proceeds of any sale, lease or other disposition of any of the Collateral (other than sales of Inventory in the Ordinary Course of Business), to the extent of such Net Proceeds (other than any portion thereof required to be shared with the First Priority Pre-Petition Lenders in accordance with the Pre-Petition Lender Protection Orders); and (iii) from the proceeds of any insurance or condemnation awards, as provided in Section 7.6, to the extent of such proceeds. So long as any Cash Dominion Period is in effect, the Borrowers shall also be obligated to prepay the Obligations upon any Borrower's or the Administrative Agent's receipt of proceeds of any Collateral (including collections of Accounts), to the extent of such proceeds (other than any portion of the Net Proceeds derived from the sale or other disposition of Fixed Assets (as defined in the Pre-Petition Lender Protection Orders) and required to be shared with the First Priority Pre-Petition Lenders in accordance with the Pre-Petition Lender Protection Orders). Notwithstanding the foregoing, provided no Event of Default exists at the time of the Borrowers' receipt of Net Proceeds from sales or other dispositions of Fixed Assets, the Borrowers shall be authorized to retain and use in the Ordinary Course of Business, each Fiscal Year, up to $1,000,000 in aggregate Net Proceeds from all sales or other dispositions of Fixed Assets. Provided each of the conditions precedent set forth in Section 8.2 hereof is satisfied, the Borrowers shall be authorized to reborrow amounts prepaid, subject to the limits of Availability on the date of each requested Borrowing.

           3.2 Termination of DIP Facility; Extension of DIP Facility.

           (a) The Borrowers may terminate the DIP Facility (and the Commitments thereunder) upon at least ten (10) Business Days notice to the Administrative Agent and the Lenders; provided, however, no such termination by the Borrowers shall be effective until Full Payment of the Obligations. Any notice of termination given by the Borrowers shall be irrevocable unless the Administrative Agent otherwise agrees in writing. The Borrowers may elect to terminate the DIP Facility in its entirety only.

           (b) The Borrowers may, at their option, extend the term of the DIP Facility for up to two successive periods of six months each (each period, a "Renewal Period"), provided that (i) the Borrowers deliver to the Administrative Agent not later than thirty (30) days prior to the then scheduled last day of the DIP Term written notice of the Borrowers' intent to extend the DIP Facility in accordance with the provisions of this Section 3.2(b) (any such notice, a "Renewal Notice"); (ii) together with the delivery of any Renewal Notice, the Borrowers pay any fees then required to be paid pursuant to the Interest and Fee Letter; and (iii) no Default or Event of Default exists on the date any Renewal Notice is delivered to the Administrative Agent or on the first day of the applicable Renewal Period.

           3.3 LIBOR Revolving Loan Prepayments. In connection with any prepayment, if any LIBOR Revolving Loans are prepaid prior to the expiration date of the Interest Period applicable thereto, the Borrowers shall pay to the Lenders the amounts described in Section 4.4.

           3.4 Payment Conventions.

           (a) All payments to be made by the Borrowers shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Borrower shall be made to the Administrative Agent for the account of the Lenders, at the account designated by the Administrative Agent and shall be made in Dollars and in immediately available funds, no later than 12:00 noon (Atlanta, Georgia time) on the date specified herein. Any payment received by the Administrative Agent after such time shall be deemed (for purposes of calculating interest only) to have been received on the following Business Day and any applicable interest shall continue to accrue.

           (b) Subject to the provisions set forth in the definition of "Interest Period," whenever any payment is due on a day other than a Business Day, such payment shall be due on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

           3.5 Payments as Revolving Loans. At the election of the Administrative Agent, all payments of principal, interest, reimbursement obligations in connection with Letters of Credit and Credit Support for Letters of Credit, fees, premiums, reimbursable expenses and other sums payable hereunder, may be paid from the proceeds of Revolving Loans made hereunder. The Borrowers hereby irrevocably authorize the Administrative Agent to charge the Loan Account for the purpose of paying all amounts from time to time due hereunder and agrees that all such amounts charged (including Non-Ratable Loans and Agent Advances) shall constitute Revolving Loans.

           3.6 Apportionment, Application and Reversal of Payments. Principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Loans to which such payments relate held by each Lender) and payments of the fees shall, except as otherwise provided in the Interest and Fee Letter, be apportioned ratably among the Lenders, except for fees payable solely to the Administrative Agent and the Letter of Credit Issuer and except as provided in Section 11.1(b). All payments shall be remitted to the Administrative Agent and all such payments not relating to principal or interest of specific Loans, or not constituting payment of specific fees, and all proceeds of Accounts or other Collateral received by the Administrative Agent, shall be applied, ratably, subject to the provisions of this Agreement, first, to pay any fees, indemnities or expense reimbursements then due to the Administrative Agent from the Borrowers; second, to pay any fees or expense reimbursements then due to the Lenders from the Borrowers and to pay any amounts under ACH Transactions then owing to Bank of America; third, to pay interest due in respect of all Loans, including Non-Ratable Loans and Agent Advances; fourth, to pay or prepay principal of the Non-Ratable Loans and Agent Advances; fifth, to pay or prepay principal of the Revolving Loans (other than Non-Ratable Loans and Agent Advances) and unpaid reimbursement obligations in respect of Letters of Credit; sixth, to pay an amount to the Administrative Agent equal to the aggregate undrawn face amount of all outstanding Letters of Credit to be held as cash collateral for such Obligations; and seventh, to the payment of any other Obligation, including any amounts relating to Bank Products (other than ACH Transactions) due to the Administrative Agent or any Lender by the Borrowers. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Borrowers, or unless an Event of Default has occurred and is continuing, neither the Administrative Agent nor any Lender shall apply any payments which it receives to any LIBOR Revolving Loan, except (a) on the expiration date of the Interest Period applicable to any such LIBOR Revolving Loan, or (b) in the event, and only to the extent, that there are no outstanding Base Rate Revolving Loans and, in any event, the Borrowers shall pay LIBOR breakage losses in accordance with Section 4.4. The Administrative Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Obligations.

           3.7 Indemnity for Returned Payments. If after receipt of any payment which is applied to the payment of all or any part of the Obligations, the Administrative Agent, any Lender, Bank of America or any Affiliate of Bank of America is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, then the Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by the Administrative Agent or such Lender and the Borrowers shall be liable to pay to the Administrative Agent and the Lenders, and hereby do indemnify the Administrative Agent and the Lenders and hold the Administrative Agent and the Lenders harmless for the amount of such payment or proceeds surrendered. The provisions of this Section 3.7 shall be and remain effective notwithstanding any contrary action which may have been taken by the Administrative Agent or any Lender in reliance upon such payment or application of proceeds, and any such contrary action so taken shall be without prejudice to the Administrative Agent's and the Lenders' rights under this Agreement and shall be deemed to have been conditioned upon such payment or application of proceeds having become final and irrevocable. The provisions of this Section 3.7 shall survive the termination of this Agreement.

           3.8 Administrative Agent's and Lenders' Books and Records; Monthly Statements. The Administrative Agent shall record the principal amount of the Loans owing to each Lender, the undrawn face amount of all outstanding Letters of Credit and the aggregate amount of unpaid reimbursement obligations outstanding with respect to the Letters of Credit from time to time on its books. In addition, each Lender may note the date and amount of each payment or prepayment of principal of such Lender's Loans in its books and records. Failure by the Administrative Agent or any Lender to make such notation shall not affect the obligations of the Borrower with respect to the Loans or the Letters of Credit. The Borrowers agree that the Administrative Agent's and each Lender's books and records showing the Obligations and the transactions pursuant to this Agreement and the other DIP Financing Documents shall be admissible in any action or proceeding arising therefrom, and shall constitute rebuttably presumptive proof thereof, irrespective of whether any Obligation is also evidenced by a promissory note or other instrument. The Administrative Agent will provide to the Borrowers a monthly statement of Loans, payments, and other transactions pursuant to this Agreement. Such statement shall be deemed correct, accurate, and binding on the Borrowers and an account stated (except for reversals and reapplications of payments made as provided in Section 3.7 and corrections of errors discovered by the Administrative Agent), unless the Borrowers notify the Administrative Agent in writing to the contrary within thirty (30) days after such statement is rendered. In the event a timely written notice of objections is given by the Borrowers, only the items to which exception is expressly made will be considered to be disputed by the Borrowers.

           3.9 Nature and Extent of Each Borrower's Liability

           (a) Joint and Several Liability. Each Borrower shall be liable for, on a joint and several basis, and hereby guarantees the timely payment by all other Borrowers of, all of the Revolving Loans and other Obligations, regardless of which Borrowers actually may have received the proceeds of any Revolving Loans or other extensions of credit hereunder or the amount of such Revolving Loans received or the manner in which the Administrative Agent or any Lender accounts for such Revolving Loans or other extensions of credit on its books and records, it being acknowledged and agreed that Revolving Loans to any Borrower inure to the mutual benefit of all Borrowers and that the Administrative Agent and the Lenders are relying upon the joint and several liability of Borrowers in extending the Revolving Loans and other financial accommodations hereunder. Each Borrower hereby unconditionally and irrevocably agrees that upon default in the payment when due (whether at stated maturity, by acceleration or otherwise) of any principal of, or interest owed on, any of the Revolving Loans or other Obligations, such Borrower shall forthwith pay the same, without notice or demand.

           (b) Unconditional Nature of Liability. Each Borrower's joint and several liability hereunder with respect to, and guaranty of, the Revolving Loans and other Obligations shall, to the fullest extent permitted by applicable law, be unconditional irrespective of (i) the validity, enforceability, avoidance or subordination of any of the Obligations or of any promissory note or other document evidencing all or any part of the Obligations, (ii) the absence of any attempt to collect any of the Obligations from any other Obligor or any Collateral or other security therefor, or the absence of any other action to enforce the same, (iii) the waiver, consent, extension, forbearance or granting of any indulgence by the Lenders with respect to any of the Obligations or any instrument or agreement evidencing or securing the payment of any of the Obligations, or any other agreement now or hereafter executed by any other Borrower and delivered to the Administrative Agent or any Lender, (iv) the failure by the Administrative Agent or the Lenders to take any steps to perfect or maintain the perfected status of its security interest in or Lien upon, or to preserve its rights to, any of the Collateral or other security for the payment or performance of any of the Obligations, or the Administrative Agent's release of any Collateral or of its Liens upon any Collateral, (v) the release or compromise, in whole or in part, of the liability of a Borrower or other Obligor for the payment of any of the Obligations, (vi) any amendment or modification of any of the DIP Loan Documents or waiver of any Default or Event of Default thereunder, (vii) any increase in the amount of the Obligations beyond any limits imposed herein or in the amount of any interest, fees or other charges payable in connection therewith, or any decrease in the same or (viii) any other circumstance that might constitute a legal or equitable discharge or defense of any Borrower or other Obligor. At any time an Event of Default exists, the Administrative Agent and the Lenders may proceed directly and at once, without notice to any Borrower or other Obligor, against any or all Obligors to collect and recover all or any part of the Obligations, without first proceeding against any other Obligor or against any Collateral or other security for the payment or performance of any of the Obligations, and each Borrower waives any provision that might otherwise require the Administrative Agent or the Lenders under applicable law to pursue or exhaust its remedies against any Collateral or Obligor before pursuing such Borrower or another Obligor. Each Borrower consents and agrees that neither the Administrative Agent nor the Lenders shall be under any obligation to marshal any assets in favor of any Obligor or against or in payment of any or all of the Obligations.

           (c) No Reduction in Liability for Obligations. No payment or payments made by an Obligor or received or collected by the Administrative Agent or any Lender from any Collateral or any other Person by virtue of any action or proceeding or any setoff or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Borrower under this Agreement, each of which shall remain jointly and severally liable for the payment and performance of all Revolving Loans and other Obligations until Full Payment of the Obligations.

           (d) Contribution. Each Borrower is unconditionally obligated to repay the Obligations as a joint and several obligor under this Agreement. If, as of any date, the aggregate amount of payments made by a Borrower on account of the Obligations and proceeds of such Borrower's Collateral that are applied to the Obligations exceeds the aggregate amount of Loan proceeds actually used by such Borrower in its business (such excess amount being referred to as an "Accommodation Payment"), then the other Borrower shall be obligated to make contribution to such Borrower (the "Paying Borrower") in an amount equal to (A) the product derived by multiplying the sum of each Accommodation Payment of each Borrower by the Allocable Percentage of the Borrower from whom contribution is sought less (B) the amount, if any, of the then outstanding Accommodation Payment of such Contributing Borrower (such last mentioned amount which is to be subtracted from the aforesaid product to be increased by any amounts theretofore paid by such Contributing Borrower by way of contribution hereunder, and to be decreased by any amounts theretofore received by such Contributing Borrower by way of contribution hereunder); provided, however, that a Paying Borrower's recovery of contribution hereunder from the other Borrower shall be limited to that amount paid by the Paying Borrower in excess of its Allocable Percentage of all Accommodation Payments then outstanding of all Borrowers. As used herein, the term "Allocable Percentage" shall mean, on any date of determinations thereof, a fraction the denominator of which shall be equal to the number of Borrowers who are parties to this Agreement on such date and the numerator of which shall be 1.

           (e) Subordination. Each Borrower hereby subordinates any claims, including any right of payment, subrogation, contribution and indemnity, that it may have from or against any other Obligor, and any successor or assign of any other Obligor, howsoever arising, due or owing or whether heretofore, now or hereafter existing, to the Full Payment of the Obligations.

                                   ARTICLE 4
                     TAXES, YIELD PROTECTION AND ILLEGALITY

           4.1 Taxes.

           (a) Any and all payments by the Borrowers to each Lender or the Administrative Agent under this Agreement and any other DIP Financing Document shall be made free and clear of, and without deduction or withholding for any Taxes. In addition, the Borrowers shall pay all Other Taxes.

           (b) The Borrowers agree to indemnify and hold harmless each Lender and the Administrative Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by any Lender or the Administrative Agent and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within thirty (30) days after the date such Lender or the Administrative Agent makes written demand therefor.

           (c) If any Borrower shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Lender or the Administrative Agent, then:

               (i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) such Lender or the Administrative Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

               (ii) each Borrower shall make such deductions and withholdings;

               (iii) each Borrower shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

               (iv) Borrowers shall also pay to each Lender or the Administrative Agent for the account of such Lender, at the time interest is paid, all additional amounts which the respective Lender specifies as necessary to preserve the after-tax yield such Lender would have received if such Taxes or Other Taxes had not been imposed.

           (d) At the Administrative Agent's request, within 30 days after the date of any payment by any Borrower of Taxes or Other Taxes, such Borrower shall furnish the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Administrative Agent.

           (e) If the Borrowers are required to pay additional amounts to any Lender or the Administrative Agent pursuant to subsection (c) of this Section, then such Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its lending office so as to eliminate any such additional payment by the Borrowers which may thereafter accrue, if such change in the judgment of such Lender is not otherwise disadvantageous to such Lender.

           4.2 Illegality.

           (a) If any Lender determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make LIBOR Revolving Loans, then, on notice thereof by that Lender to the Borrowers through the Administrative Agent, any obligation of that Lender to make LIBOR Revolving Loans shall be suspended until that Lender notifies the Administrative Agent and the Borrowers that the circumstances giving rise to such determination no longer exist.

           (b) If a Lender determines that it is unlawful to maintain any LIBOR Revolving Loan, the Borrowers shall, upon receipt of notice of such fact and demand from such Lender (with a copy to the Administrative Agent), prepay in full such LIBOR Revolving Loans of that Lender then outstanding, together with interest accrued thereon and amounts required under Section 4.4, either on the last day of the Interest Period thereof, if that Lender may lawfully continue to maintain such LIBOR Revolving Loans to such day, or immediately, if that Lender may not lawfully continue to maintain such LIBOR Revolving Loans. If the Borrowers are required to so prepay any LIBOR Revolving Loans, then concurrently with such prepayment, the Borrowers shall borrow from the affected Lender, in the amount of such repayment, a Base Rate Revolving Loan.

           4.3 Increased Costs and Reduction of Return.

           (a) If any Lender determines that due to either (i) the introduction of or any change in the interpretation of any law or regulation, in each case after the date hereof, or (ii) the compliance by that Lender with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any LIBOR Revolving Loans, then the Borrowers shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Administrative Agent), pay to the Administrative Agent for the account of such Lender, additional amounts as are sufficient to compensate such Lender for such increased costs.

           (b) If any Lender shall have determined that (i) the introduction after the date hereof of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by such Lender or any corporation or other entity controlling such Lender with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation or other entity controlling such Lender and (taking into consideration such Lender's or such corporation's or other entity's policies with respect to capital adequacy and such Lender's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitments, loans, credits or obligations under this Agreement, then, upon demand of such Lender to the Borrowers through the Administrative Agent, the Borrowers shall pay to such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender for such increase.

           4.4 Funding Losses. The Borrowers shall reimburse each Lender and hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of:

           (a) the failure of the Borrowers to make on a timely basis any payment of principal of any LIBOR Revolving Loan;

           (b) the failure of the Borrowers to borrow, continue or convert a Loan after the Borrowers have given (or are deemed to have given) a Notice of Borrowing or a Notice of Continuation/Conversion; or

           (c) the prepayment or other payment (including after acceleration thereof) of any LIBOR Revolving Loans on a day that is not the last day of the relevant Interest Period;

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its LIBOR Revolving Loans or from fees payable to terminate the deposits from which such funds were obtained. Borrowers shall also pay any customary administrative fees charged by any Lender in connection with the foregoing.

           4.5 Inability to Determine Rates. If the Administrative Agent determines that for any reason adequate and reasonable means do not exist for determining the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Revolving Loan, or that the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Revolving Loan does not adequately and fairly reflect the cost to the Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrowers and each Lender. Thereafter, the obligation of the Lenders to make or maintain LIBOR Revolving Loans hereunder shall be suspended until the Administrative Agent revokes such notice in writing. Upon receipt of such notice, the Borrowers may revoke any Notice of Borrowing or Notice of Continuation/Conversion then submitted by it. If the Borrowers do not revoke such Notice, the Lenders shall make, convert or continue the Loans, as proposed by the Borrowers, in the amount specified in the applicable notice submitted by the Borrowers, but such Loans shall be made, converted or continued as Base Rate Revolving Loans instead of LIBOR Revolving Loans.

           4.6 Certificates of Administrative Agent. If any Lender claims reimbursement or compensation under this Article 4, Administrative Agent shall determine the amount thereof and shall deliver to the Borrowers (with a copy to the affected Lender) a certificate setting forth in reasonable detail the amount payable to the affected Lender, and such certificate shall be conclusive and binding on the Borrowers in the absence of manifest error.

           4.7 Survival. The agreements and obligations of the Borrowers in this
Article 4 shall survive the payment of all other Obligations.

                                   ARTICLE 5
                BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES
                -------------------------------------------------

           5.1 Books and Records. Each Borrower shall maintain, at all times, correct and complete books, records and accounts in which complete, correct and timely entries are made of its transactions in accordance with GAAP applied consistently with the audited Financial Statements required to be delivered pursuant to Section 5.2(a). Each Borrower shall, by means of appropriate entries, reflect in such accounts and in all Financial Statements proper liabilities and reserves for all taxes and proper provision for depreciation and amortization of property and bad debts, all in accordance with GAAP. The Borrowers shall maintain at all times books and records pertaining to the Collateral in such detail, form and scope as the Administrative Agent or any Lender shall reasonably require, including records of (a) all payments received and all credits and extensions granted with respect to the Accounts; (b) the return, rejection, repossession, stoppage in transit, loss, damage, or destruction of any Inventory; and (c) all other dealings affecting the Collateral.

           5.2 Financial and Other Information. The Borrowers shall promptly furnish to each Lender, all such financial information as the Administrative Agent shall reasonably request. Without limiting the foregoing, the Borrowers will furnish to the Administrative Agent, in sufficient copies for distribution by the Administrative Agent to each Lender, in such detail as the Administrative Agent or the Lenders shall request, the following:

           (a) As soon as available, but in any event not later than ninety-five
(95) days after the close of each Fiscal Year, consolidated audited balance sheets, and income statements, cash flow statements and changes in stockholders' equity for the Borrowers and their consolidated Subsidiaries for such Fiscal Year, and the accompanying notes thereto, setting forth in each case in comparative form figures for the previous Fiscal Year, all in reasonable detail, fairly presenting the financial position and the results of operations of the Borrowers and their consolidated Subsidiaries as at the date thereof and for the Fiscal Year then ended, and prepared in accordance with GAAP. Such statements shall be examined in accordance with generally accepted auditing standards by and, in the case of such statements prepared on a consolidated basis, accompanied by a report thereon unqualified in any respect (except any such qualification resulting from the commencement of the Chapter 11 Cases) of independent certified public accountants selected by the Borrowers and reasonably satisfactory to the Administrative Agent. The Borrowers, simultaneously with retaining such independent public accountants to conduct such annual audit, shall send a letter to such accountants, with a copy to the Administrative Agent and the Lenders, notifying such accountants that one of the primary purposes for retaining such accountants' services and having audited financial statements prepared by them is for use by the Administrative Agent and the Lenders. The Borrowers hereby authorize the Administrative Agent to communicate directly with its certified public accountants and, by this provision, authorizes those accountants to disclose to the Administrative Agent any and all financial statements and other supporting financial documents and schedules relating to the Borrowers and to discuss directly with the Administrative Agent the finances and affairs of the Borrowers.

           (b) As soon as available, but in any event not later than thirty (30) days after the end of each Fiscal Month (or fifty (50) days after the end of any such Fiscal Month that is the last Fiscal Month of a Fiscal Quarter and ninety-five (95) days after the end of any such Fiscal Month that is the last Fiscal Month of a Fiscal Year), the consolidated unaudited balance sheet of the Borrowers and their consolidated Subsidiaries as at the end of such Fiscal Month, and the consolidated unaudited income statement and cash flow statement for the Borrowers and their consolidated Subsidiaries for such Fiscal Month and for the period from the beginning of the Fiscal Year to the end of such Fiscal Month, all in reasonable detail, fairly presenting the financial position and results of operations of the Borrowers and their consolidated Subsidiaries as at the date thereof and for such periods, and, in each case, in comparable form, figures for the corresponding period in the prior Fiscal Year and in the Borrowers' budget, and prepared in accordance with GAAP applied consistently with the audited Financial Statements required to be delivered pursuant to
Section 5.2(a). The Borrowers shall certify by a certificate signed by the chief financial officer, treasurer or controller of WPS that all such statements have been prepared in accordance with GAAP and present fairly the Borrowers' financial position as at the dates thereof and its results of operations for the periods then ended, subject to normal year-end adjustments.

           (c) As soon as available, but in any event not later than fifty (50) days after the end of each Fiscal Quarter, the consolidated unaudited balance sheets of the Foreign Subsidiaries as at the end of such Fiscal Quarter, and the consolidated unaudited income statement for the Foreign Subsidiaries for such Fiscal Quarter and for the period from the beginning of the Fiscal Year to the end of such Fiscal Quarter, all in reasonable detail, fairly presenting the financial position and results of operations of the Foreign Subsidiaries as at the date thereof and for such periods, and, in each case, in comparable form, figures for the corresponding period in the prior Fiscal Year, and prepared in accordance with GAAP consistently applied with the audited Financial Statements required to be delivered pursuant to Section 5.2(a). The Borrowers shall certify by a certificate signed by the chief financial officer, treasurer or controller of WPS that all such statements have been prepared in accordance with GAAP and present fairly the Foreign Subsidiaries' financial position as at the dates thereof and its results of operations for the periods then ended, subject to normal year-end adjustments.

           (d) With each of the audited Financial Statements delivered pursuant to Section 5.2(a), a certificate of the independent certified public accountants that examined such statement to the effect that they have reviewed and are familiar with this Agreement and that, in examining such Financial Statements, they did not become aware of any fact or condition which then constituted a Default or Event of Default with respect to a financial covenant, except for those, if any, described in reasonable detail in such certificate.

           (e) With each of the annual audited Financial Statements delivered pursuant to Section 5.2(a), and within thirty (30) days after the end of each Fiscal Month (or fifty (50) days after the end of any such Fiscal Month that is the last Fiscal Month of a Fiscal Quarter and ninety-five (95) days after the end of any such Fiscal Month that is the last Fiscal Month of a Fiscal Year), a certificate of the chief financial officer of WPS setting forth in reasonable detail the calculations required to establish that the Borrowers were in compliance with the covenants set forth in Sections 7.22 through 7.23 during the period covered in such Financial Statements and as at the end thereof. With each of the annual audited Financial Statements delivered pursuant to Section 5.2(a), and within fifty (50) days after the end of any Fiscal Month that is the last Fiscal Month of a Fiscal Quarter, the certification of the Financial Statements required of the chief financial officer or the chief executive officer of WPS pursuant to the Sarbanes-Oxley Act. Within thirty (30) days after the end of each Fiscal Month, a certificate of the chief financial officer, treasurer or controller of each Borrower stating that, except as explained in reasonable detail in such certificate, (A) all of the representations and warranties of such Borrower contained in this Agreement and the other DIP Financing Documents are correct and complete in all material respects as at the date of such certificate as if made at such time, except for those that speak as of a particular date, (B) such Borrower is, at the date of such certificate, in compliance in all material respects with all of its respective covenants and agreements in this Agreement and the other DIP Financing Documents, (C) no Default or Event of Default then exists or existed during the period covered by the Financial Statements for such Fiscal Month, (D) if such Fiscal Month is the last Fiscal Month in a Fiscal Quarter or Fiscal Year, describing and analyzing in reasonable detail all material trends, changes, and developments in each and all Financial Statements; and (E) explaining the variances of the figures in the corresponding budgets and prior Fiscal Year financial statements. If such certificate discloses that a representation or warranty is not correct or complete, or that a covenant has not been complied with, or that a Default or Event of Default existed or exists, such certificate shall set forth what action such Borrower has taken or proposes to take with respect thereto.

           (f) No later than thirty (30) days after the first day of each Fiscal Year, annual forecasts (to include forecasted consolidated balance sheets, income statements and cash flow statements) for the Borrowers and their consolidated Subsidiaries as at the end of and for each Fiscal Month of such Fiscal Year.

           (g) Promptly after filing with the PBGC and the IRS, a copy of each annual report or other filing filed with respect to each Plan of the Borrowers.

           (h) Promptly upon the filing thereof, copies of all reports, if any, to or other documents filed by any Borrower or any of its Subsidiaries with the Securities and Exchange Commission under the Exchange Act, and all reports, notices, or statements sent or received by any Borrower or any of its Subsidiaries to or from the holders of any equity interests of such Borrower (other than routine non-material correspondence sent by shareholders of the Borrower to the Borrower) or any such Subsidiary or of any Debt of any Borrower or any of its Subsidiaries registered under the Securities Act of 1933 or to or from the trustee under any indenture under which the same is issued.

           (i) As soon as available, but in any event not later than fifteen
(15) days after a Borrower's receipt thereof, a copy of all management reports and management letters prepared for such Borrower by any independent certified public accountants of such Borrower.

           (j) Promptly after their preparation, copies of any and all proxy statements, financial statements, and reports which any Borrower makes available to its shareholders.

           (k) If requested by the Administrative Agent, promptly after filing with the IRS, a copy of each tax return filed by any Borrower or by any of its Subsidiaries.

           (l) At the time the same are required to be delivered in accordance with the provisions of Section 9 of the Security Agreement, the reports and schedules with respect to the Collateral described therein.

           (m) As soon as available, but in any event not later than (i) Wednesday of each week, a Borrowing Base Certificate prepared as of Saturday of the preceding week and (ii) the 15th day of each Fiscal Month, a Borrowing Base Certificate prepared as of the last Saturday of the preceding Fiscal Month, in each case supporting information in accordance with Section 9 of the Security Agreement.

           (n) Promptly after the Borrowers have notified the Administrative Agent of any intention by the Borrowers to treat the Loans and/or Letters of Credit as being a "reportable transaction" (within the meaning of Treasury Regulation Section 1.6011-4), a duly completed copy of IRS Form 8886 or any successor form.

           (o) As soon as available, but in any event not later than Wednesday of each week, the forecasted cash receipts and disbursements of the Borrowers and their Subsidiaries, on a consolidated basis, for the succeeding thirteen
(13) weeks.

           (p) Such additional information as the Administrative Agent and/or any Lender may from time to time reasonably request regarding the financial and business affairs of any Borrower or any Subsidiary.

           5.3 Notices and Reports to the Administrative Agent and the Lenders. The Borrowers shall notify the Administrative Agent and the Lenders in writing of the following matters at the following times and, where applicable, shall provide the Administrative Agent and the Lenders with the following described documents:

           (a) Immediately after becoming aware of any Default or Event of Default;

           (b) Immediately after becoming aware of the assertion by the holder of any capital stock of any Borrower or of any Subsidiary or the holder of any Debt of any Borrower or any Subsidiary incurred after the Petition Date in a face amount in excess of $100,000 that a default exists with respect thereto or that such Borrower or such Subsidiary is not in compliance with the terms thereof, or the threat or commencement by such holder of any enforcement action because of such asserted default or non-compliance;

           (c) Immediately after becoming aware of any event or circumstance which could have a Material Adverse Effect;

           (d) Immediately after becoming aware of any pending or threatened action, suit, or proceeding, by any Person, or any pending or threatened investigation by a Governmental Authority, which could reasonably be expected to have a Material Adverse Effect;

           (e) Immediately after becoming aware of any pending or threatened strike, work stoppage, unfair labor practice claim, or other labor dispute affecting the Borrower or any of its Subsidiaries in a manner which could reasonably be expected to have a Material Adverse Effect;

           (f) Immediately after becoming aware of any violation of any law, statute, regulation, or ordinance of a Governmental Authority affecting any Borrower or any Subsidiary which could reasonably be expected to have a Material Adverse Effect;

           (g) Immediately after receipt of any notice of any violation by any Borrower or any of its Subsidiaries of any Environmental Law which could reasonably be expected to have a Material Adverse Effect or that any Governmental Authority has asserted in writing that such Borrower or any Subsidiary is not in compliance with any Environmental Law or is investigating such Borrower's or such Subsidiary's compliance therewith;

           (h) Immediately after receipt of any written notice that any Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the Release or threatened Release of any Contaminant or that such Borrower or such Subsidiary is subject to investigation by any Governmental Authority evaluating whether any remedial action is needed to respond to the Release or threatened Release of any Contaminant which, in either case, is reasonably likely to give rise to liability in excess of $1,000,000;

           (i) Immediately after receipt of any written notice of the imposition of any Environmental Lien against any property of any Borrower or any of its Subsidiaries;

           (j) Any change in any Borrower's name as it appears in the state of its incorporation or other organization, state of incorporation or organization, type of entity, organizational identification number, locations of Collateral, or form of organization, trade names under which such Borrower will sell Inventory or create Accounts, or to which instruments in payment of Accounts may be made payable, in each case at least thirty (30) days prior thereto;

           (k) Within ten (10) Business Days after any Borrower or any ERISA Affiliate knows or has reason to know, that an ERISA Event or a prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Code) has occurred, and, when known, any action taken or threatened by the IRS, the DOL or the PBGC with respect thereto;

           (l) Upon request, or, in the event that such filing reflects a significant change with respect to the matters covered thereby, within three (3) Business Days after the filing thereof with the PBGC, the DOL or the IRS, as applicable, copies of the following: (i) each annual report (form 5500 series), including Schedule B thereto, filed with the PBGC, the DOL or the IRS with respect to each Plan, (ii) a copy of each funding waiver request filed with the PBGC, the DOL or the IRS with respect to any Plan and all communications received by any Borrower or any ERISA Affiliate from the PBGC, the DOL or the IRS with respect to such request, and (iii) a copy of each other filing or notice filed with the PBGC, the DOL or the IRS, with respect to each Plan by either a Borrower or any ERISA Affiliate;

           (m) Upon request, copies of each actuarial report for any Plan or Multi-employer Plan and annual report for any Multi-employer Plan; and within three (3) Business Days after receipt thereof by any Borrower or any ERISA

Affiliate, copies of the following: (i) any notices of the PBGC's intention to terminate a Plan or to have a trustee appointed to administer such Plan; (ii) any favorable or unfavorable determination letter from the IRS regarding the qualification of a Plan under Section 401(a) of the Code; or (iii) any notice from a Multi-employer Plan regarding the imposition of withdrawal liability;

           (n) Within three (3) Business Days after the occurrence thereof: (i) any changes in the benefits of any existing Plan which increase any Borrower's annual costs with respect thereto by an amount in excess of $2,000,000, or the establishment of any new Plan or the commencement of contributions to any Plan to which such Borrower or any ERISA Affiliate was not previously contributing; or (ii) any failure by any Borrower or any ERISA Affiliate to make a required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or payment;

           (o) Within three (3) Business Days after any Borrower or any ERISA Affiliate knows or has reason to know that any of the following events has or will occur: (i) a Multi-employer Plan has been or will be terminated; (ii) the administrator or plan sponsor of a Multi-employer Plan intends to terminate a Multi-employer Plan; or (iii) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multi-employer Plan;

           (p) Immediately after receipt of termination or non-renewal of or default under the License Agreements to which Ralph Lauren and Disney Enterprises, respectively, are parties as licensors and any other License Agreement material to the operations of any Borrower; and

           (q) Immediately after a Borrower's becoming aware of any non-compliance with or violation or breach of any provision in the Pre-Petition Lender Protection Orders or of any asserted violation, non-compliance or breach thereof (whether or not disputed by Borrowers).

           Each notice given under this Section shall describe the subject matter thereof in reasonable detail, and shall set forth the action that the Borrowers, any Subsidiary, or any ERISA Affiliate, as applicable, has taken or proposes to take with respect thereto. The Borrowers shall include counsel for the Administrative Agent on any "Special Notice List" or other similar list of parties to be served with papers in the Chapter 11 Cases.

                                   ARTICLE 6
                     GENERAL WARRANTIES AND REPRESENTATIONS
                     --------------------------------------

           Each Borrower severally warrants and represents to the Administrative Agent and the Lenders that, except as hereafter disclosed to and accepted by the Administrative Agent and the Majority Lenders in writing:

           6.1 Authorization, Validity, and Enforceability of this Agreement and the DIP Financing Documents. Subject to entry of the Interim Financing Order, each Borrower has the power and authority to execute, deliver and perform the DIP Financing Documents, to incur the Obligations, and, on the date of initial funding of the Loans hereunder, will be authorized to grant to the

Administrative Agent Liens upon and security interests in the Collateral pursuant to Sections 363 and 364 of the Bankruptcy Code. Each Borrower has taken all necessary action (including obtaining approval of its stockholders if necessary) to authorize its execution, delivery, and performance of this Agreement and the DIP Financing Documents to which it is a party. This Agreement and the other DIP Financing Documents to which each Borrower is a party have been duly executed and delivered by such Borrower and, subject to entry of the Interim Financing Order, constitute the legal, valid and binding obligations of such Borrower, enforceable against it in accordance with their respective terms and the terms of the Financing Orders. Each Borrower's execution, delivery, and performance of this Agreement and the other DIP Financing Documents to which it is a party (a) does not and will not conflict with, or constitute a violation or breach of, or result in the imposition of any Lien upon the property of the Borrower or any of its Subsidiaries, by reason of the terms of any contract, mortgage, lease, agreement, indenture, or instrument to which such Borrower is a party or which is binding upon it, (b) following entry of the Interim Financing Order, will not violate any Requirement of Law applicable to such Borrower or any of its Subsidiaries, and (c) is not in contravention with any provision of its certificate or articles of incorporation or by-laws or other constituent documents of such Borrower or any of its Subsidiaries.

           6.2 Validity and Priority of Security Interest. Upon entry of the Interim Financing Order, the security interests granted pursuant to the DIP Financing Documents constitute valid, enforceable, perfected and first priority Liens on the Collateral, except for Permitted Liens on the Petition Date that
(i) relate solely to Equipment and are held by Persons other than the Pre-Petition Lenders or (ii) constitute statutory Liens for property taxes that have priority under applicable law.

           6.3 Organization and Qualification. Each Borrower (a) is duly organized or incorporated and validly existing in good standing under the laws of the state of its organization or incorporation, (b) is qualified to do business and is in good standing in the jurisdictions set forth on Schedule 6.3 which are the only jurisdictions in which qualification is necessary in order for it to own or lease its property and conduct its business and (c) has all requisite power and authority to conduct its business and to own its property.

           6.4 Corporate Name; Prior Transactions. Except as otherwise disclosed on Schedule 6.4, each Borrower has not, during the past five (5) years, been known by or used any other corporate or fictitious name, or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its property outside of the ordinary course of business.

           6.5 Subsidiaries and Affiliates. Schedule 6.5 is a correct and complete list of the name and relationship to each Borrower of each and all of that Borrower's Subsidiaries and other Affiliates. Each Subsidiary is (a) duly incorporated or organized and validly existing in good standing under the laws of its state of incorporation or organization set forth on Schedule 6.5, and (b) qualified to do business and in good standing in each jurisdiction in which the failure to so qualify or be in good standing could reasonably be expected to have a material adverse effect on any such Subsidiary's business, operations, prospects, property, or condition (financial or otherwise) and (c) has all requisite power and authority to conduct its business and own its property.

           6.6 Financial Statements and Projections.

           (a) The Borrowers have delivered to the Administrative Agent and the Lenders consolidated audited balance sheet and related statements of income, retained earnings, cash flows, and changes in stockholders equity for the Borrower and its consolidated Subsidiaries as of December 31, 2001, and for the Fiscal Year then ended, accompanied by the report thereon of the Borrowers' independent certified public accountants, Ernst & Young LLP. The Borrowers have also delivered to the Administrative Agent and the Lenders the consolidated unaudited balance sheet and related statements of income and cash flows for the Borrower and its consolidated Subsidiaries as of September 30, 2002. Such financial statements are attached hereto as Exhibit C. All such financial statements have been prepared in accordance with GAAP and present accurately and fairly in all material respects the financial position of the Borrowers and their consolidated Subsidiaries as at the dates thereof and their results of operations for the periods then ended.

           (b) The Latest Projections when submitted to the Lenders as required herein represent the Borrowers' best estimate of the future financial performance of the Borrowers and their consolidated Subsidiaries for the periods set forth therein. The Latest Projections have been prepared on the basis of the assumptions set forth therein, which the Borrowers believe are fair and reasonable in light of current and reasonably foreseeable business conditions at the time submitted to the Lenders.

           6.7 [Intentionally Omitted].

           6.8 Liens on Collateral. There are no Liens of any nature whatsoever on any assets of a Borrower other than Permitted Liens. Without limiting the generality of the foregoing, no Borrower has granted (i) a UCC security interest in any of its Inventory or in the proceeds thereof (including Accounts) in favor of any Person, except the Administrative Agent, the Pre-Petition Agents and, solely with respect to Accounts sold by WPS prior to the Petition Date, WPSRC, or (ii) a mortgage Lien with respect to any of its Real Estate other than the Administrative Agent and the Pre-Petition Agents.

           6.9 Debt. After giving effect to the making of the Revolving Loans to be made on the Closing Date, the Borrowers and their Subsidiaries have no Debt, except (a) the Obligations, (b) Debt of Foreign Subsidiaries outstanding on the Closing Date, and (c) Debt described on Schedule 6.9.

           6.10 Distributions. Since the Petition Date, no Distribution has been declared, paid, or made upon or in respect of any capital stock or other securities of the Borrowers or any of their Subsidiaries, except for Distributions made by a Subsidiary to a Borrower or by a Borrower to another Borrower.

           6.11 Real Estate; Leases. Schedule 6.11 sets forth, as of the Closing Date, a correct and complete list of all Real Estate owned by the Borrowers and all Real Estate owned by any of their Subsidiaries, all leases and subleases of real or personal property held by the Borrowers as lessee or sublessee (other than leases of personal property as to which a Borrower is lessee or sublessee for which the value of such personal property in the aggregate is less than $1,000,000), and all leases and subleases of real or personal property held by the Borrowers as lessor, or sublessor. Each of such leases and subleases is valid and enforceable in accordance with its terms and is in full force and effect, and no default by any party to any such lease or sublease exists except for defaults by the Borrowers thereunder arising prior to the Petition Date or as a consequence of the commencement of any of the Chapter 11 Cases. The Borrowers have good and marketable title in fee simple to the Real Estate identified on Schedule 6.11 as owned by the Borrower noted thereon, or valid leasehold interests in all Real Estate designated therein as "leased" by the Borrowers and the Borrowers have good, indefeasible, and merchantable title to all of their other property, free of all Liens except Permitted Liens.

           6.12 Proprietary Rights. Schedule 6.12 sets forth a correct and complete list of all of the Borrowers' Proprietary Rights (other than any foreign patents or trademarks or related Proprietary Rights). None of the Proprietary Rights is subject to any licensing agreement or similar arrangement except as set forth on Schedule 6.12. To the best of the Borrowers' knowledge, none of the Proprietary Rights infringes on or conflicts with any other Person's property, and no other Person's property infringes on or conflicts with the Proprietary Rights. The Proprietary Rights described on Schedule 6.12 constitute all of the property of such type necessary to the current and anticipated future conduct of the Borrowers' business. No claim or litigation regarding any of the Borrowers' Proprietary Rights is pending or threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of the Borrowers, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

           6.13 Trade Names. All trade names or styles under which the Borrowers or any of its Subsidiaries will sell Inventory or create Accounts, or to which instruments in payment of Accounts may be made payable, are listed on Schedule 6.13.

           6.14 Litigation. Except as set forth on Schedule 6.14, there is no pending, or to the best of any Borrower's knowledge threatened, action, suit, proceeding, or counterclaim by any Person, or to the best of any Borrower's knowledge, investigation by any Governmental Authority, or any basis for any of the foregoing, which could reasonably be expected to have a Material Adverse Effect.

           6.15 Labor Disputes. Except as set forth on Schedule 6.15, as of the Closing Date (a) there is no collective bargaining agreement or other labor contract covering employees of any Borrower or any of their Subsidiaries, (b) no such collective bargaining agreement or other labor contract is scheduled to expire during the term of this Agreement, (c) no union or other labor organization is seeking to organize, or to be recognized as, a collective bargaining unit of employees of any Borrower or any of their Subsidiaries or for any similar purpose, and (d) there is no pending or (to the best of any Borrower's knowledge) threatened, strike, work stoppage, material unfair labor practice claim, or other material labor dispute against or affecting such Borrower or its Subsidiaries or their employees.

           6.16 Environmental Laws. Except as otherwise disclosed on Schedule 6.16:

           (a) Each Borrower and its Subsidiaries have complied in all material respects with all Environmental Laws and neither such Borrower nor any Subsidiary nor any of its presently owned real property or presently conducted operations, nor its previously owned real property or prior operations, is subject to any enforcement order from or liability agreement with any Governmental Authority or private Person respecting (i) compliance with any Environmental Law or (ii) any potential liabilities and costs or remedial action arising from the Release or threatened Release of a Contaminant, except for instances of noncompliance which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

           (b) Each Borrower and its Subsidiaries have obtained all permits necessary for their current operations under Environmental Laws, and all such permits are in good standing and such Borrower and its Subsidiaries are in compliance with all material terms and conditions of such permits.

           (c) None of the Borrowers or their Subsidiaries, nor, to the best of the Borrowers' knowledge, any of their predecessors in interest, has in violation of applicable law stored, treated or disposed of any hazardous waste, except for instances of noncompliance which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

           (d) None of the Borrowers or their Subsidiaries has received any summons, complaint, order or similar written notice indicating that it is not currently in compliance with, or that any Governmental Authority is investigating its compliance with, any Environmental Laws or that it is or may be liable to any other Person as a result of a Release or threatened Release of a Contaminant, except with respect to Releases or threatened Releases which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

           (e) To the best of each Borrower's knowledge, none of the present or past operations of such Borrower and its Subsidiaries is the subject of any investigation by any Governmental Authority evaluating whether any remedial action is needed to respond to a Release or threatened Release of a Contaminant, except with respect to Releases or threatened Releases which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

           (f) There is not now, nor to the best of each Borrower's knowledge has there ever been on or in the Real Estate:

               (1)  any underground storage tanks or surface impoundments,

               (2)  any asbestos-containing material, or

               (3) any polychlorinated biphenyls (PCBs) used in hydraulic oils, electrical transformers or other equipment,

except to the extent the presence of any of the foregoing could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

           (g) None of the Borrowers or their Subsidiaries has filed any notice under any requirement of Environmental Law reporting a spill or accidental and unpermitted Release or discharge of a Contaminant into the environment, except with respect to spills, Releases or discharges which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

           (h) None of the Borrowers or their Subsidiaries has entered into any negotiations or settlement agreements with any Person (including the prior owner of its property) imposing material obligations or liabilities on such Borrower or any of its Subsidiaries with respect to any remedial action in response to the Release of a Contaminant or environmentally related claim.

           (i) None of the products manufactured, distributed or sold by the Borrowers or any of their Subsidiaries contain asbestos containing material.

           (j) No Environmental Lien has attached to the Real Estate.

           6.17 No Violation of Law. Neither the Borrower nor any of its Subsidiaries is in violation of any law, statute, regulation, ordinance, judgment, order, or decree applicable to it which violation could reasonably be expected to have a Material Adverse Effect.

           6.18 No Default. None of the Borrowers nor their Subsidiaries is in default with respect to any note, indenture, loan agreement, mortgage, lease, deed, or other agreement entered into on or after the Petition Date to which such Borrower or such Subsidiary is a party or by which it is bound, which default could reasonably be expected to have a Material Adverse Effect.

           6.19 ERISA Compliance. Except in each case for instances of non-compliance which individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect or as specifically disclosed in
Schedule 6.19:

           (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of each Borrower, nothing has occurred which would cause the loss of such qualification. Each Borrower and each ERISA Affiliate have made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

           (b) There are no pending or, to the best knowledge of each Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

           (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither any Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither any Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under
Section 4201 or 4243 of ERISA with respect to a Multi-employer Plan; and (v) neither any Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

           6.20 Taxes. The Borrowers and their Subsidiaries have filed all federal and other tax returns and reports required to be filed, and have paid all federal and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable (other than certain taxes arising prior to the Petition Date) unless such unpaid taxes and assessments would constitute a Permitted Lien.

           6.21 Regulated Entities. None of the Borrowers, any Person controlling any Borrower, or any Subsidiary, is an "Investment Company" within the meaning of the Investment Company Act of 1940. No Borrower is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code or law, or any other federal or state statute or regulation limiting its ability to incur indebtedness.

           6.22 Use of Proceeds; Margin Regulations; Loans to Directors and Executive Officers. The proceeds of the Loans are to be used solely for the purposes set forth in Section 1.2(b). No Borrower or Subsidiary is engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock. None of the proceeds of the Loans will be used directly or indirectly to fund a personal loan to or for the benefit of a director or executive officer of a Borrower or other Obligor, or otherwise used for any purpose that is prohibited by applicable law.

           6.23 Copyrights, Patents, Trademarks and Licenses, etc. The Borrowers own or are licensed or otherwise have the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, licenses, rights of way, authorizations and other rights that are reasonably necessary for the operation of its businesses, without conflict with the rights of any other Person. To the best knowledge of the Borrowers, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Borrowers or any Subsidiary infringes upon any rights held by any other Person. .

           6.24 No Material Adverse Change. Since the Petition Date, no event has occurred that has or could reasonably be expected to have a Material Adverse Effect.

           6.25 Full Disclosure. None of the representations or warranties made by any Borrower or any Subsidiary in the DIP Financing Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of any Borrower or any Subsidiary in connection with the DIP Financing Documents (including the offering and disclosure materials delivered by or on behalf of the Borrowers to the Lenders prior to the Closing Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

           6.26 [Intentionally Omitted].

           6.27 Bank Accounts. Schedule 6.27 contains as of the Closing Date a complete and accurate list of all bank accounts maintained by each Borrower with any bank or other financial institution.

           6.28 Governmental Authorization. Other than entry by the Court of the Interim Financing Order and, thereafter, the Final Financing Order, no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Borrower or any Subsidiaries of this Agreement or any other DIP Financing Document.

           6.29 Tax Shelter Regulations. The Borrowers do not intend to treat the Loans and/or Letters of Credit as being a "reportable transaction" (within the meaning of Treasury Regulation Section 1.6011-4). In the event the Borrowers determine to take any action inconsistent with such intention, it will promptly notify the Administrative Agent thereof. If the Borrowers so notify the Administrative Agent, the Borrowers acknowledge that one or more of the Lenders may treat its Loans and/or its interest in Non-Ratable Loans and/or Agent Advances and/or Letters of Credit as part of a transaction that is subject to Treasury Regulation Section 301.6112-1, and such Lender or Lenders, as applicable, will maintain the lists and other records required by such Treasury Regulation.

           6.30 Reaffirmation of Representations and Warranties. All of the foregoing representations and warranties made by Borrowers in this Agreement or in any of the other DIP Financing Documents shall survive the execution and delivery of this Agreement and such other DIP Financing Documents, and shall be deemed to have been remade and reaffirmed on each day that Borrowers request or are deemed to have requested the funding of a Loan under the DIP Facility, except for changes that may occur after the date hereof in the Ordinary Course of Business as long as Administrative Agent and Lenders have consented to such changes or such changes are not violative of any provision of this Agreement.

                                   ARTICLE 7
                       AFFIRMATIVE AND NEGATIVE COVENANTS
                       ----------------------------------

           Each Borrower covenants to the Administrative Agent and each Lender that so long as any of the Obligations remain outstanding or this Agreement is in effect:

           7.1 Taxes and Other Obligations. Each Borrower shall, and shall cause each of Subsidiaries to, (a) file when due all tax returns and other reports which it is required to file; (b) pay, or provide for the payment, when due, of all taxes, fees, assessments and other governmental charges against it or upon its property, income and franchises, in each case, arising on or after the Petition Date, make all required withholding and other tax deposits, and establish adequate reserves for the payment of all such items, and provide to the Administrative Agent and the Lenders, upon request, satisfactory evidence of its timely compliance with the foregoing; and (c) pay when due all Debt owed by it and all claims of materialmen, mechanics, carriers, warehousemen, landlords, processors and other like Persons, and all other indebtedness owed by it and perform and discharge in a timely manner all other obligations undertaken by it, in each case arising on or after the Petition Date; provided, however, so long as the Borrowers have notified the Administrative Agent in writing, neither a Borrower nor any of its Subsidiaries need pay any tax, fee, assessment, or governmental charge (i) it is contesting in good faith by appropriate proceedings diligently pursued, (ii) as to which such Borrower or its Subsidiary, as the case may be, has established proper reserves as required under GAAP, and (iii) the nonpayment of which does not result in the imposition of a Lien (other than a Permitted Lien).

           7.2 Legal Existence and Good Standing. Each Borrower shall, and shall cause each of its Subsidiaries to, maintain its legal existence and its qualification and good standing in all jurisdictions in which the failure to maintain such existence and qualification or good standing could reasonably be expected to have a Material Adverse Effect.

           7.3 Compliance with Law and Agreements; Maintenance of Licenses . Each Borrower shall comply, and shall cause each Subsidiary to comply, in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Bankruptcy Code, the Federal Fair Labor Standards Act, all Environmental Laws and the Sarbanes-Oxley
Act). Each Borrower shall, and shall cause each of its Subsidiaries to, obtain and maintain all licenses, permits, franchises, and governmental authorizations necessary to own its property and to conduct its business as conducted on the Closing Date. No Borrower shall modify, amend or alter its certificate or articles of incorporation, or its limited liability company operating agreement or limited partnership agreement, as applicable, other than in a manner which does not adversely affect the rights of the Lenders or the Administrative Agent.

           7.4 Maintenance of Property; Inspection of Property.

           (a) Each Borrower shall, and shall cause each of its Subsidiaries to, maintain all of its property necessary and useful in the conduct of its business, in good operating condition and repair, ordinary wear and tear excepted.

           (b) Each Borrower shall permit representatives and independent contractors of the Administrative Agent from time to time, as often as may be reasonably requested (but only during normal business hours), and at the expense of the Borrower, to visit and inspect any of its properties (including any Collateral), to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom and to discuss its affairs, finances and accounts with its directors, officers and independent public accountants, at such reasonable times during normal business hours and as soon as may be reasonably desired, upon reasonable advance notice to Borrowers; provided, however, when an Event of Default exists, the Administrative Agent or any Lender may do any of the foregoing at the expense of the Borrowers at any time during normal business hours and without advance notice.

           7.5 Insurance.

           (a) Each Borrower shall, and shall cause each of its Subsidiaries to, maintain in full force and effect insurance (including worker's compensation insurance, liability insurance, property insurance and business interruption insurance) in such amounts, with such insurers, covering such risks and liabilities and with such deductibles or self-insurance retentions as are in accordance with reasonable business practices and are customary for Persons engaged in the same or similar business.

           (b) Each Borrower shall cause the Administrative Agent, for the ratable benefit of the Administrative Agent and the Lenders, to be named as secured party or mortgagee and loss payee or additional insured, in a manner acceptable to the Administrative Agent. Each policy of insurance shall contain a clause or endorsement requiring the insurer to give not less than thirty (30) days prior written notice to the Administrative Agent in the event of cancellation of the policy for any reason whatsoever and a clause or endorsement stating that the interest of the Administrative Agent shall not be impaired or invalidated by any act or neglect of such Borrower or any of its Subsidiaries or the owner of any Real Estate for purposes more hazardous than are permitted by such policy. All premiums for such insurance shall be paid by each Borrower when due, and certificates of insurance and, if requested by the Administrative Agent or any Lender, photocopies of the policies, shall be delivered to the Administrative Agent. If a Borrower fails to procure such insurance or to pay the premiums therefor when due, the Administrative Agent may, and at the direction of the Supermajority Lenders shall, do so from the proceeds of Revolving Loans.

           7.6 Disposition of Insurance and Condemnation Proceeds. Each Borrower shall promptly notify the Administrative Agent and the Lenders of any loss, damage, or destruction to the Collateral, whether or not covered by insurance. The Administrative Agent is hereby authorized to collect all insurance and condemnation proceeds in respect of Collateral directly and to apply them as follows:

           (a) With respect to insurance and condemnation proceeds relating to Collateral other than Fixed Assets, Borrowers shall promptly remit, or cause to be promptly remitted, to the Administrative Agent all such proceeds and, after deducting from such proceeds the reasonable expenses, if any, incurred by the Administrative Agent in the collection or handling thereof, the Administrative Agent shall apply such proceeds to the reduction of the Obligations in the order provided for in Section 3.6.

           (b) With respect to insurance and condemnation proceeds relating to Collateral consisting of Fixed Assets ("Fixed Asset Loss Proceeds"), the Borrowers shall promptly remit, or cause to be remitted, to the Administrative Agent all such Fixed Asset Loss Proceeds and, after deducting therefrom the reasonable expenses, if any, incurred by the Administrative Agent in the collection or handling thereof, the Administrative Agent shall apply such Fixed Asset Loss Proceeds to the reduction of the Obligations in the manner specified in Section 3.6. Concurrently with its application of such Fixed Asset Loss Proceeds to the Obligations, the Administrative Agent shall impose, or add to, a reserve (the "Fixed Asset Reserve") in an amount equal to the amount of such Fixed Asset Loss Proceeds applied to the Obligations. If the Borrowers shall, within a period of ninety (90) days after the Administrative Agent's receipt of such Fixed Asset Loss Proceeds, elect, by written notice to the Administrative Agent, to replace, repair, restore or rebuild the relevant Fixed Asset that was the subject of the insured loss or condemnation, or if the Administrative Agent (acting at the direction of the Supermajority Lenders) shall require the Borrowers to replace, repair, restore, or rebuild such Fixed Asset, then the Borrowers shall proceed to do so in a diligent and expeditious manner and (in the case of a repair, restoration or rebuilding) with material and workmanship of substantially the same quality as existed before such insured loss or condemnation; and the Administrative Agent shall reduce the amount of the Fixed Asset Reserve on each date that the Borrowers request a Revolving Loan for the purpose of paying any indebtedness incurred by them for the replacement, repair, restoration or rebuilding of such Fixed Asset (a "Restoration Advance"), but any such reduction in the Fixed Asset Reserve shall be conditioned upon satisfaction of each of the following conditions: (1) no Default or Event of Default exists at the time of the Borrowers' request for a Restoration Advance or would exist after the funding thereof; (2) the Borrowers first (i) provide the Administrative Agent and the Lenders with plans and specifications ("Plans and Specs") for any repair, restoration or rebuilding, and such Plans and Specs are reasonably satisfactory to the Administrative Agent and the Majority Lenders and
(ii) demonstrate to the reasonable satisfaction of the Administrative Agent and the Majority Lenders that funds available to the Borrowers will be sufficient to complete such project in accordance with the Plans and Specs; (3) the Commitment Termination Date has not occurred; (4) after giving effect to any requested Restoration Advance, and a concurrent reduction in the Fixed Asset Reserve in a corresponding amount, no Overadvance Condition would exist; and (5) the aggregate amount of Restoration Advances in connection with which the Fixed Asset Reserve is to be reduced does not exceed the lesser of (x) $8,000,000 and
(y) the amount of insurance or condemnation proceeds applied to the Obligations as a result of loss of or damage to the relevant Fixed Asset. If the aggregate proceeds attributable to the loss of Fixed Assets in a single casualty or condemnation exceed $8,000,000, then the excess ("Excess Casualty/Condemnation Proceeds") shall not form a part of the Fixed Asset Reserve but shall be added to the Reduction Event Reserve.

           7.7 Environmental Laws. (a) (a) Each Borrower shall, and shall cause each of its Subsidiaries to, conduct its business in compliance in all material respects with all Environmental Laws applicable to it, including those relating to the generation, handling, use, storage, and disposal of any Contaminant. Each Borrower shall, and shall cause each of its Subsidiaries to, take prompt and appropriate action to respond to any non-compliance with Environmental Laws and shall regularly report to the Administrative Agent on such response.

           (b) The Administrative Agent and its representatives will have the right at any reasonable time to enter and visit the Real Estate and any other place where any property of a Borrower is located for the purposes of observing the Real Estate, taking and removing soil or groundwater samples, and conducting tests on any part of the Real Estate. The Administrative Agent is under no duty, however, to visit or observe the Real Estate or to conduct tests, and any such acts by the Administrative Agent will be solely for the purposes of protecting the Administrative Agent's Liens and preserving the Administrative Agent and the Lenders' rights under the DIP Financing Documents. No site visit, observation or testing by the Administrative Agent and the Lenders will result in a waiver of any default of the Borrowers or impose any liability on the Administrative Agent or the Lenders. In no event will any site visit, observation or testing by the Administrative Agent be a representation that hazardous substances are or are not present in, on or under the Real Estate, or that there has been or will be compliance with any Environmental Law. Neither any Borrower nor any other party is entitled to rely on any site visit, observation or testing by the Administrative Agent. The Administrative Agent and the Lenders owe no duty of care to protect any Borrower or any other party against, or to inform any Borrower or any other party of, any hazardous substances or any other adverse condition affecting the Real Estate. The Administrative Agent may in its discretion disclose to a Borrower or to any other party if so required by law any report or findings made as a result of, or in connection with, any site visit, observation or testing by the Administrative Agent. The Borrowers understand and agree that the Administrative Agent makes no warranty or representation to the Borrowers or any other party regarding the truth, accuracy or completeness of any such report or findings that may be disclosed. The Borrowers also understand that depending on the results of any site visit, observation or testing by the Administrative Agent and disclosed to the Borrowers, the Borrowers may have a legal obligation to notify one or more environmental agencies of the results, that such reporting requirements are site-specific, and are to be evaluated by the Borrowers without advice or assistance from the Administrative Agent. In each instance, the Administrative Agent will give such Borrower reasonable notice before entering the Real Estate or any other place the Administrative Agent is permitted to enter under this
Section 7.7(b). The Administrative Agent will make reasonable efforts to avoid interfering with such Borrower's use of the Real Estate or any other property in exercising any rights provided hereunder.

           7.8 Compliance with ERISA. Each Borrower shall, and shall cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; (c) make all required contributions to any Plan subject to Section 412 of the Code; (d) not engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan; and (e) not engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

           7.9 Mergers, Consolidations or Sales. None of the Borrowers nor any of their Subsidiaries shall enter into any transaction of merger, reorganization, or consolidation, or wind up, liquidate or dissolve, or transfer, sell, assign, lease, or otherwise dispose of all or any part of its property, or agree to do any of the foregoing, except (i) sales of Inventory in the Ordinary Course of Business of a Borrower (subject, in the case of a sale to a Foreign Subsidiary, to the limitations contained in Section 7.15), (ii) sales or other dispositions by a Borrower of Equipment that is obsolete or no longer useable by such Borrower in its business with an orderly liquidation value not to exceed, in the aggregate, $1,000,000 in any Fiscal Year, and (iii) dispositions of property that is consented to in writing by Administrative Agent and the Majority Lenders and authorized by the Court after notice and a hearing. Without limiting the generality of the foregoing, no Borrower shall, after the Petition Date, sell, assign, transfer or otherwise dispose of, or grant any security or other interest in, any of its Accounts to or in favor of WPSRC or any other Person (except Liens granted in favor of the Administrative Agent).

           7.10 Distributions; Capital Change; Restricted Investments. None of the Borrowers nor any of their Subsidiaries shall (i) directly or indirectly declare or make, or incur any liability to make, any Distribution except for Distributions made by a Subsidiary to a Borrower (including Distributions made by WPSRC consisting of Purchased Receivables) or by a Borrower to another Borrower, (ii) make any change in its capital structure which could have a

Material Adverse Effect or (iii) make any Restricted Investment, except that this clause (iii) shall not apply to transactions otherwise permitted by Sections 7.13 and 7.15.

           7.11 Transactions Affecting Collateral or Obligations. None of the Borrowers nor any of their Subsidiaries shall enter into any transaction which would be reasonably expected to have a Material Adverse Effect.

           7.12 Guaranties. No Borrower or any Subsidiary shall make, issue, or become liable on any Guaranty, except Guaranties of the Obligations in favor of the Administrative Agent for the benefit of itself and the Lenders.

           7.13 Permitted Debt. No Borrower or any Subsidiary shall create, incur, assume or suffer to exist any Debt other than (i) Claims in existence on the Petition Date, (ii) the Obligations, (iii) Claims under Capitalized Leases and Purchase Money Debt, which, if secured, are only secured by a Permitted Lien, to the extent expenditures in connection therewith are not in violation of
Section 7.22, (iv) indebtedness of a Borrower owing to another Borrower (but each Borrower subordinates its right to payment of any such indebtedness to the Full Payment of the Obligations), and (v) indebtedness of any Foreign Subsidiary to any Borrowers and outstanding on the Petition Date and, to the extent permitted by Section 7.15, indebtedness incurred by Foreign Subsidiaries after the Petition Date to any Borrowers.

           7.14 Prepayment. No Borrower or any Subsidiary shall voluntarily prepay any Debt, except (i) the Obligations in accordance with the terms of the DIP Financing Documents, (ii) any Debt owing by a Subsidiary to a Borrower, and
(iii) in the case of WPSRC, Debt outstanding under the Congress Loan Agreement.

           7.15 Transactions with Affiliates. No Borrower or any Subsidiary shall sell, transfer, distribute, or pay any money or property, including any fees or expenses of any nature (including any fees or expenses for management services), to any Affiliate, or lend or advance money or property to any Affiliate, or invest in (by capital contribution or otherwise) or purchase or repurchase any stock or indebtedness, or any property, of any Affiliate, or become liable on any Guaranty of the indebtedness, dividends, or other obligations of any Affiliate, or cause any letter of credit to be issued to support or secure any Debt of a Foreign Subsidiary or to otherwise benefit a Foreign Subsidiary; provided that (a) the Borrowers may (i) sell Inventory to Foreign Subsidiaries in the Ordinary Course of Business of such Borrowers and in arm's length transactions and (ii) make Foreign Subsidiary Advances, to the extent that the sum of (A) the aggregate outstanding face amount of Accounts arising from such sales to Foreign Subsidiaries after the Petition Date, and (B) the aggregate amount of all Foreign Subsidiary Advances made after the Petition Date, does not exceed $7,500,000 at any time, (b) WPS may purchase from WPSRC any goods the sale of which gave rise to a Purchased Receivable, to the extent that such goods are returned by the account debtor obligated on such Purchased Receivable, for a purchase price not to exceed the lesser of the unpaid balance of the subject Purchased Receivable and the then unpaid balance outstanding under the Congress Loan Agreement, but only if such purchase will result in WPS owning such goods free and clear of all Liens created by or through WPSRC, and
(c) WPS may repurchase any Purchased Receivables and related assets from WPSRC in accordance with the Receivables Purchase Agreement, but in no event for a purchase price exceeding the then unpaid balance outstanding under the Congress

Loan Agreement and provided that such purchase will result in WPS owning such Purchased Receivables and related assets free and clear of all Liens created by or through WPSRC.

           7.16 Investment Banking and Finder's Fees. No Borrower or any Subsidiary shall pay or agree to pay, or reimburse any other party with respect to, any investment banking or similar or related fee, underwriter's fee, finder's fee, or broker's fee to any Person in connection with this Agreement. The Borrowers shall defend and indemnify the Administrative Agent and the Lenders against and hold them harmless from all claims of any Person that the Borrower is obligated to pay for any such fees, and all costs and expenses (including attorneys' fees) incurred by the Administrative Agent and/or any Lender in connection therewith.

           7.17 Business Conducted. No Borrower shall, and no Borrower shall permit any of its Subsidiaries to, engage directly or indirectly, in any line of business other than the businesses in which the Borrower is engaged on the Petition Date or businesses reasonably related thereto.

           7.18 Liens. No Borrower shall, and no Borrower shall permit any of its Subsidiaries to, create, incur, assume, or permit to exist any Lien on any property (including any Collateral) now owned or hereafter acquired by any of them, except Permitted Liens.

           7.19 Sale and Leaseback Transactions. No Borrower or any Subsidiary shall, directly or indirectly, enter into any arrangement with any Person providing for such Borrower or such Subsidiary to lease or rent property that such Borrower or such Subsidiary has sold or will sell or otherwise transfer to such Person.

           7.20 New Subsidiaries. The Borrowers shall not, directly or indirectly, organize, create, acquire or permit to exist any Subsidiary other than Subsidiaries in existence on the Petition Date and described in Schedule 6.5.

           7.21 Fiscal Year. The Borrowers shall not change their Fiscal Year.

           7.22 Capital Expenditures. Neither the Borrowers nor any of their Subsidiaries shall make or incur any Capital Expenditure if, after giving effect thereto, the aggregate amount of all Capital Expenditures made or incurred by the Borrowers and their Subsidiaries on a consolidated basis would exceed $50,000,000 during any Fiscal Year; provided, that any unused portion of such allowance up to $15,000,000 may be carried over but only to the succeeding Fiscal Year. All Capital Expenditures shall be applied first to reduce the annual $50,000,000 allowance.

           7.23 EBITDA.

           (a) The Borrowers and their Subsidiaries, on a consolidated basis, shall be required to have EBITDA for each specified period set forth below of not less than the amount set forth below opposite each such specified period:

                     Period                                                                 EBITDA
                     ------                                                                 ------

The period of four  consecutive  Fiscal Months ending on the last day                       $58,000,000
of the Fiscal Month of September, 2003

The period of seven consecutive  Fiscal Months ending on the last day                       $102,000,000
of the Fiscal Month of December, 2003

The period of ten  consecutive  Fiscal  Months ending on the last day                       $133,000,000
of the Fiscal Month of March, 2004

The period of four  consecutive  Fiscal  Quarters  ending on the last                       $148,000,000
day of the Fiscal Month of June, 2004

The period of four  consecutive  Fiscal  Quarters  ending on the last                       $158,000,000
day of the Fiscal Month of September, 2004

Each period of four  consecutive  Fiscal  Quarters ending on or after                       $160,000,000
the last day of the Fiscal Month of December, 2004

           (b) If, at any time during the Fiscal Month immediately following a period specified below, Availability is less than $75,000,000, then the Borrowers and their Subsidiaries, on a consolidated basis, shall be required to have EBITDA for such period of not less than the amount set forth below opposite such period:

                     Period                                                                 EBITDA
                     ------                                                                 ------

The period of five  consecutive  Fiscal Months ending on the last day                       $77,000,000
of the Fiscal Month of October, 2003

The period of six  consecutive  Fiscal  Months ending on the last day                       $90,000,000
of the Fiscal Month of November, 2003


                                       41

The period of eight consecutive  Fiscal Months ending on the last day                       $118,000,000
of the Fiscal Month of January, 2004

The period of nine  consecutive  Fiscal Months ending on the last day                       $126,000,000
of the Fiscal Month of February, 2004

The period of eleven  consecutive  Fiscal  Months  ending on the last                       $138,000,000
day of the Fiscal Month of April, 2004

The period of twelve  consecutive  Fiscal  Months  ending on the last                       $148,000,000
day of the Fiscal Months of May, 2004

Each period of twelve  consecutive  Fiscal  Months ending on the last                       $158,000,000
day of the Fiscal Months of July and August, 2004

Each period of twelve  consecutive  Fiscal  Months ending on or after                       $160,000,000
the last day of the Fiscal Month of October, 2004



           7.24 [Intentionally Omitted].

           7.25 Margin Stock. The Borrowers shall not, and shall not suffer or permit any Subsidiary to, use any portion of the Loan proceeds, directly or indirectly, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of the Borrower or others incurred to purchase or carry Margin Stock, (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (iv) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act.

           7.26 Further Assurances; Post-Closing Obligations.

           (a) The Borrowers shall promptly execute and deliver, or promptly cause to be executed and delivered, to the Administrative Agent and/or the Lenders such documents and agreements, and shall take or cause to be taken such actions, as the Administrative Agent or any Lender may, from time to time, request to carry out the terms and conditions of this Agreement and the DIP Financing Documents.

           (b) Without limiting the generality of the foregoing, the Borrowers agree to execute and deliver, or cause to be executed or delivered, to the Administrative Agent and/or the Lenders as soon as possible, but in any event not later than forty-five (45) days after the Closing Date, any Security Documents not executed and delivered by the Borrowers on or prior to the Closing Date.

           7.27 Compliance with Orders. To the extent having applicability to such Borrower or Subsidiary, each Borrower and its Subsidiaries shall comply with the Interim Financing Order, the Financing Orders, the Pre-Petition Lender Protection Orders and all other orders entered by the Court in the Chapter 11 Cases.

           7.28 Turnover of Collateral Proceeds. Except as expressly otherwise provided in the Financing Orders, during any Cash Dominion Period, each Borrower and Subsidiary shall promptly (but no later than the next Business Day after its receipt thereof) turn over to Administrative Agent all proceeds received from any sale, other disposition or collection of any Collateral or representing insurance or condemnation proceeds with respect to any Collateral, such proceeds to be applied to the Obligations, subject to the provisions of Section 3.6. After Full Payment of the Obligations, Administrative Agent shall be authorized to return and apply any remaining proceeds for other purposes set forth in
Section 3.6.

           7.29 Payment of Claims. No Borrower shall make any payment of principal or interest on account of any Claim that arose before the Petition Date, other than Claims that may be paid from proceeds of the Loans pursuant to
Section 1.2(b), subject to any required approval of the Court.

           7.30 Filing of Motions and Applications. No Borrower shall apply to the Court for authority to (i) take any action that is prohibited by the terms of any of the DIP Financing Documents, (ii) refrain from taking any action that is required to be taken by the terms of any of the DIP Financing Documents or the Financing Orders or (iii) permit any Debt or Claim to be pari passu with or senior to any of the Obligations, other than a Claim covered by the Carve-Out to the extent provided in the Financing Orders.

           7.31 Modifications to Orders. No Borrower shall seek or consent to any amendment, supplement or any other modification of any of the terms of the Financing Orders or the Pre-Petition Lender Protection Orders without the consent of the Administrative Agent and the Majority Lenders.

           7.32 Reclamation Claims. No Borrower shall (a) make any return of property on account of Claims asserted by any vendors of such Borrower for reclamation in accordance with Section 2-702 of the Uniform Commercial Code and
Section 546(c) of the Bankruptcy Code, unless otherwise ordered by the Court, or
(b) enter into any agreements or file any motion seeking an order from the Court for the return of any property of such Borrower to any vendor pursuant to
Section 546(g) of the Bankruptcy Code if the aggregate value of all property of Borrowers so returned exceeds $1,000,000.

           7.33 Subsidiary Guarantors. If and to the extent requested to do so by the Administrative Agent and the Majority Lenders, each Borrower shall cause each Subsidiary that is not a Borrower to become a Subsidiary Guarantor and to execute and deliver to the Administrative Agent a Subsidiary Guaranty and a Subsidiary Security Agreement.

           7.34 Plant Shutdown Costs. The Borrowers shall not, after the Petition Date, incur any Plant Shutdown Costs, in cash, in an aggregate amount in excess of $8,500,000.

           7.35 Commingling. The Borrowers will endeavor in good faith not to commingle or permit the commingling of Collateral or proceeds of Collateral with other property of or under the control of such Borrower or any of its Subsidiaries that is not Collateral or proceeds of Collateral (including proceeds of Accounts that were sold by WPS to WPSRC prior to the Petition Date).

           7.36 Royalty Payments. The Borrowers shall promptly pay, when due, all Royalties in connection with License Agreements.

                                   ARTICLE 8
                              CONDITIONS OF LENDING
                              ---------------------

           8.1 Conditions Precedent to Making of Loans on the Closing Date. The obligation of the Lenders to make the initial Revolving Loans on the Closing Date, and the obligation of the Administrative Agent to cause the Letter of Credit Issuer to issue any Letter of Credit on the Closing Date, are subject to the following conditions precedent having been satisfied in a manner satisfactory to the Administrative Agent and each Initial Lender:

           (a) All of the DIP Financing Documents shall have been executed in form and substance satisfactory to the Administrative Agent and the Lenders by each party thereto and accepted by the Administrative Agent and the Initial Lenders and the Borrowers shall have performed and complied with all covenants, agreements and conditions contained herein and the other DIP Financing Documents which are required to be performed or complied with by the Borrowers before or on such Closing Date.

           (b) All representations and warranties made hereunder and in the other DIP Financing Documents shall be true and correct as if made on such date.

           (c) No Default or Event of Default shall have occurred and be continuing after giving effect to the Loans to be made and the Letters of Credit to be issued on the Closing Date.

           (d) The Interim Financing Order shall have been entered, shall be in full force and effect and shall not have been vacated, reversed, modified or stayed in any respect (and, if such order is the subject of a pending appeal, no performance of any obligation of any party shall have been stayed pending such appeal).

           (e) All of the "first day orders" presented to the Court at or about the time of the commencement of the Chapter 11 Cases (including orders with respect to maintenance of Borrowers' cash management system) shall be satisfactory in form and substance to the Administrative Agent and the Initial Lenders.

           (f) The Administrative Agent and the Initial Lenders shall have received such opinions of counsel for the Borrowers and their Subsidiaries as the Administrative Agent or any Lender shall request, each such opinion to be in a form, scope, and substance satisfactory to the Administrative Agent, the Lenders, and their respective counsel.

           (g) The Administrative Agent shall have received acknowledgment copies (or confirmation satisfactory to it of the filing) of proper financing statements, duly filed on or before the Closing Date under the UCC of all jurisdictions that the Administrative Agent may deem necessary or desirable in order to perfect the Administrative Agent's Liens; and

           (h) The Borrowers shall have paid (or made adequate provision for the payment on the Closing Date of) all fees and expenses of the Administrative Agent and the Attorney Costs incurred in connection with any of the DIP Financing Documents and the transactions contemplated thereby to the extent invoiced.

           (i) The Administrative Agent shall have received evidence, in form, scope, and substance, reasonably satisfactory to the Administrative Agent, of all insurance coverage as required by this Agreement.

           (j) The Administrative Agent and the Initial Lenders shall have had an opportunity, if they so choose, to examine the books of account and other records and files of the Borrowers and to make copies thereof, and to conduct a pre-closing audit which shall include, without limitation, verification of Inventory, Accounts, and the Borrowing Base, and the results of such examination and audit shall have been satisfactory to the Administrative Agent and the Lenders in all respects.

           (k) All proceedings taken in connection with the execution of this Agreement and each other DIP Financing Document and all documents and papers relating hereto or thereto shall be satisfactory in form, scope, and substance to the Administrative Agent and the Lenders.

           (l) The Administrative Agent and the Initial Lenders shall have reviewed and found acceptable the Budget.

           (m) The Court shall have entered an order for the joint administration of the Chapter 11 Cases.

           (n) The Interim Pre-Petition Lender Protection Order shall have been entered by the Court in form and substance satisfactory to the Administrative Agent and the Initial Lenders and shall be in full force and effect.

           (o) No order shall have been entered by the Court (i) for the appointment of a trustee or examiner with enlarged powers substantially similar to those of a trustee, or (ii) converting any of the Chapter 11 Cases to a Chapter 7 case or dismissing any of the Chapter 11 Cases or (iii) terminating prior to any expiration date the Borrowers' exclusive time period to file a plan of reorganization and, with respect to clauses (i) through (iii) above, no such order shall have been requested by the Borrowers.

           (p) Without limiting the generality of the items described above, the Borrowers and each Person guarantying or securing payment of the Obligations shall have delivered or caused to be delivered to the Administrative Agent (in form and substance reasonably satisfactory to the Administrative Agent), the financial statements, instruments, resolutions, documents, agreements, certificates, opinions and other items set forth on the "Closing Checklist" delivered by the Administrative Agent to the Borrowers prior to the Closing Date.

           The acceptance by the Borrowers of any Loans made or Letters of Credit issued on the Closing Date shall be deemed to be a representation and warranty made by the Borrowers to the effect that all of the conditions precedent to the making of such Loans or the issuance of such Letters of Credit have been satisfied, with the same effect as delivery to the Administrative Agent and the Lenders of a certificate signed by a Responsible Officer of the Borrowers, dated the Closing Date, to such effect.

           Execution and delivery to the Administrative Agent by a Lender of a counterpart of this Agreement shall be deemed confirmation by such Lender that
(i) all conditions precedent in this Section 8.1 have been fulfilled to the satisfaction of such Lender, (ii) the decision of such Lender to execute and deliver to the Administrative Agent an executed counterpart of this Agreement was made by such Lender independently and without reliance on the Administrative Agent or any other Lender as to the satisfaction of any condition precedent set forth in this Section 8.1, and (iii) all documents sent to such Lender for approval consent, or satisfaction were acceptable to such Lender.

           8.2 Conditions Precedent After Interim Period. The obligation of the Lenders to make Loans and of the Administrative Agent to cause the Letter of Credit Issuer to issue any Letter of Credit after the Interim Period shall be subject to the further condition precedents that:

           (a) The Final Financing Order shall have been entered, shall be in full force and effect and shall not have been vacated, reversed, modified or stayed in any respect (and, if such order is the subject of a pending appeal, no performance of any obligation of any party shall have been stayed pending such appeal).

           (b) The Final Pre-Petition Lender Protection Order shall have been entered, shall be in full force and effect and shall not have been vacated, reversed, modified or stayed in any respect (and, if such order is the subject of a pending appeal, no performance of any obligation of any party shall have been stayed pending such appeal).

8.3 Conditions Precedent to Each Loan. The obligation of the Lenders to make each Loan, including the initial Revolving Loans on the Closing Date, and the obligation of the Administrative Agent to cause the Letter of Credit Issuer to issue any Letter of Credit shall be subject to the further conditions precedent that on and as of the date of any such extension of credit:

           (a) The following statements shall be true, and the acceptance by the Borrower of any extension of credit shall be deemed to be a statement to the effect set forth in clauses (i), (ii) and (iii) with the same effect as the delivery to the Administrative Agent and the Lenders of a certificate signed by a Responsible Officer, dated the date of such extension of credit, stating that:

               (i) The representations and warranties contained in this Agreement and the other DIP Financing Documents are correct in all material respects on and as of the date of such extension of credit as though made on and as of such date, other than any such representation or warranty which relates to a specified prior date and except to the extent the Administrative Agent and the Lenders have been notified in writing by the Borrowers that any representation or warranty is not correct and the Majority Lenders have explicitly waived in writing compliance with such representation or warranty; and

               (ii) No event has occurred and is continuing, or would result from such extension of credit, which constitutes a Default or an Event of Default; and

               (iii) No event has occurred and is continuing, or would result from such extension of credit, which has had or would have a Material Adverse Effect.

           (b) No such Borrowing shall exceed Availability, provided, however, that the foregoing conditions precedent are not conditions to each Lender participating in or reimbursing Bank of America or the Administrative Agent for such Lender's Pro Rata Share of any Non-Ratable Loan or Agent Advance made in accordance with the provisions of Sections 1.2(i) and (j).

                                   ARTICLE 9
                                DEFAULT; REMEDIES
                                -----------------

           9.1 Events of Default. .It shall constitute an event of default ("Event of Default") if any one or more of the following shall occur for any reason:

           (a) any failure by the Borrowers to pay the principal of or interest or premium on any of the Obligations or any fee or other amount owing hereunder when due, whether upon demand or otherwise;

           (b) any representation or warranty made or deemed made by any Borrower this Agreement or by any Borrower or any of its Subsidiaries in any of the other DIP Financing Documents, any Financial Statement, or any certificate furnished by a Borrower or any of its Subsidiaries at any time to the Administrative Agent or any Lender shall prove to be untrue in any material respect as of the date on which made, deemed made, or furnished;

           (c) (i) any default shall occur in the observance or performance of any of the covenants and agreements contained in Sections 5.2(k), 7.2, 7.5, 7.9-7.34, or Section 11 of the Security Agreement, (ii) any default shall occur in the observance or performance of any of the covenants and agreements contained in Sections 5.2 (other than 5.2(k)) or 5.3 and such default shall continue for three (3) days or more; or (iii) any default shall occur in the observance or performance of any of the other covenants or agreements contained in any other Section of this Agreement or any other DIP Financing Document or any other agreement entered into at any time to which the Borrower or any Subsidiary and the Administrative Agent or any Lender are party (including in respect of any Bank Products) and such default shall continue for fifteen (15) days or more;

           (d) any default shall occur with respect to any Debt (other than the Obligations) of any Borrower or any of its Subsidiaries incurred after the Petition Date in an outstanding principal amount which exceeds $500,000, or under any agreement or instrument under or pursuant to which any such Debt may have been issued, created, assumed, or guaranteed by such Borrower or any of its

Subsidiaries, and such default shall continue for more than the period of grace, if any, therein specified, if the effect thereof (with or without the giving of notice or further lapse of time or both) is to accelerate, or to permit the holders of any such Debt to accelerate, the maturity of any such Debt; or any such Debt shall be declared due and payable or be required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof;

           (e) Borrowers shall fail to comply with any of the provisions of the Financing Orders; a trustee shall be appointed in any of the Chapter 11 Cases; an examiner shall be appointed in any of the Chapter 11 Cases with enlarged powers (powers beyond those set forth in Section 1106(a)(3) and (4) of the Bankruptcy Code) under Section 1106(b) of the Bankruptcy Code; any of the Chapter 11 Cases shall be dismissed or converted to a case under Chapter 7 or a motion for any such dismissal or conversion shall be filed by any Borrower; any Borrower or any Affiliate shall obtain Court approval of a disclosure statement for a Reorganization Plan other than an Acceptable Plan or a Confirmation Order shall be entered with respect to a Reorganization Plan (regardless of the proponent of such Reorganization Plan) if such Reorganization Plan is not an Acceptable Plan; there shall be filed by a Borrower any motion to sell all or a substantial part of the Collateral on terms that are not acceptable to Lenders in their sole discretion; any substantial part of the Borrowers' assets, other than the Collateral, shall be sold by a Borrower and, as a consequence of such sale, such Borrower is not able to continue its business operations in substantially the same manner as was conducted by it prior to such sale; any Borrower shall file any motion to alter, amend, vacate, supplement, modify, or reconsider, in any respect, either of the Financing Orders or, without the Administrative Agent's prior written consent, either of the Financing Orders is amended, vacated, supplemented, modified or stayed or reversed on appeal; the Court shall enter an order granting to any Person other than the Administrative Agent or any Lender relief from the automatic stay to foreclose upon a Lien with respect to any Accounts or Inventory or with respect to any other Property of a Borrower having an aggregate book value in excess of $1,000,000; an order shall be entered for the substantive consolidation of the Estate of a Borrower with any other Person that is not a Borrower; Borrowers shall not have sufficient Availability on any date to pay, or shall otherwise fail to pay as and when due and payable, all costs and expenses of administration that are incurred by it in the Chapter 11 Cases that are due and payable on such date; any Borrower shall file a motion or other request with the Court seeking authority to use any cash proceeds of the Collateral or to obtain any financing under Section 364(d) of the Bankruptcy Code secured by a priming Lien, or Lien of equal priority with Administrative Agent's Liens, upon any Collateral, in each case without Administrative Agent's and Lenders' prior written consent; an application shall be filed by any Borrower for the approval of any superpriority claim in the Chapter 11 Case that is pari passu with or senior to the Obligations or any of the Pre-Petition Debt or there shall arise or be granted any such pari passu or superpriority claim; without the Administrative Agent's and the Majority Lenders' consent, any Borrower shall discontinue or suspend all or any material part of its business operations; the Pre-Petition Lender Protection Orders, including provisions relating to the amount, timing and conditions to payment of any Adequate Protection Claim or sharing of Net Proceeds of any Fixed Assets (as defined therein), are modified, amended or supplemented without Administrative

Agent's consent, or Borrower's are in default of their obligations under either of the Pre-Petition Lender Protection Orders; or the Final Financing Order shall not have been entered by the Court on or prior to the 45th day after the Court's entry of the Interim Financing Order.

           (f) a Borrower or any material Subsidiary shall file a certificate of dissolution under applicable state law or shall be liquidated, dissolved or wound-up or shall commence or have commenced against it any action or proceeding for dissolution, winding-up or liquidation, or shall take any corporate action in furtherance thereof;

           (g) all or any material part of the property of a Borrower or any of its Subsidiaries shall be nationalized, expropriated or condemned, seized or otherwise appropriated, or custody or control of such property or of the Borrower or such Subsidiary shall be assumed by any Governmental Authority or any court of competent jurisdiction at the instance of any Governmental Authority, except where contested in good faith by proper proceedings diligently pursued where a stay of enforcement is in effect;

           (h) any DIP Financing Document shall be terminated, revoked or declared void or invalid or unenforceable or challenged by any Borrower or any other Obligor;

           (i) one or more judgments, orders, decrees or arbitration awards is entered against a Borrower involving in the aggregate liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related or unrelated series of transactions, incidents or conditions, of $1,000,000 or more, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of sixty
(60) days after the entry thereof;

           (j) any loss, theft, damage or destruction of any item or items of Collateral or other property of a Borrower or any Subsidiary occurs which could reasonably be expected to cause a Material Adverse Effect and is not adequately covered by insurance;

           (k) there is filed against a Borrower or any of its Subsidiaries any action, suit or proceeding under any federal or state racketeering statute (including the Racketeer Influenced and Corrupt Organization Act of 1970), which action, suit or proceeding (i) is not dismissed within one hundred twenty (120) days, and (ii) could reasonably be expected to result in the confiscation or forfeiture of any material portion of the Collateral;

           (l) for any reason, any DIP Financing Document ceases to be in full force and effect or any Lien with respect to any material portion of the Collateral intended to be secured thereby ceases to be, or is not, valid, perfected and prior to all other Liens (other than Permitted Liens) or is terminated, revoked or declared void;

           (m) an ERISA Event shall occur with respect to a Pension Plan or Multi-employer Plan which could reasonably be expected to have a Material Adverse Effect or which results in the imposition of a Lien on any Borrower's assets;

           (n) there occurs a Change of Control; or

           (o) one or more License Agreements are terminated by a Borrower or any other party to such License Agreement and (i) such termination could reasonably be expected to have a Material Adverse Effect, or (ii) as a consequence of such termination, neither the Borrowers nor the Administrative Agent shall be entitled under the License Agreement or otherwise lawfully to sell or otherwise dispose of the Inventory subject to such License Agreement.

           9.2 Remedies.

           (a) If a Default or an Event of Default exists, but subject at all times to any limitations in the Financing Orders, the Administrative Agent may, in its discretion, and shall, at the direction of the Supermajority Lenders, do one or more of the following at any time or times and in any order: (i) reduce the Maximum Revolver Amount, or the advance rates against Eligible Accounts and/or Eligible Inventory used in computing the Borrowing Base, or reduce one or more of the other elements used in computing the Borrowing Base; (ii) restrict the amount of or refuse to make Revolving Loans; and (iii) restrict or refuse to provide Letters of Credit or Credit Support. If an Event of Default exists, but subject at all times to any limitations in the then applicable Financing Order, the Administrative Agent shall, at the direction of the Supermajority Lenders, do one or more of the following, in addition to the actions described in the preceding sentence, at any time or times and in any order: (A) terminate the Commitments and this Agreement; (B) declare any or all Obligations to be immediately due and payable; provided, however, that upon the occurrence of any Event of Default described in Sections 9.1(f), the Commitments shall automatically and immediately expire and all Obligations shall automatically become immediately due and payable without notice or demand of any kind; (C) require the Borrowers to cash collateralize the aggregate undrawn face amount of all outstanding Letters of Credit; and (D) pursue its other rights and remedies under the DIP Financing Documents, the Financing Orders and applicable law.

           (b) If an Event of Default has occurred and is continuing, but subject at all times to any limitations in the Financing Orders: (i) the Administrative Agent shall have for the benefit of the Lenders, in addition to all other rights of the Administrative Agent and the Lenders, the rights and remedies of a secured party under the DIP Financing Documents and the UCC; (ii) the Administrative Agent may, at any time, take possession of the Collateral and keep it on the Borrowers' premises, at no cost to the Administrative Agent or any Lender, or remove any part of it to such other place or places as the Administrative Agent may desire, or the Borrowers shall, upon the Administrative Agent's demand, at the Borrowers' cost, assemble the Collateral and make it available to the Administrative Agent at a place reasonably convenient to the Administrative Agent; and (iii) the Administrative Agent may sell and deliver any Collateral at public or private sales, for cash, upon credit or otherwise, at such prices and upon such terms as the Administrative Agent deems advisable, in its sole discretion, and may, if the Administrative Agent deems it reasonable, postpone or adjourn any sale of the Collateral by an announcement at the time and place of sale or of such postponed or adjourned sale without giving a new notice of sale. Without in any way requiring notice to be given in the following manner, the Borrowers agree that any notice by the Administrative Agent of sale, disposition or other intended action hereunder or in connection herewith, whether required by the UCC or otherwise, shall constitute reasonable notice to the Borrowers if such notice is mailed by registered or certified mail, return receipt requested, postage prepaid, or is delivered personally against receipt, at least five (5) Business Days prior to such action to the Borrowers' address specified in or pursuant to Section 13.8. If any Collateral is sold on terms other than payment in full at the time of sale, no credit shall be given against the Obligations until the Administrative Agent or the Lenders receive payment, and if the buyer defaults in payment, the Administrative Agent may resell the Collateral without further notice to any Borrower. In the event the Administrative Agent seeks to take possession of all or any portion of the Collateral by judicial process, the Borrowers irrevocably waive: (A) the posting of any bond, surety or security with respect thereto which might otherwise be required; (B) any demand for possession prior to the commencement of any suit or action to recover the Collateral; and (C) any requirement that the Administrative Agent retain possession and not dispose of any Collateral until after trial or final judgment. The Borrowers agree that the Administrative Agent has no obligation to preserve rights to the Collateral or marshal any Collateral for the benefit of any Person. The Administrative Agent is hereby granted a license or other right to use, without charge, the Borrowers' labels, patents, copyrights, name, trade secrets, trade names, trademarks, and advertising matter, or any similar property, in completing production of, advertising or selling any Collateral, and the Borrowers' rights under all licenses and all franchise agreements shall inure to the Administrative Agent's benefit for such purpose. The proceeds of any sale shall be applied first to all expenses of sale, including attorneys' fees, and then to the Obligations. The Administrative Agent will return any excess to the Borrowers and the Borrowers shall remain liable for any deficiency.

           (c) If an Event of Default occurs, the Borrowers hereby waive all rights to notice and hearing prior to the exercise by the Administrative Agent of the Administrative Agent's rights to repossess the Collateral without judicial process or to reply, attach or levy upon the Collateral without notice or hearing, subject at all times to any limitations contained in the Financing Orders and applicable law.

                                   ARTICLE 10
                              TERM AND TERMINATION
                              --------------------

           10.1 Term and Termination. The term of this Agreement shall end on the last day of the DIP Term unless sooner terminated in accordance with the terms hereof. The Administrative Agent may (and, upon direction from the Supermajority Lenders, shall) terminate this Agreement (and the DIP Facility and the Commitments thereunder) without notice upon the occurrence of an Event of Default. Upon the effective date of termination of this Agreement (and the DIP Facility and the Commitments thereunder) for any reason whatsoever, all Obligations (including all unpaid principal, accrued and unpaid interest and any early termination or prepayment fees or penalties) shall become immediately due and payable and the Borrowers shall immediately arrange for the cancellation and return of Letters of Credit then outstanding. Notwithstanding the termination of this Agreement (and the DIP Facility and the Commitments thereunder), until Full Payment of the Obligations, the Borrowers shall remain bound by the terms of this Agreement and shall not be relieved of any of its Obligations hereunder or under any other DIP Financing Document, and the Administrative Agent and the Lenders shall retain all their rights and remedies hereunder (including the Administrative Agent's Liens in and all rights and remedies with respect to all then existing and after-arising Collateral).

                                   ARTICLE 11
          AMENDMENTS; WAIVERs; PARTICIPATIONS; ASSIGNMENTS; SUCCESSORS
          ------------------------------------------------------------

           11.1 Amendments and Waivers.

           (a) No amendment or waiver of any provision of this Agreement or any other DIP Financing Document, and no consent with respect to any departure by a Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Majority Lenders (or by the Administrative Agent at the written request of the Majority Lenders) and the Borrowers, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Lenders and the Borrowers and acknowledged by the Administrative Agent, do any of the following:

               (i) increase or extend the Commitment of any Lender;

               (ii) postpone or delay any date fixed by this Agreement or any other DIP Financing Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other DIP Financing Document;

               (iii) reduce the principal of, or the rate of interest specified herein on any Loan, or any fees or other amounts payable hereunder or under any other DIP Financing Document;

               (iv) increase any of the percentages set forth in the definitions of Accounts Formula Amount or Inventory Formula Amount;

               (v) amend this Section or any provision of this Agreement providing for consent or other action by all Lenders;

               (vi) release Collateral other than as permitted by Section 12.11 or any of the Security Documents;

               (vii) change the definitions of "Majority Lenders" or "Supermajority Lenders";

               (viii) increase the Maximum Revolver Amount or the Letter of Credit Subfacility; or

               (ix) amend Section 1.2(j) (other than to increase the dollar amounts shown therein, which may be amended by vote of the Majority Lenders).

provided, however, the Administrative Agent may, in its sole discretion and notwithstanding the limitations contained in clauses (v) and (viii) above and any other terms of this Agreement, make Agent Advances in accordance with
Section 1.2(j) and, provided further, that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent, affect the rights, duties, powers or discretion of the Administrative Agent under this

Agreement or any other DIP Financing Document or any indemnities in favor of the Administrative Agent and provided further, that Schedule 1.2 hereto (Commitments) may be amended from time to time by Administrative Agent alone to reflect assignments of Commitments in accordance herewith.

           (b) If any fees are paid to the Lenders as consideration for amendments, waivers or consents with respect to this Agreement, at Administrative Agent's election, such fees may be paid only to those Lenders that agree to such amendments, waivers or consents within the time specified for submission thereof.

           (c) If, in connection with any proposed amendment, waiver or consent (a "Proposed Change"):

               (i) requiring the consent of all Lenders, the consent of Supermajority Lenders is obtained, but the consent of other Lenders is not obtained (any such Lender whose consent is not obtained as described in this clause (i) and in clause (ii) below being referred to as a "Non-Consenting Lender"), or

               (ii) requiring the consent of Supermajority Lenders, the consent of Majority Lenders is obtained,

then, so long as the Administrative Agent is not a Non-Consenting Lender, at the Borrowers' request, the Administrative Agent or an Eligible Assignee shall have the right (but not the obligation) with the Administrative Agent's approval, to purchase from the Non-Consenting Lenders, and the Non-Consenting Lenders agree that they shall sell, all the Non-Consenting Lenders' Commitments for an amount equal to the principal balances thereof and all accrued interest and fees with respect thereto through the date of sale pursuant to Assignment and Acceptance Agreement(s), without premium or discount.

           11.2 Assignments; Participations.

           (a) Any Lender may, with the written consent of the Administrative Agent (which consent shall not be unreasonably withheld), assign and delegate to one or more Eligible Assignees (provided that no consent of the Administrative Agent shall be required in connection with any assignment and delegation by a Lender to an Affiliate of such Lender) (each an "Assignee") all, or any ratable part of all, of the Loans, the Commitments and the other rights and obligations of such Lender hereunder, in a minimum amount of $2,500,000 (provided that, unless an assignor Lender has assigned and delegated all of its Loans and Commitments, no such assignment and/or delegation shall be permitted unless, after giving effect thereto, such assignor Lender retains a Commitment in a minimum amount of $2,500,000; provided, however, that the Borrowers and the Administrative Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Borrowers and the Administrative Agent by such Lender and the Assignee; (ii) such Lender and its Assignee shall have delivered to the Borrowers and the Administrative Agent an Assignment and Acceptance in the form of Exhibit F ("Assignment and Acceptance"); and (iii) the assignor Lender or Assignee has paid to the Administrative Agent a processing fee in the amount of $4,000.

           (b) From and after the date that the Administrative Agent notifies the assignor Lender that it has received an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations, including, but not limited to, the obligation to participate in Letters of Credit and Credit Support have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the DIP Financing Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other DIP Financing Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

           (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other DIP Financing Document furnished pursuant hereto or the attachment, perfection, or priority of any Lien granted by the Borrowers to the Administrative Agent or any Lender in the Collateral; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or the performance or observance by the Borrowers of any of their obligations under this Agreement or any other DIP Financing Document furnished pursuant hereto; (iii) such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such Assignee will, independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such Assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers, including the discretionary rights and incidental power, as are reasonably incidental thereto; and (vi) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

           (d) Immediately upon satisfaction of the requirements of Section 11.2(a), this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender pro tanto.

           (e) Any Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons not Affiliates of the Borrowers (a "Participant") participating interests in any Loans, the Commitment of that Lender and the other interests of that Lender (the "originating Lender") hereunder and under the other DIP Financing Documents; provided, however, that
(i) the originating Lender's obligations under this Agreement shall remain unchanged, (ii) the originating Lender shall remain solely responsible for the performance of such obligations, (iii) the Borrowers and the Administrative Agent shall continue to deal solely and directly with the originating Lender in connection with the originating Lender's rights and obligations under this Agreement and the other DIP Financing Documents, and (iv) no Lender shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other DIP Financing Document except the matters set forth in Sections 11.1(a) (i), (ii) and (iii), and all amounts payable by the Borrowers hereunder shall be determined as if such Lender had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent and subject to the same limitation as if the amount of its participating interest were owing directly to it as a Lender under this Agreement.

           (f) Notwithstanding any other provision in this Agreement, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR ss.203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

                                   ARTICLE 12
                            THE ADMINISTRATIVE AGENT
                            ------------------------

           12.1 Appointment and Authorization. Each Lender hereby designates and appoints Bank of America as the Administrative Agent under this Agreement and the other DIP Financing Documents and each Lender hereby irrevocably authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement, each other DIP Financing Document and the Financing Orders and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement, any other DIP Financing Document and the Financing Orders, together with such powers as are reasonably incidental thereto. The Administrative Agent agrees to act as such on the express conditions contained in this Article 12. The provisions of this Article 12 are solely for the benefit of the Administrative Agent and the Lenders and the Borrowers shall have no rights as a third party beneficiary of any of the provisions contained herein. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other DIP Financing Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other DIP Financing Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between


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independent contracting parties. Except as expressly otherwise provided in this
Agreement, the Administrative Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which the Administrative Agent is expressly entitled to take or assert under this Agreement and the other DIP Financing Documents, including (a) the determination of the applicability of ineligibility criteria with respect to the calculation of the Borrowing Base,
(b) the making of Agent Advances pursuant to Section 1.2(i), and (c) the exercise of remedies pursuant to Section 9.2, and any action so taken or not taken shall be deemed consented to by the Lenders.

           12.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other DIP Financing Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects as long as such selection was made without gross negligence or willful misconduct.

           12.3 Liability of Administrative Agent. None of the Administrative Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other DIP Financing Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by the Borrowers or any Subsidiary or Affiliate of the Borrowers, or any officer thereof, contained in this Agreement or in any other DIP Financing Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other DIP Financing Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other DIP Financing Document, or for any failure of the Borrowers or any other party to any DIP Financing Document to perform its obligations hereunder or thereunder. No Administrative Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other DIP Financing Document, or to inspect the properties, books or records of the Borrowers or any of the Borrowers' Subsidiaries or Affiliates.

           12.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other DIP Financing Document unless it shall first receive such advice or concurrence of the Supermajority Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other DIP Financing Document in accordance with a request or consent of the Supermajority Lenders (or all Lenders if so required


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by Section 11.1) and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

           12.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless the Administrative Agent shall have received written notice from a Lender or a Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default or Event of Default as may be requested by the Supermajority Lenders in accordance with Section 9; provided, however, that unless and until the Administrative Agent has received any such request, the Administrative Agent may (but shall not be obligated to) continue to make Revolving Loans to the Borrowers on behalf of the Lenders in reliance on the provisions of Section 12.15 and take such other action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

           12.6 Credit Decision. Each Lender acknowledges that none of the Administrative Agent-Related Persons has made any representation or warranty to it, and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Borrowers and their Affiliates, shall be deemed to constitute any representation or warranty by any Administrative Agent-Related Person to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Administrative Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrowers and their Affiliates, and all applicable bankruptcy and bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrowers. Each Lender also represents that it will, independently and without reliance upon any Administrative Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other DIP Financing Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrowers. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Administrative Agent, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrower which may come into the possession of any of the Administrative Agent-Related Persons.

           12.7 Indemnification. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Administrative Agent-Related Persons (to the extent not reimbursed by or on behalf of the Borrower and without limiting the obligation of the Borrowers to do so), in accordance with their Pro Rata Shares, from and against any and all Indemnified Liabilities as such term is defined in Section 13.11; provided, however, that no Lender shall be liable for the payment to the Administrative Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without


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limitation of the foregoing, each Lender shall reimburse the Administrative
Agent upon demand for its Pro Rata Share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other DIP Financing Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Administrative Agent.

           12.8 Administrative Agent in Individual Capacity. The Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Borrowers and their Subsidiaries and Affiliates as though Bank of America were not the Administrative Agent hereunder and without notice to or consent of the Lenders. The Bank of America or its Affiliates may receive information regarding the Borrowers, their Affiliates and Account Debtors (including information that may be subject to confidentiality obligations in favor of the Borrowers or such Subsidiary) and acknowledge that the Administrative Agent and Bank of America shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" include Bank of America in its individual capacity.

           12.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon at least thirty (30) days prior notice to the Lenders and the Borrowers, such resignation to be effective upon the acceptance of a successor agent to its appointment as Administrative Agent. In the event Bank of America sells all of its Commitment and Revolving Loans as part of a sale, transfer or other disposition by Bank of America of substantially all of its loan portfolio, Bank of America shall resign as Administrative Agent and such purchaser or transferee shall become the successor Administrative Agent hereunder. Subject to the foregoing, if the Administrative Agent resigns under this Agreement, the Majority Lenders shall appoint from among the Lenders a successor agent for the Lenders. If no successor agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrowers, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor agent and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this
Article 12 shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.


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           12.10 Withholding Tax.

           (a) If any Lender is a "foreign corporation, partnership or trust" within the meaning of the Code and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Lender agrees with and in favor of the Administrative Agent, to deliver to the Administrative Agent:

               (i) if such Lender claims an exemption from, or a reduction of, withholding tax under a United States of America tax treaty, properly completed IRS Forms W-8BEN and W-8ECI before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

               (ii) if such Lender claims that interest paid under this Agreement is exempt from United States of America withholding tax because it is effectively connected with a United States of America trade or business of such Lender, two properly completed and executed copies of IRS Form W-8ECI before the payment of any interest is due in the first taxable year of such Lender and in each succeeding taxable year of such Lender during which interest may be paid under this Agreement, and IRS Form W-9; and

               (iii) such other form or forms as may be required under the Code or other laws of the United States of America as a condition to exemption from, or reduction of, United States of America withholding tax.

           Such Lender agrees to promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

           (b) If any Lender claims exemption from, or reduction of, withholding tax under a United States of America tax treaty by providing IRS Form FW-8BEN and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations owing to such Lender, such Lender agrees to notify the Administrative Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Borrower to such Lender. To the extent of such percentage amount, the Administrative Agent will treat such Lender's IRS Form W-8BEN as no longer valid.

           (c) If any Lender claiming exemption from United States of America withholding tax by filing IRS Form W-8ECI with the Administrative Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations owing to such Lender, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

           (d) If any Lender is entitled to a reduction in the applicable withholding tax, the Administrative Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by subsection (a) of this Section are not delivered to the Administrative Agent, then the Administrative Agent may withhold from any interest payment to such


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Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

           (e) If the IRS or any other Governmental Authority of the United States of America or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Administrative Agent.

           12.11 Collateral Matters.

           (a) The Lenders hereby irrevocably authorize the Administrative Agent, at its option and in its sole discretion, to release any Administrative Agent's Liens upon any Collateral (i) upon the termination of the Commitments and Full Payment of all Loans and reimbursement obligations in respect of Letters of Credit and Credit Support, and the termination of all outstanding Letters of Credit (whether or not any of such obligations are due) and all other Obligations; (ii) constituting property being sold or disposed of if the Borrowers certify to the Administrative Agent that the sale or disposition is made in compliance with Section 7.9 (and the Administrative Agent may rely conclusively on any such certificate, without further inquiry); (iii) constituting property leased to a Borrower under a lease which has expired or been terminated in a transaction permitted under this Agreement; or (iv) constituting Net Proceeds required to be shared with the Pre-Petition Lenders pursuant to the Pre-Petition Lender Protection Orders. Except as provided above, the Administrative Agent will not release any of the Administrative Agent's Liens without the prior written authorization of the Lenders; provided that the Administrative Agent may, in its discretion, release the Administrative Agent's Liens on Collateral valued in the aggregate not in excess of $500,000 during each Fiscal Year without the prior written authorization of the Lenders and the Administrative Agent may release the Administrative Agent's Liens on Collateral valued in the aggregate not in excess of $1,000,000 during each Fiscal Year with the prior written authorization of the Majority Lenders. Upon request by the Administrative Agent or the Borrowers at any time, the Lenders will confirm in writing the Administrative Agent's authority to release any Administrative Agent's Liens upon particular types or items of Collateral pursuant to this
Section 12.11.

           (b) Upon receipt by the Administrative Agent of any authorization required pursuant to Section 12.11(a) from the Lenders of the Administrative Agent's authority to release Administrative Agent's Liens upon particular types or items of Collateral, and upon at least five (5) Business Days prior written request by the Borrowers, the Administrative Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Administrative Agent's Liens upon such Collateral; provided, however, that (i) the Administrative Agent shall not be


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required to execute any such document on terms which, in the Administrative
Agent's opinion, would expose the Administrative Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Borrowers in respect of) all interests retained by the Borrowers, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

           (c) The Administrative Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by the Borrowers or is cared for, protected or insured or has been encumbered, or that the Administrative Agent's Liens have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Administrative Agent pursuant to any of the DIP Financing Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Administrative Agent may act in any manner it may deem appropriate, in its sole discretion given the Administrative Agent's own interest in the Collateral in its capacity as one of the Lenders and that the Administrative Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing.

           12.12 Restrictions on Actions by Lenders; Sharing of Payments.

           (a) Each of the Lenders agrees that it shall not, without the express consent of all Lenders, and that it shall, to the extent it is lawfully entitled to do so, upon the request of all Lenders, set off against the Obligations, any amounts owing by such Lender to the Borrowers or any accounts of the Borrowers now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so by the Administrative Agent, take or cause to be taken any action to enforce its rights under this Agreement or against the Borrowers, including the commencement of any legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.

           (b) If at any time or times any Lender shall receive (i) by payment, foreclosure, setoff or otherwise, any proceeds of Collateral or any payments with respect to the Obligations of the Borrower to such Lender arising under, or relating to, this Agreement or the other DIP Financing Documents, except for any such proceeds or payments received by such Lender from the Administrative Agent pursuant to the terms of this Agreement, or (ii) payments from the Administrative Agent in excess of such Lender's ratable portion of all such distributions by the Administrative Agent, such Lender shall promptly (1) turn the same over to the Administrative Agent, in kind, and with such endorsements as may be required to negotiate the same to the Administrative Agent, or in same day funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (2) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in


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part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

           12.13 Agency for Perfection. Each Lender hereby appoints each other Lender as agent for the purpose of perfecting the Lenders' security interest in assets which, in accordance with Article 9 of the UCC can be perfected only by possession. Should any Lender (other than the Administrative Agent) obtain possession of any such Collateral, such Lender shall notify the Administrative Agent thereof, and, promptly upon the Administrative Agent's request therefor shall deliver such Collateral to the Administrative Agent or in accordance with the Administrative Agent's instructions.

           12.14 Payments by Administrative Agent to Lenders. All payments to be made by the Administrative Agent to the Lenders shall be made by bank wire transfer or internal transfer of immediately available funds to each Lender pursuant to wire transfer instructions delivered in writing to the Administrative Agent on or prior to the Closing Date (or if such Lender is an Assignee, on the applicable Assignment and Acceptance), or pursuant to such other wire transfer instructions as each party may designate for itself by written notice to the Administrative Agent. Concurrently with each such payment, the Administrative Agent shall identify whether such payment (or any portion thereof) represents principal, premium or interest on the Revolving Loans or otherwise. Unless the Administrative Agent receives notice from the Borrowers prior to the date on which any payment is due to the Lenders that the Borrowers will not make such payment in full as and when required, the Administrative Agent may assume that the Borrowers have made such payment in full to the Administrative Agent on such date in immediately available funds and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrowers have not made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

           12.15 Settlement.

           (a) (i) Each Lender's funded portion of the Revolving Loans is intended by the Lenders to be equal at all times to such Lender's Pro Rata Share of the outstanding Revolving Loans. Notwithstanding such agreement, the Administrative Agent, Bank of America, and the other Lenders agree (which agreement shall not be for the benefit of or enforceable by the Borrowers) that in order to facilitate the administration of this Agreement and the other DIP Financing Documents, settlement among them as to the Revolving Loans, the Non-Ratable Loans and the Agent Advances shall take place on a periodic basis in accordance with the following provisions:

               (ii) The Administrative Agent shall request settlement ("Settlement") with the Lenders on at least a weekly basis, or on a more frequent basis at Administrative Agent's election, (A) on behalf of Bank of America, with respect to each outstanding Non-Ratable Loan,
          (B) for itself, with respect to each Agent Advance, and (C) with respect to collections received, in each case, by notifying the


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          Lenders of such requested Settlement by telecopy, telephone or other similar form of transmission, of such requested Settlement, no later than 12:00 noon (Atlanta, Georgia time) on the date of such requested Settlement (the "Settlement Date"). Each Lender (other than Bank of America, in the case of Non-Ratable Loans and the Administrative Agent in the case of Agent Advances) shall transfer the amount of such Lender's Pro Rata Share of the outstanding principal amount of the Non-Ratable Loans and Agent Advances with respect to each Settlement to the Administrative Agent, to Administrative Agent's account, not later than 2:00 p.m. (Atlanta, Georgia time), on the Settlement Date applicable thereto. Settlements may occur during the continuation of a Default or an Event of Default and whether or not the applicable conditions precedent set forth in Article 8 have then been satisfied. Such amounts made available to the Administrative Agent shall be applied against the amounts of the applicable Non-Ratable Loan or Agent Advance and, together with the portion of such Non-Ratable Loan or Agent Advance representing Bank of America's Pro Rata Share thereof, shall constitute Revolving Loans of such Lenders. If any such amount is not transferred to the Administrative Agent by any Lender on the Settlement Date applicable thereto, the Administrative Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Rate for the first three
          (3) days from and after the Settlement Date and thereafter at the Interest Rate then applicable to the Revolving Loans (A) on behalf of Bank of America, with respect to each outstanding Non-Ratable Loan, and (B) for itself, with respect to each Agent Advance.

               (iii) Notwithstanding the foregoing, not more than one (1) Business Day after demand is made by the Administrative Agent (whether before or after the occurrence of a Default or an Event of Default and regardless of whether the Administrative Agent has requested a Settlement with respect to a Non-Ratable Loan or Agent Advance), each other Lender (A) shall irrevocably and unconditionally purchase and receive from Bank of America or the Administrative Agent, as applicable, without recourse or warranty, an undivided interest and participation in such Non-Ratable Loan or Agent Advance equal to such Lender's Pro Rata Share of such Non-Ratable Loan or Agent Advance and
          (B) if Settlement has not previously occurred with respect to such Non-Ratable Loans or Agent Advances, upon demand by Bank of America or Administrative Agent, as applicable, shall pay to Bank of America or Administrative Agent, as applicable, as the purchase price of such participation an amount equal to one-hundred percent (100%) of such Lender's Pro Rata Share of such Non-Ratable Loans or Agent Advances. If such amount is not in fact made available to the Administrative Agent by any Lender, the Administrative Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Rate for the first three (3) days from and after such demand and thereafter at the Interest Rate then applicable to Base Rate Revolving Loans.

               (iv) From and after the date, if any, on which any Lender purchases an undivided interest and participation in any Non-Ratable Loan or Agent Advance pursuant to clause (iii) above, the Administrative Agent shall promptly distribute to such Lender, such Lender's Pro Rata Share of all payments of principal and interest and all proceeds of Collateral received by the Administrative Agent in respect of such Non-Ratable Loan or Agent Advance.


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               (v) Between Settlement Dates, the Administrative Agent, to the
          extent no Agent Advances are outstanding, may pay over to Bank of America any payments received by the Administrative Agent, which in accordance with the terms of this Agreement would be applied to the reduction of the Revolving Loans, for application to Bank of America's Revolving Loans including Non-Ratable Loans. If, as of any Settlement Date, collections received since the then immediately preceding Settlement Date have been applied to Bank of America's Revolving Loans (other than to Non-Ratable Loans or Agent Advances in which such Lender has not yet funded its purchase of a participation pursuant to clause (iii) above), as provided for in the previous sentence, Bank of America shall pay to the Administrative Agent for the accounts of the Lenders, to be applied to the outstanding Revolving Loans of such Lenders, an amount such that each Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the Revolving Loans. During the period between Settlement Dates, Bank of America with respect to Non-Ratable Loans, the Administrative Agent with respect to Agent Advances, and each Lender with respect to the Revolving Loans other than Non-Ratable Loans and Agent Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the actual average daily amount of funds employed by Bank of America, the Administrative Agent and the other Lenders.

               (vi) Unless the Administrative Agent has received written notice from a Lender to the contrary, the Administrative Agent may assume that the applicable conditions precedent set forth in Article 8 have been satisfied and the requested Borrowing will not exceed Availability on any Funding Date for a Revolving Loan or Non-Ratable Loan.

           (b) Lenders' Failure to Perform. All Revolving Loans (other than Non-Ratable Loans and Agent Advances) shall be made by the Lenders simultaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Revolving Loans hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligation to make any Revolving Loans hereunder, (ii) no failure by any Lender to perform its obligation to make any Revolving Loans hereunder shall excuse any other Lender from its obligation to make any Revolving Loans hereunder, and (iii) the obligations of each Lender hereunder shall be several, not joint and several.

           (c) Defaulting Lenders. Notwithstanding the occurrence or continuance of a Default or Event of Default or other failure of any condition to the making of Revolving Loans hereunder, unless the Administrative Agent receives notice from a Lender on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of such Borrowing, that such Lender will not make available as and when required hereunder to the Administrative Agent that Lender's Pro Rata Share of a Borrowing, the Administrative Agent may assume that each Lender has made such amount available to the Administrative Agent in immediately available funds on the Funding Date. Furthermore, the Administrative Agent may, in reliance upon such assumption, make available to the Borrowers on such date a corresponding amount. If any Lender has not transferred its full Pro Rata Share to the Administrative Agent in immediately available funds and the Administrative Agent has transferred corresponding amount to the Borrowers on the Business Day


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
following such Funding Date that Lender shall make such amount available to the Administrative Agent, together with interest at the Federal Funds Rate for that day. A notice by the Administrative Agent submitted to any Lender with respect to amounts owing shall be conclusive, absent manifest error. If each Lender's full Pro Rata Share is transferred to the Administrative Agent as required, the amount transferred to the Administrative Agent shall constitute that Lender's Revolving Loan for all purposes of this Agreement. If that amount is not transferred to the Administrative Agent on the Business Day following the Funding Date, the Administrative Agent will notify the Borrowers of such failure to fund and, upon demand by the Administrative Agent, the Borrowers shall pay such amount to the Administrative Agent for the Administrative Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the Interest Rate applicable at the time to the Revolving Loans comprising that particular Borrowing. The failure of any Lender to make any Revolving Loan on any Funding Date (any such Lender, prior to the cure of such failure, being hereinafter referred to as a "Defaulting Lender") shall not relieve any other Lender of its obligation hereunder to make a Revolving Loan on that Funding Date. No Lender shall be responsible for any other Lender's failure to advance such other Lenders' Pro Rata Share of any Borrowing.

           (d) Retention of Defaulting Lender's Payments. The Administrative Agent shall not be obligated to transfer to a Defaulting Lender any payments made by Borrowers to the Administrative Agent for the Defaulting Lender's benefit; nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder. Amounts payable to a Defaulting Lender shall instead be paid to or retained by the Administrative Agent. In its discretion, the Administrative Agent may loan Borrowers the amount of all such payments received or retained by it for the account of such Defaulting Lender. Any amounts so loaned to the Borrowers shall bear interest at the rate applicable to Base Rate Revolving Loans and for all other purposes of this Agreement shall be treated as if they were Revolving Loans, provided, however, that for purposes of voting or consenting to matters with respect to the DIP Financing Documents and determining Pro Rata Shares, such Defaulting Lender shall be deemed not to be a "Lender." Until a Defaulting Lender cures its failure to fund its Pro Rata Share of any Borrowing (A) such Defaulting Lender shall not be entitled to any portion of the Unused Line Fee and (B) the Unused Line Fee shall accrue in favor of the Lenders which have funded their respective Pro Rata Shares of such requested Borrowing and shall be allocated among such performing Lenders ratably based upon their relative Commitments. This Section shall remain effective with respect to such Lender until such time as the Defaulting Lender shall no longer be in default of any of its obligations under this Agreement. The terms of this Section shall not be construed to increase or otherwise affect the Commitment of any Lender, or relieve or excuse the performance by the Borrowers of their duties and obligations hereunder.

           (e) Removal of Defaulting Lender. At the Borrowers' request, the Administrative Agent or an Eligible Assignee reasonably acceptable to the Administrative Agent and the Borrowers shall have the right (but not the obligation) to purchase from any Defaulting Lender, and each Defaulting Lender shall, upon such request, sell and assign to the Administrative Agent or such Eligible Assignee, all of the Defaulting Lender's outstanding Commitments hereunder. Such sale shall be consummated promptly after Administrative Agent has arranged for a purchase by Administrative Agent or an Eligible Assignee pursuant to an Assignment and Acceptance, and at a price equal to the outstanding principal balance of the Defaulting Lender's Loans, plus accrued interest and fees, without premium or discount.


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
           12.16 Letters of Credit; Intra-Lender Issues.

           (a) Notice of Letter of Credit Balance. On each Settlement Date the Administrative Agent shall notify each Lender of the issuance of all Letters of Credit since the prior Settlement Date.

           (b) Participations in Letters of Credit.

               (i) Purchase of Participations. Immediately upon issuance of any Letter of Credit in accordance with Section 1.3(d), each Lender shall be deemed to have irrevocably and unconditionally purchased and received without recourse or warranty, an undivided interest and participation equal to such Lender's Pro Rata Share of the face amount of such Letter of Credit or the Credit Support provided through the Administrative Agent to the Letter of Credit Issuer, if not Bank of America, in connection with the issuance of such Letter of Credit (including all obligations of the Borrowers with respect thereto, and any security therefore or guaranty pertaining thereto).

               (ii) Sharing of Reimbursement Obligation Payments. Whenever the Administrative Agent receives a payment from the Borrowers on account of reimbursement obligations in respect of a Letter of Credit or Credit Support as to which the Administrative Agent has previously received for the account of the Letter of Credit Issuer thereof payment from a Lender, the Administrative Agent shall promptly pay to such Lender such Lender's Pro Rata Share of such payment from the Borrowers. Each such payment shall be made by the Administrative Agent on the next Settlement Date.

               (iii) Documentation. Upon the request of any Lender, the Administrative Agent shall furnish to such Lender copies of any Letter of Credit, Credit Support for any Letter of Credit, reimbursement agreements executed in connection therewith, applications for any Letter of Credit, and such other documentation as may reasonably be requested by such Lender.

               (iv) Obligations Irrevocable. The obligations of each Lender to make payments to the Administrative Agent with respect to any Letter of Credit or with respect to their participation therein or with respect to any Credit Support for any Letter of Credit or with respect to the Revolving Loans made as a result of a drawing under a Letter of Credit and the obligations of the Borrowers for whose account the Letter of Credit or Credit Support was issued to make payments to the Administrative Agent, for the account of the Lenders, shall be irrevocable and shall not be subject to any qualification or exception whatsoever, including any of the following circumstances:

                    (1) any lack of validity or enforceability of this Agreement or any of the other DIP Financing Documents;

                    (2) the existence of any claim, setoff, defense or other
               right which a Borrower may have at any time against a beneficiary


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
               named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), any Lender, the Administrative Agent, the issuer of such Letter of Credit, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between such Borrower or any other Person and the beneficiary named in any Letter of Credit);

                    (3) any draft, certificate or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                    (4) the surrender or impairment of any security for the
               performance or observance of any of the terms of any of the DIP Financing Documents;

                    (5) the occurrence of any Default or Event of Default; or

                    (6) the failure of the Borrowers to satisfy the applicable conditions precedent set forth in Article 8.

           (c) Recovery or Avoidance of Payments; Refund of Payments In Error. In the event any payment by or on behalf of any Obligor or by any Account Debtor is received by the Administrative Agent with respect to any of the Obligations and distributed by the Administrative Agent to the Lenders on account of their respective participations therein and is thereafter set aside, avoided or recovered from the Administrative Agent in connection with any receivership, liquidation or bankruptcy proceeding, the Lenders shall, upon demand by the Administrative Agent, pay to the Administrative Agent their respective Pro Rata Shares of such amount set aside, avoided or recovered, together with interest at the rate required to be paid by the Administrative Agent upon the amount required to be repaid by it. Unless the Administrative Agent receives notice from the Borrowers prior to the date on which any payment is due to the Lenders that the Borrowers will not make such payment in full as and when required, the Administrative Agent may assume that the Borrowers have made such payment in full to the Administrative Agent on such date in immediately available funds and the Administrative Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrowers have not made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

           (d) Indemnification by Lenders. To the extent not reimbursed by the Borrowers and without limiting the obligations of the Borrowers hereunder, the Lenders agree to indemnify the Letter of Credit Issuer ratably in accordance with their respective Pro Rata Shares, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees) or disbursements of any kind and nature whatsoever


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
that may be imposed on, incurred by or asserted against the Letter of Credit Issuer in any way relating to or arising out of any Letter of Credit or the transactions contemplated thereby or any action taken or omitted by the Letter of Credit Issuer under any Letter of Credit or any DIP Financing Document in connection therewith; provided that no Lender shall be liable for any of the foregoing to the extent it arises from the gross negligence or willful misconduct of the Person to be indemnified. Without limitation of the foregoing, each Lender agrees to reimburse the Letter of Credit Issuer promptly upon demand for its Pro Rata Share of any costs or expenses payable by the Borrowers to the Letter of Credit Issuer, to the extent that the Letter of Credit Issuer is not promptly reimbursed for such costs and expenses by the Borrowers. The agreement contained in this Section shall survive payment in full of all other Obligations.

           12.17 Concerning the Collateral and the Related DIP Financing Documents. Each Lender authorizes and directs the Administrative Agent to enter into the other DIP Financing Documents, for the ratable benefit and obligation of the Administrative Agent and the Lenders. Each Lender agrees that any action taken by the Administrative Agent, Majority Lenders or Supermajority Lenders, as applicable, in accordance with the terms of this Agreement or the other DIP Financing Documents, and the exercise by the Administrative Agent, the Majority Lenders, or the Supermajority Lenders, as applicable, of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders. The Lenders acknowledge that the Revolving Loans, Agent Advances, Non-Ratable Loans, Hedge Agreements, Bank Products and all interest, fees and expenses hereunder constitute one Debt, secured pari passu by all of the Collateral.

           12.18 Field Audit and Examination Reports; Disclaimer by Lenders. By signing this Agreement, each Lender:

           (a) is deemed to have requested that the Administrative Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a "Report" and collectively, "Reports") prepared by or on behalf of the Administrative Agent;

           (b) expressly agrees and acknowledges that neither Bank of America nor the Administrative Agent (i) makes any representation or warranty as to the accuracy of any Report, or (ii) shall be liable for any information contained in any Report;

           (c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that the Administrative Agent or Bank of America or other party performing any audit or examination will inspect only specific information regarding the Borrowers and will rely significantly upon the Borrowers' books and records, as well as on representations of the Borrowers' personnel;

           (d) agrees to keep all Reports confidential and strictly for its internal use, and not to distribute except to its participants, or use any Report in any other manner; and

           (e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold the Administrative Agent and any such other Lender preparing a Report harmless from any action the


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
indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to the Borrowers, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a loan or loans of the Borrowers; and (ii) to pay and protect, and indemnify, defend and hold the Administrative Agent and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses and other amounts (including Attorney Costs) incurred by the Administrative Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

           12.19 Relation Among Lenders. The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Administrative Agent) authorized to act for, any other Lender.

           12.20 Syndication Agent. The Lender identified on the facing page or signature pages of this Agreement as the "Syndication Agent" shall not have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, the Lender so identified as the "Syndication Agent" shall not have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on the Lender so identified as the "Syndication Agent" in deciding to enter into this Agreement or in taking or not taking action hereunder.

                                   ARTICLE 13
                                  MISCELLANEOUS
                                  -------------

           13.1 No Waivers; Cumulative Remedies. No failure by the Administrative Agent or any Lender to exercise any right, remedy, or option under this Agreement or any present or future supplement thereto, or in any other agreement between or among the Borrowers and the Administrative Agent and/or any Lender, or delay by the Administrative Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by the Administrative Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by the Administrative Agent or the Lenders on any occasion shall affect or diminish the Administrative Agent's and each Lender's rights thereafter to require strict performance by the Borrowers of any provision of this Agreement. The Administrative Agent and the Lenders may proceed directly to collect the Obligations without any prior recourse to the Collateral. The Administrative Agent's and each Lender's rights under this Agreement will be cumulative and not exclusive of any other right or remedy which the Administrative Agent or any Lender may have.

           13.2 Severability. The illegality or unenforceability of any provision of this Agreement or any DIP Financing Document or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.


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
           13.3 Governing Law; Choice of Forum; Service of Process.

           (a) THIS AGREEMENT SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF, OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) PROVIDED THAT PERFECTION ISSUES WITH RESPECT TO ARTICLE 9 OF THE UCC MAY GIVE EFFECT TO APPLICABLE CHOICE OR CONFLICT OF LAW RULES SET FORTH IN ARTICLE 9 OF THE UCC) OF THE STATE OF NEW YORK; PROVIDED THAT THE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

           (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER DIP FINANCING DOCUMENT THAT IS NOT REQUIRED TO BE BROUGHT IN THE U.S. BANKRUPTCY COURT WHERE THE CHAPTER 11 CASES ARE PENDING MAY BE BROUGHT IN THE COURTS OF THE STATE OF GEORGIA OR OF THE UNITED STATES OF AMERICA LOCATED IN FULTON COUNTY, GEORGIA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE BORROWERS, THE AGENT AND THE LENDERS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE BORROWERS, THE AGENT AND THE LENDERS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. NOTWITHSTANDING THE FOREGOING: (1) THE AGENT AND THE LENDERS SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWERS OR THEIR PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION THE AGENT OR THE LENDERS DEEM NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR OTHER SECURITY FOR THE OBLIGATIONS AND (2) EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THE COURTS DESCRIBED IN THE IMMEDIATELY PRECEDING SENTENCE MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE THOSE JURISDICTIONS.

           (c) THE BORROWERS HEREBY WAIVE PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO THE BORROWER AT ITS ADDRESS SET FORTH IN SECTION 13.8 AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE U.S. MAIL POSTAGE PREPAID. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF AGENT OR THE LENDERS TO SERVE LEGAL PROCESS BY ANY OTHER MANNER PERMITTED BY LAW.

           13.4 WAIVER OF JURY TRIAL. THE BORROWERS, THE LENDERS AND THE AGENT EACH IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM


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
OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER DIP FINANCING DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE BORROWERS, THE LENDERS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER DIP FINANCING DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER DIP FINANCING DOCUMENTS.

           13.5 Survival of Representations and Warranties. All of the Borrowers' representations and warranties contained in this Agreement shall survive the execution, delivery, and acceptance thereof by the parties, notwithstanding any investigation by the Administrative Agent or the Lenders or their respective agents.

           13.6 Other Security and Guaranties. The Administrative Agent, may, without notice or demand and without affecting the Borrowers' obligations hereunder, from time to time: (a) take from any Person and hold collateral (other than the Collateral) for the payment of all or any part of the Obligations and exchange, enforce or release such collateral or any part thereof; and (b) accept and hold any endorsement or guaranty of payment of all or any part of the Obligations and release or substitute any such endorser or guarantor, or any Person who has given any Lien in any other collateral as security for the payment of all or any part of the Obligations, or any other Person in any way obligated to pay all or any part of the Obligations.

           13.7 Fees and Expenses. The Borrowers agree to pay to or reimburse
(1) the Syndication Agent and the Book Managers, on demand, all costs and expenses that such Persons pay or incur in connection with the structuring and syndication of the DIP Facility, whether prior to or on or after the Closing Date, and including reasonable fees and disbursements of counsel, and (2) the Administrative Agent, for its benefit, on demand, all costs and expenses that Administrative Agent pays or incurs in connection with the negotiation, preparation, syndication, consummation, administration, enforcement, and termination of this Agreement or any of the other DIP Financing Documents, including: (a) Attorney Costs; (b) costs and expenses (including attorneys' and paralegals' fees and disbursements) for any amendment, supplement, waiver, consent, or subsequent closing in connection with the DIP Financing Documents and the transactions contemplated thereby; (c) costs and expenses of lien and title searches and title insurance; (d) taxes, fees and other charges for recording the Mortgages, filing financing statements and continuations, and other actions to perfect, protect, and continue the Administrative Agent's Liens (including costs and expenses paid or incurred by the Administrative Agent in connection with the consummation of Agreement); (e) sums paid or incurred to pay


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
any amount or take any action required of the Borrowers under the DIP Financing Documents that the Borrowers fail to pay or take; (f) costs of appraisals, inspections, and verifications of the Collateral, including travel, lodging, and meals for inspections of the Collateral and the Borrowers' operations by the Administrative Agent plus the Administrative Agent's then customary charge for field examinations and audits and the preparation of reports thereof (such charge is currently $850 per day (or portion thereof) for each Person retained or employed by the Administrative Agent with respect to each field examination or audit); and (g) costs and expenses of forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining Payment Accounts and lock boxes, and costs and expenses of preserving and protecting the Collateral. In addition, the Borrowers agree to pay costs and expenses incurred by the Administrative Agent (including Attorneys' Costs) to the Administrative Agent, for its benefit, on demand, and to the other Lenders for their benefit, on demand, and all reasonable fees, expenses and disbursements incurred by such other Lenders for one law firm retained by such other Lenders, in each case, paid or incurred to obtain payment of the Obligations, enforce the Administrative Agent's Liens, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of the DIP Financing Documents, or to defend any claims made or threatened against the Administrative Agent or any Lender arising out of the transactions contemplated hereby (including preparations for and consultations concerning any such matters). The foregoing shall not be construed to limit any other provisions of the DIP Financing Documents regarding costs and expenses to be paid by the Borrowers. All of the foregoing costs and expenses shall be charged to the Borrowers' Loan Account as Revolving Loans as described in Section 3.7.

           13.8 Notices. Except as otherwise provided herein, all notices, demands and requests that any party is required or elects to give to any other shall be in writing, or by a telecommunications device capable of creating a written record, and any such notice shall become effective (a) upon personal delivery thereof, including, but not limited to, delivery by overnight mail and courier service, (b) four (4) days after it shall have been mailed by United States mail, first class, certified or registered, with postage prepaid, or (c) in the case of notice by such a telecommunications device, when properly transmitted, in each case addressed to the party to be notified as follows:

      If to the Administrative Agent
      or Bank of America:                   Bank of America, N.A.
                                            600 Peachtree Street, N.E.
                                            5th Floor
                                            Atlanta, Georgia 30308-2265
                                            Attention:  Business Credit -
                                                       Account Executive
                                            Telecopy No.: (404) 607-6059

      with a copy to:                       Parker, Hudson, Rainer & Dobbs LLP
                                            1500 Marquis Two Tower
                                            285 Peachtree Center Avenue, N.E.
                                            Atlanta, Georgia  30303
                                            Attention:  C. Edward Dobbs, Esq.
                                            Telecopy No.:  (404) 522-8409


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
      If to the Borrowers:                  WestPoint Stevens Inc.
                                            507 W. 10th Street
                                            West Point, Georgia 31833
                                            Attention: Chief Financial Officer
                                            Telecopy No.: (706) 645-4300

      with a copy to:                       Weil, Gotshal & Manges LLP
                                            767 Fifth Avenue
                                            New York, New York 10153
                                            Attention: Marsha Simms, Esq.
                                            Telecopy No.: (212) 310-8007

or to such other address as each party may designate for itself by like notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall not adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

           13.9 Waiver of Notices. Unless otherwise expressly provided herein, the Borrowers waive presentment, and notice of demand or dishonor and protest as to any instrument, notice of intent to accelerate the Obligations and notice of acceleration of the Obligations, as well as any and all other notices to which it might otherwise be entitled. No notice to or demand on the Borrowers which the Administrative Agent or any Lender may elect to give shall entitle the Borrowers to any or further notice or demand in the same, similar or other circumstances.

           13.10 Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective representatives, successors, and assigns of the parties hereto; provided, however, that no interest herein may be assigned by any Borrower without prior written consent of the Administrative Agent and each Lender. The rights and benefits of the Administrative Agent and the Lenders hereunder shall, if such Persons so agree, inure to any party acquiring any interest in the Obligations or any part thereof.

           13.11 Indemnity of the Agents and the Lenders by the Borrowers.


           (a) Each Borrower agrees to defend, indemnify and hold the Agent-Related Persons, and each Lender and each of its respective officers, directors, employees, counsel, representatives, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans and the termination, resignation or replacement of the Administrative Agent or replacement of any Lender) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement,


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
any other DIP Financing Document, or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that the Borrowers shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting solely from the willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations. (b) Each Borrower agrees to indemnify, defend and hold harmless the Agents and the Lenders from any loss or liability directly or indirectly arising out of the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence of a hazardous substance relating to such Borrower's operations, business or property. This indemnity will apply whether the hazardous substance is on, under or about such Borrower's property or operations or property leased to such Borrower. The indemnity includes, but is not limited to, Attorneys Costs. The indemnity extends to the Agents and the Lenders, their parents, affiliates, subsidiaries and all of their directors, officers, employees, agents, successors, attorneys and assigns. "Hazardous substances" means any substance, material or waste that is or becomes designated or regulated as "toxic," "hazardous," "pollutant," or "contaminant" or a similar designation or regulation under any federal, state or local law (whether under common law, statute, regulation or otherwise) or judicial or administrative interpretation of such, including petroleum or natural gas. This indemnity will survive repayment of all other Obligations.

           13.12 Limitation of Liability. NO CLAIM MAY BE MADE BY ANY BORROWER, ANY LENDER OR OTHER PERSON AGAINST THE AGENT, ANY LENDER, OR THE AFFILIATES, DIRECTORS, OFFICERS, EMPLOYEES, COUNSEL, REPRESENTATIVES, AGENTS OR ATTORNEYS-IN-FACT OF ANY OF THEM FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM FOR BREACH OF CONTRACT OR ANY OTHER THEORY OF LIABILITY ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OTHER DIP FINANCING DOCUMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, AND EACH BORROWER AND EACH LENDER HEREBY WAIVE, RELEASE AND AGREE NOT TO SUE UPON ANY CLAIM FOR SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

           13.13 Final Agreement. This Agreement and the other DIP Financing Documents are intended by the Borrowers, the Administrative Agent and the Lenders to be the final, complete, and exclusive expression of the agreement between them. This Agreement supersedes any and all prior oral or written agreements relating to the subject matter hereof except for the Interest and Fee Letter. No modification, rescission, waiver, release, or amendment of any provision of this Agreement or any other DIP Financing Document shall be made, except by a written agreement signed by the Borrowers and a duly authorized officer of each of the Administrative Agent and the requisite Lenders.

           13.14 Counterparts. This Agreement may be executed in any number of counterparts, and by the Administrative Agent, each Lender and each Borrower in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

           13.15 Captions. The captions contained in this Agreement are for convenience of reference only, are without substantive meaning and should not be construed to modify, enlarge, or restrict any provision.

           13.16 Right of Setoff. In addition to any rights and remedies of the Lenders provided by law, if an Event of Default exists or the Loans have been accelerated, each Lender is authorized at any time and from time to time, without prior notice to the Borrowers, any such notice being waived by the Borrowers to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender or any Affiliate of such Lender to or for the credit or the account of the Borrowers against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Agreement or any DIP Financing Document and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify the Borrowers and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. NOTWITHSTANDING THE FOREGOING, NO LENDER SHALL EXERCISE ANY RIGHT OF SET-OFF, BANKER'S LIEN, OR THE LIKE AGAINST ANY DEPOSIT ACCOUNT OR PROPERTY OF THE BORROWERS HELD OR MAINTAINED BY SUCH LENDER WITHOUT THE PRIOR WRITTEN UNANIMOUS CONSENT OF THE LENDERS.

           13.17 Confidentiality.

           (a) Each Borrower hereby consents that the Administrative Agent and each Lender may issue and disseminate to the public general information describing the credit accommodation entered into pursuant to this Agreement, including the name and address of such Borrower and a general description of such Borrower's business and may use such Borrower's name in advertising and other promotional material.

           (b) Each Lender severally agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as "confidential" or "secret" by the Borrowers and provided to the Administrative Agent or such Lender by or on behalf of the Borrowers, under this Agreement or any other DIP Financing Document, except to the extent that such information (i) was or becomes generally available to the public other than as a result of disclosure by the Administrative Agent or such Lender, (ii) was or becomes available on a nonconfidential basis from a source other than the Borrowers, provided that such source is not bound by a confidentiality agreement with the Borrowers known to the Administrative Agent or such Lender; or (iii) is required or permitted to be disclosed by the Borrowers, the Administrative Agent or the Lenders in the Chapter 11 Cases; provided, however, that the Administrative Agent and any Lender may disclose such information (1) at the request or pursuant to any requirement of any Governmental Authority to which the Administrative Agent or such Lender is subject or in connection with an examination of the Administrative Agent or such Lender by any such Governmental Authority; (2) pursuant to subpoena or other court process; (3) when required to do so in accordance with the provisions of any applicable Requirement of Law; (4) to the extent reasonably required in connection with any litigation or proceeding (including the Chapter 11 Cases) to which the Administrative Agent, any Lender or their respective Affiliates may be party; (5) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other DIP Financing Document; (6) to the Administrative Agent's or such Lender's independent auditors, accountants, attorneys and other professional advisors; (7) to any prospective Participant or Assignee under any Assignment and Acceptance, actual or potential, provided that such prospective Participant or Assignee agrees to keep such information confidential to the same extent required of the Administrative Agent and the Lenders hereunder; (8) as expressly permitted under the terms of any other document or agreement regarding confidentiality to which any Borrower is party or is deemed party with the Administrative Agent or such Lender; (9) to its Affiliates; and (10) to any of the Pre-Petition Lenders. Notwithstanding anything herein to the contrary, the information subject to this Section 13.17(b) shall not include, and the Administrative Agent and each Lender may disclose without limitation of any kind, any information with respect to the "tax treatment" and "tax structure" (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to the Administrative Agent or such Lender relating to such tax treatment or tax structure; provided that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transactions as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the Loans, Letters of Credit and transactions contemplated hereby.

           13.18 Conflicts with Other DIP Financing Documents. Unless otherwise expressly provided in this Agreement (or in another DIP Financing Document by specific reference to the applicable provision contained in this Agreement), if any provision contained in this Agreement conflicts with any provision of any other DIP Financing Document, the provision contained in this Agreement shall govern and control.

           IN WITNESS WHEREOF, the parties have entered into this Agreement on the date first above written.

                                         "BORROWERS":

                                         WESTPOINT STEVENS INC., a Delaware
                                         corporation

                                         _______________________________________

                                         By:____________________________________

                                         Title:_________________________________

                                         WESTPOINT STEVENS INC I, a Delaware
                                         corporation

                                         _______________________________________

                                         By:____________________________________

                                         Title:_________________________________




                                         J.P. STEVENS & CO., INC., a Delaware
                                         corporation

                                         _______________________________________

                                         By:____________________________________

                                         Title:_________________________________


                                         J.P. STEVENS ENTERPRISES, INC., a
                                         Delaware  corporation

                                         _______________________________________

                                         By:____________________________________

                                         Title:_________________________________


                                         WESTPOINT STEVENS STORES INC., a
                                         Georgia corporation
                                         _______________________________________

                                         By:____________________________________

                                         Title:_________________________________

                                         ADMINISTRATIVE AGENT"


                                         BANK OF AMERICA, N.A., as the
                                         Administrative Agent

                                         By:____________________________________

                                             ___________________, Vice President




                                         "SYNDICATION AGENT"


                                         WACHOVIA BANK, NATIONAL
                                         ASSOCIATION, as the Syndication Agent

                                         By:____________________________________

                                            ____________________, Vice President




                                         "LENDERS"


                                         BANK OF AMERICA, N.A., as a Lender


                                         By:____________________________________

                                            ____________________, Vice President






                                         WACHOVIA BANK, NATIONAL
                                         ASSOCIATION, as a Lender

                                         By:____________________________________

                                            ____________________, Vice President

                                     ANNEX A
                                       TO
                                CREDIT AGREEMENT
                                ----------------

                                   DEFINITIONS
                                   -----------

           Capitalized terms used in the DIP Financing Documents shall have the following respective meanings (unless otherwise defined therein), and all section references in the following definitions shall refer to sections of this
Agreement:

           "2002 Restructuring Plan" means that certain restructuring plan, dated September 9, 2002, outlining certain changes in the operation of the Borrowers and their Subsidiaries.

           "Acceptable Plan" means a Reorganization Plan which provides for Full Payment of any then unpaid Obligations on the sooner to occur of (i) the last day of the DIP Term and (ii) the effective date of such Reorganization Plan, or which is otherwise acceptable to Administrative Agent and each Lender, in their sole and absolute discretion.

           "Accommodation Payment" has the meaning specified in Section 3.9(d).

           "Account Debtor" means each Person obligated in any way on or in connection with an Account, Chattel Paper or General Intangible (including a payment intangible).

           "Accounts" means all of the Borrowers' now owned or hereafter acquired or arising accounts, as defined in the UCC, including any rights to payment for the sale or lease of goods or rendition of services, whether or not they have been earned by performance.

           "Accounts Formula Amount" means, at any time, an amount equal to eighty-five percent (85%) of the Net Amount of Eligible Accounts.

           "Accrued Royalty Reserve" has the meaning specified in the definition of "Royalty Reserve."

           "ACH Transactions" means any cash management, disbursement or related services, including overdrafts and the automatic clearing house transfer of funds by Bank of America for the account of the Borrowers.

           "Adequate Protection Claim" means the right of the holder of a secured Claim against the Borrowers (or any of them) to receive periodic payments as adequate protection under Sections 361 or 363 of the Bankruptcy Code.

           "Adjusted Net Earnings from Operations" means, with respect to any specified fiscal period, the net income of the Borrowers and their Subsidiaries on a consolidated basis for such fiscal period after provision for income taxes, as determined in accordance with GAAP and reported on the Financial Statements for such period, excluding any and all of the following included in such net income: (a) gain or loss arising from the sale of any capital assets; (b) gain arising from any write-up in the book value of any asset; (c) earnings of any Person, substantially all the assets of which have been acquired by a Borrower or Subsidiary in any manner, to the extent realized by such other Person prior to the date of acquisition; (d) earnings of any Person in which a Borrower or Subsidiary has an ownership interest unless (and only to the extent) such earnings shall actually have been received by such Borrower or Subsidiary in the form of cash distributions; (e) earnings of any Person to which assets of a Borrower or Subsidiary shall have been sold, transferred or disposed of, or into which such Borrower or Subsidiary shall have been merged, or which has been a party with such Borrower or Subsidiary to any consolidation or other form of reorganization, prior to the date of such transaction; (f) gain arising from the acquisition of debt or equity securities of a Borrower or Subsidiary or from cancellation or forgiveness of Debt; (g) gain or loss arising from extraordinary items, as determined in accordance with GAAP, or from any other non-recurring transaction; (h) without duplication, those Plant Shutdown Costs that have not been incurred, accrued or reserved as of the Petition Date; and (i) the Chapter 11 Expenses.

           "Administrative Agent" has the meaning specified in the Recitals to this Agreement

           "Administrative Agent's Liens" means the Liens in the Collateral granted to the Administrative Agent, for the benefit of the Lenders, Bank of America, and Administrative Agent pursuant to this Agreement, the other DIP Financing Documents and the Financing Orders.

           "Administrative Agent-Related Persons" means the Administrative Agent, together with its Affiliates, and the officers, directors, employees, counsel, representatives, agents and attorneys-in-fact of the Administrative Agent and such Affiliates.

           "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person or which owns, directly or indirectly, five percent (5%) or more of the outstanding equity interest of such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract, or otherwise.

           "Agent Advances" has the meaning specified in Section 1.2(j).

           "Agent-Related Persons" means each Agent, together with its Affiliates, and the officers, directors, employees, counsel, representatives, agents and attorneys-in-fact of such Agent and its Affiliates.

           "Agents" means, collectively, the Administrative Agent, the Syndication Agent and the Documentation Agent.

           "Aggregate Revolver Outstandings" means, at any date of determination: the sum of (a) the unpaid balance of Revolving Loans, (b) the aggregate amount of Pending Revolving Loans, (c) one hundred percent (100%) of the aggregate undrawn face amount of all outstanding Letters of Credit, and (d) the aggregate amount of any unpaid reimbursement obligations in respect of Letters of Credit.

           "Agreement" means the Post-Petition Credit Agreement to which this Annex A is attached, as from time to time amended, modified or restated.

           "Anniversary Date" means each anniversary of the Closing Date.

           "Applicable Margins" means

               (i) with respect to Base Rate Revolving Loans and all other Obligations (other than LIBOR Revolving Loans and the Unused Line Fee), 0.625%;

               (ii) with respect to LIBOR Revolving Loans, 2.75%.; and

               (iii) with respect to the Unused Line Fee, 0.50%.

           The Applicable Margins shall be adjusted (up or down) prospectively on November 1, 2003, and continuing on the first day of each November, February, May and August thereafter, based upon Average Availability for the immediately preceding three-month period. Adjustments in Applicable Margins shall be determined by reference to the following grids:


------------------------------------------------------------------- ---------------------------------------------------------------
                                                                                                LEVEL OF
                   IF AVERAGE AVAILABILITY IS:                                             APPLICABLE MARGINS:
                   ---------------------------                                             -------------------
------------------------------------------------------------------- ---------------------------------------------------------------
                          > $200,000,000                                                         Level I
------------------------------------------------------------------- ---------------------------------------------------------------
                > $150,000,000, but < $200,000,000                                              Level II
                                    -
------------------------------------------------------------------- ---------------------------------------------------------------
                > $100,000,000, but < $150,000,000                                              Level III
                                    -
------------------------------------------------------------------- ---------------------------------------------------------------
                          < $100,000,000                                                        Level IV
                          -
------------------------------------------------------------------- ---------------------------------------------------------------


--------------------------------------------- -------------------------------------------------------------------------------------
                                                                                APPLICABLE MARGINS
                                                                                ------------------
--------------------------------------------- ---------------------- --------------------- -------------------- -------------------
                                                     LEVEL I               LEVEL II             LEVEL III             LEVEL IV
                                                     -------               --------             ---------             --------
--------------------------------------------- ---------------------- --------------------- -------------------- -------------------
Base Rate Revolving Loans                             0.25%                 0.50%                 0.75%                 1.00%
--------------------------------------------- ---------------------- --------------------- -------------------- -------------------
LIBOR Revolving Loans                                 2.25%                 2.50%                 2.75%                 3.00%
--------------------------------------------- ---------------------- --------------------- -------------------- -------------------
Unused Line Fee                                      0.375%                 0.50%                0.625%                 0.75%
--------------------------------------------- ---------------------- --------------------- -------------------- -------------------



           If a Default or Event of Default has occurred and is continuing at the time any reduction in the Applicable Margins is to be implemented, no reduction may occur until the first day of the first calendar month following the date on which such Default or Event of Default is waived or cured.

           "Arranger" means Banc of America Securities LLC.

           "Assignee" has the meaning specified in Section 11.2(a).

           "Assignment and Acceptance" has the meaning specified in Section 11.2(a).

           "Attorney Costs" means and includes all reasonable fees, expenses and disbursements of any law firm or other counsel engaged by the Administrative Agent and the reasonably allocated costs and expenses of internal legal services of the Administrative Agent.

           "Availability" means, at any time, (a) the lesser of (i) the Maximum Revolver Amount at such time and (ii) the Borrowing Base at such time, minus, in each case, (b) the Aggregate Revolver Outstandings at such time.

           "Availability Reserve" means, at any time, an amount equal to the sum of (i) the Carve-Out Reserve, (ii) the Royalty Reserve, (iii) the Fixed Asset Reserve, and (iv) the Reduction Event Reserve.

           "Average Availability" means, for any month, an amount equal to Availability on each day during such month, as determined by the Administrative Agent, divided by the number of days in such month.

           "Avoidance Claim" means any claim that could be asserted by or on behalf of a Borrower or its Estate against a Person under 11 U.S.C. ss.ss. 502(d), 544, 545, 547, 548, 549, 550, 551 or 553.

           "Bank of America" means Bank of America, N.A., a national banking association, or any successor entity thereto.

           "Bank Products" means any one or more of the following types of services or facilities extended to the Borrowers by Bank of America or any affiliate of Bank of America: (i) credit cards; (ii) ACH Transactions; and (iii) Hedge Agreements.

           "Bankruptcy Code" means Title 11 of the United States Code (11 U.S.C.ss. 101 et seq.).

           "Base Rate" means, for any day, the rate of interest in effect for such day as publicly announced from time to time by Bank of America in Charlotte, North Carolina as its "prime rate" (the "prime rate" being a rate set by Bank of America based upon various factors, including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate). Any change in the prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. Each Interest Rate based upon the Base Rate shall be adjusted simultaneously with any change in the Base Rate.

           "Base Rate Revolving Loan" means a Revolving Loan during any period in which it bears interest based on the Base Rate.

           "Book Managers" means, collectively, Banc of America Securities LLC and Wachovia Securities, Inc. , and "Book Manager" means either of them.

           "Borrowers' Agent" has the meaning specified in Section 1.2(k).

           "Borrowing" means a borrowing hereunder consisting of Revolving Loans made on the same day by the Lenders to the Borrowers or by Bank of America in the case of a Borrowing funded by Non-Ratable Loans or by the Administrative Agent in the case of a Borrowing consisting of an Agent Advance, or the issuance of Letters of Credit hereunder.

           "Borrowing Base" means, at any time, an amount equal to (i) the sum of the Accounts Formula Amount and the Inventory Formula Amount at such time, minus (ii) the Availability Reserve at such time.

           "Borrowing Base Certificate" means a certificate by a Responsible Officer of the Borrowers, substantially in the form of Exhibit B (or another form acceptable to the Administrative Agent) setting forth the calculation of the Borrowing Base, including a calculation of each component thereof, all in such detail as shall be reasonably satisfactory to the Administrative Agent. All calculations of the Borrowing Base in connection with the preparation of any Borrowing Base Certificate shall originally be made by the Borrowers and certified to the Administrative Agent; provided, that the Administrative Agent shall have the right to review and adjust, in the exercise of its reasonable credit judgment, any such calculation (1) to reflect its reasonable estimate of declines in value of any of the Collateral described therein, and (2) to the extent that such calculation is not in accordance with this Agreement.

           "Budget" means a cash flow forecast in form and substance acceptable to the Administrative Agent and the Initial Lenders projecting the Borrowers' cash receipts and disbursements (including Chapter 11 Expenses) for the first thirteen (13) weeks following the Petition Date and attached to the DIP Motion or the Interim Financing Order, as such budget may be modified or supplemented from time to time with the Administrative Agent's and the Majority Lenders' prior written consent.

           "Business Day" means (a) any day that is not a Saturday, Sunday, or a day on which banks in Atlanta, Georgia or New York, New York are required or permitted to be closed, and (b) with respect to all notices, determinations, fundings and payments in connection with the LIBOR Rate or LIBOR Revolving Loans, any day that is a Business Day pursuant to clause (a) above and that is also a day on which trading in Dollars is carried on by and between banks in the London interbank market.

           "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

           "Capital Expenditures" means all payments due (whether or not paid during any fiscal period) in respect of the cost of any fixed asset or improvement, or replacement, substitution, or addition thereto, which has a useful life of more than one year, including those costs arising in connection with the direct or indirect acquisition of such asset by way of increased product or service charges or in connection with a Capital Lease.

           "Capital Lease" means any lease of property by a Borrower which, in accordance with GAAP, should be reflected as a capital lease on the balance sheet of such Borrower.

           "Cash Dominion Cure Date" means the first date after the occurrence of a Cash Dominion Date on which Availability is at least $75,000,000 and no Event of Default exists.

           "Cash Dominion Date" means the soonest to occur of the following: (i) the occurrence of an Event of Default under this Agreement, (ii) Availability on any date after the Final Financing Order has been entered by the Court is less than $50,000,000, and (iii) Availability on any date after the Final Financing Order has been entered by the Court is less than $75,000,000 and there is no day during the period of twenty (20) days immediately following such date on which Availability is at least $75,000,000.

           "Cash Dominion Period" means a period commencing on a Cash Dominion Date and ending on a Cash Dominion Cure Date.

           "Carve-Out" means the "Carve-Out" consented to by the Administrative Agent under, and as defined in, the Financing Orders.

           "Carve-Out Reserve" means, at any time, an amount equal to the sum of $5,000,000.

           "Change of Control" means the occurrence of any of the following events: (a) any "person" or "group" (as such. terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the Voting Stock of WPS; (b) WPS consolidates with, or merges with or into, another person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person or any person consolidates with, or merges with or into, WPS, in any such event pursuant to a transaction in which the outstanding Voting Stock of WPS is converted into or exchanged for cash, securities, or other property, other than any such transaction where (i) the outstanding Voting Stock of WPS is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee corporation or its parent corporation and (ii) immediately after such transaction no "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have a "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total Voting Stock of the surviving or transferee corporation or its parent corporation, as applicable; (c) individuals who on the Petition Date constituted the board of directors of WPS (together with any new directors whose election by such board or whose nomination for election by the stockholders of WPS was approved by a vote of a majority of the directors then still in office who were either directors on the Petition Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of such board then in office; or (d) WPS shall fail to own, directly or indirectly, 100% of the outstanding capital stock of each other Borrower.

           "Chapter 11 Cases" has the meaning specified in the Recitals to this Agreement.

           "Chapter 11 Expenses" means fees and expenses incurred as a result of the Chapter 11 Cases, including fees and expenses relating to the KERP, fees and expenses relating to this Agreement, Professional Expenses, Committee Expenses, and termination charges paid under the Congress Loan Agreement.

           "Chattel Paper" means all of the Borrowers' now owned or hereafter acquired chattel paper, as defined in the UCC, including electronic chattel paper.

           "Claim" has the meaning given to it in Section 101 of the Bankruptcy Code.

           "Closing Date" means the date of this Agreement.

           "Code" means the Internal Revenue Code of 1986.

           "Collateral" means all of each Borrower's real and personal property, whether now existing or hereafter created or acquired and whenever located, except as specifically excluded under the Financing Orders.

           "Commitment" means, at any time with respect to a Lender, the principal amount set forth beside such Lender's name under the heading "Commitment" on Schedule 1.2 attached to this Agreement or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of Section 11.2, as such Commitment may be adjusted from time to time in accordance with the provisions of Section 11.2, and "Commitments" means, collectively, the aggregate amount of the commitments of all of the Lenders.

           "Commitment Termination Date" means the date that is the soonest to occur of: (i) the last day of the DIP Term, (ii) the date of entry of a Confirmation Order with respect to any Reorganization Plan (or the effective date of any Reorganization Plan if either the Confirmation Order or the Reorganization Plan provides that title to all of the assets of each Borrower's Estate remains vested in such Estate until the effective date), (iii) the effective date of any sale of all or a substantial part of the Collateral, (iv) the date on which this Agreement and the Commitments are terminated pursuant to
Section 9.2 of this Agreement, (v) the date on which Borrowers elect to terminate the DIP Facility pursuant to Section 3.2 of this Agreement or (vi) the date on which either Pre-Petition Agent or Administrative Agent is granted relief from the automatic stay.

           "Committee" means a creditors' or equity security holders' committee appointed in the Chapter 11 Cases by the United States Trustee.

           "Committee Expenses" means the reasonable out-of-pocket expenses of members of a Committee, to the extent approved by the Court.

           "Confirmation Order" means an order entered by the Court confirming a Reorganization Plan.

           "Congress" means Congress Financial Corporation (Southern), a Georgia corporation.

           "Congress Loan Agreement" means the Loan and Security Agreement dated March 28, 2003, among WPSRC, as Borrower, WPS, as Initial Servicer, the lenders party thereto from time to time, and Congress, as agent for such lenders, as amended and in effect on the Petition Date.

           "Contaminant" means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, asbestos in any form or condition, polychlorinated biphenyls ("PCBs"), or any constituent of any such substance or waste.

           "Continuation/Conversion Date" means the date on which a Loan is converted into or continued as a LIBOR Revolving Loan.

           "Court" has the meaning specified in the Recitals to this Agreement.

           "Credit Support" has the meaning specified in Section 1.3(a).

           "Critical Vendor" means a Person who holds a Claim against a Borrower on the Petition Date and whose ongoing provision of goods or services is essential to one or more Borrowers' successful reorganization in the Chapter 11 Cases.

           "Debt" means, without duplication, all liabilities, obligations and indebtedness of a Borrower or a Subsidiary to any Person, of any kind or nature, now or hereafter owing, arising, due or payable, howsoever evidenced, created, incurred, acquired or owing, whether primary, secondary, direct, contingent, fixed or otherwise, consisting of indebtedness for borrowed money or the deferred purchase price of property, excluding trade payables, but including (a) all Obligations; (b) all obligations and liabilities of any Person secured by any Lien on a Borrower's property, even though such Borrower shall not have assumed or become liable for the payment thereof; provided, however, that all such obligations and liabilities which are limited in recourse to such property shall be included in Debt only to the extent of the book value of such property as would be shown on a balance sheet of such Borrower prepared in accordance with GAAP; (c) all obligations or liabilities created or arising under any Capital Lease or conditional sale or other title retention agreement with respect to property used or acquired by a Borrower, even if the rights and remedies of the lessor, seller or lender thereunder are limited to repossession of such property; provided, however, that all such obligations and liabilities which are limited in recourse to such property shall be included in Debt only to the extent of the book value of such property as would be shown on a balance sheet of such Borrower prepared in accordance with GAAP; (d) all obligations and liabilities under Guaranties; and (e) the present value (discounted at the Base
Rate) of lease payments due under synthetic leases.

           "Default" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured, waived, or otherwise remedied during such time) constitute an Event of Default.

           "Default Rate" means a fluctuating per annum interest rate at all times equal to the sum of (a) the otherwise applicable Interest Rate plus (b) two percent (2%) per annum. Each Default Rate shall be adjusted simultaneously with any change in the applicable Interest Rate. In addition, the Default Rate shall result in an increase in the Letter of Credit Fee by two percentage points per annum.

           "Defaulting Lender" has the meaning specified in Section 12.15(c).

           "Deposit Accounts" means all "deposit accounts" as such term is defined in the UCC, now or hereafter held in the name of a Borrower.

           "Designated Account" has the meaning specified in Section 1.2(d).

           "Designated Account Debtor" means each Account Debtor listed from time to time with the consent of the Administrative Agent on Annex B.

           "DIP Facility" has the meaning specified in Section 1.1.

           "DIP Financing Documents" means this Agreement, the Patent and Trademark Security Agreements, the Security Agreement, the Mortgages, each Subsidiary Guaranty, each Subsidiary Security Agreement, the Interest and Fee Letter and any other agreements, instruments, and documents heretofore, now or hereafter evidencing, securing, guaranteeing or otherwise relating to the Obligations, the Collateral, or any other aspect of the transactions contemplated by this Agreement.

           "DIP Motion" means the Motion of the Borrowers for approval of the financing under the DIP Facility pursuant to this Agreement.

           "DIP Term" means a period commencing on the date of entry of the Interim Financing Order and ending on the first anniversary thereof; provided, that if the DIP Term has been extended by the Borrowers pursuant to Section 3.2(b), the DIP Term shall end on the last day of the applicable Renewal Period.

           "Disqualified Stock" means, with respect to any Person, any capital stock or other security of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable (in each case, other than into common stock of WPS), pursuant to a sinking fund obligation or otherwise, or is exchangeable for Debt, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the final maturity date of the specified security. Notwithstanding the foregoing, in no event shall any capital stock or other security that is considered Disqualified Stock solely by reason of such capital stock or other security being convertible at the option of the holder of such capital stock or other security into other capital stock or other security (other than Disqualified Stock) constitute Disqualified Stock.

           "Distribution" means, in respect of any corporation: (a) the payment or making of any dividend or other distribution of property in respect of capital stock (or any options or warrants for, or other rights with respect to, such stock) of such corporation, other than distributions in capital stock (or any options or warrants for such stock) of the same class; or (b) the redemption or other acquisition by such corporation of any capital stock (or any options or warrants for such stock) of such corporation.

           "Documents" means all documents as such term is defined in the UCC, including bills of lading, warehouse receipts or other documents of title, now owned or hereafter acquired by the Borrowers.

           "DOL" means the United States Department of Labor or any successor department or agency.

           "Dollar" and "$" means dollars in the lawful currency of the United States. Unless otherwise specified, all payments under the DIP Financing Documents shall be made in Dollars.

           "EBITDA" means, with respect to any fiscal period of the Borrowers, Adjusted Net Earnings from Operations for such period, plus, to the extent deducted in the determination of Adjusted Net Earnings from Operations for that fiscal period, interest expenses, Federal, state, local and foreign income taxes, depreciation and amortization (including the amortization or write-off of deferred financing costs and goodwill), all as determined for the Borrowers and their Subsidiaries on a consolidated basis in accordance with GAAP.

           "Eligible Accounts" means those Accounts which are owned by a Borrower and arose from the sale of Goods in the Ordinary Course of Business of such Borrower and which the Administrative Agent, in the exercise of its reasonable commercial discretion, determines to be Eligible Accounts. Without limiting the discretion of the Administrative Agent to establish other criteria of ineligibility, Eligible Accounts shall not, unless the Administrative Agent in its sole discretion elects, include any Account as an Eligible Account:

           (a) with respect to which more than 90 days have elapsed since the date of the original invoice therefor or which is more than 60 days past due;

           (b) with respect to which any of the representations, warranties, covenants, and agreements contained in the Security Agreement are incorrect or have been breached;

           (c) with respect to which Account (or any other Account due from such Account Debtor), in whole or in part, a check, promissory note, draft, trade acceptance or other instrument for the payment of money has been received, presented for payment and returned uncollected for any reason;

           (d) which represents a progress billing (as hereinafter defined) or as to which a Borrower has extended the time for payment without the consent of the Administrative Agent; for the purposes hereof, "progress billing" means any invoice for goods sold or leased or services rendered under a contract or agreement pursuant to which the Account Debtor's obligation to pay such invoice is conditioned upon such Borrower's completion of any further performance under the contract or agreement;

           (e) with respect to which any one or more of the following events has occurred to the Account Debtor on such Account: death or judicial declaration of incompetency of an Account Debtor who is an individual; the filing by or against the Account Debtor of a request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as a bankrupt, winding-up, or other relief under the bankruptcy, insolvency, or similar laws of the United States, any state or territory thereof, or any foreign jurisdiction, now or hereafter in effect; the making of any general assignment by the Account Debtor for the benefit of creditors; the appointment of a receiver or trustee for the Account Debtor or for any of the assets of the Account Debtor, including the appointment of or taking possession by a "custodian," as defined in the Federal Bankruptcy Code; the institution by or against the Account Debtor of any other type of insolvency proceeding (under the bankruptcy laws of the United States or otherwise) or of any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against, or winding up of affairs of, the Account Debtor; the sale, assignment, or transfer of all or any material part of the assets of the Account Debtor; the nonpayment generally by the Account Debtor of its debts as they become due; or the cessation of the business of the Account Debtor as a going concern;

           (f) if fifty percent (50%) or more of the aggregate Dollar amount of outstanding Accounts owed at such time by the Account Debtor thereon is classified as ineligible under clause (a) above;

           (g) owed by an Account Debtor which: (i) does not maintain its chief executive office in the United States of America, Canada (other than the Province of Newfoundland) or Puerto Rico; or (ii) is not organized under the laws of Puerto Rico, the United States of America or Canada or any state or province thereof; or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof; except to the extent that such Account is secured or payable by a letter of credit satisfactory to the Administrative Agent in its discretion;

           (h) owed by an Account Debtor which is an Affiliate or employee of a Borrower;

           (i) except as provided in clause (k) below, with respect to which either the perfection, enforceability, or validity of the Administrative Agent's Liens in such Account, or the Administrative Agent's right or ability to obtain direct payment to the Administrative Agent of the proceeds of such Account, is governed by any federal, state, or local statutory requirements other than the Bankruptcy Code and those of the UCC;

           (j) owed by an Account Debtor to which such Borrower or any of its Subsidiaries, is indebted in any way, or which is subject to any right of setoff or recoupment by the Account Debtor, unless the Account Debtor has entered into an agreement acceptable to the Administrative Agent to waive setoff rights; or if the Account Debtor thereon has disputed liability or made any claim with respect to any other Account due from such Account Debtor; but in each such case only to the extent of such indebtedness, setoff, recoupment, dispute, or claim;

           (k) owed by the government of the United States of America, or any department, agency, public corporation, or other instrumentality thereof, unless the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C.ss. 3727 et seq.), and any other steps necessary to perfect the Administrative Agent's Liens therein, have been complied with to the Administrative Agent's satisfaction with respect to such Account;

           (l) owed by any state, municipality, or other political subdivision of the United States of America, or any department, agency, public corporation, or other instrumentality thereof and as to which the Administrative Agent determines that its Lien therein is not or cannot be perfected;

           (m) which represents a sale on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment, or other repurchase or return basis;

           (n) which is evidenced by a promissory note or other instrument or by chattel paper;

           (o) if the Administrative Agent believes, in the exercise of its reasonable judgment, that the prospect of collection of such Account is impaired or that the Account may not be paid by reason of the Account Debtor's financial inability to pay;

           (p) with respect to which the Account Debtor is located in any state requiring the filing of a Notice of Business Activities Report or similar report in order to permit the Borrower to seek judicial enforcement in such State of payment of such Account, unless such Borrower has qualified to do business in such state or has filed a Notice of Business Activities Report or equivalent report for the then current year;

           (q) which arises out of a sale not made in the Ordinary Course of Business of such Borrower;

           (r) with respect to which the Goods giving rise to such Account have not been shipped and delivered to and accepted by the Account Debtor or the services giving rise to such Account have not been performed by the Borrower, and, if applicable, accepted by the Account Debtor, or the Account Debtor revokes its acceptance of such Goods or services;

           (s) owed by an Account Debtor which is obligated to the Borrowers respecting Accounts the aggregate unpaid balance of which exceeds fifteen percent (15%) (or, as to any Designated Account Debtor, the percentage set forth on Annex B) of the aggregate unpaid balance of all Eligible Accounts owed to the Borrowers at such time by all of the Borrower's Account Debtors, but only to the extent of such excess; provided, that without limiting any other rights of the Administrative Agent, upon notice to the Borrowers, the Administrative Agent may from time to time in its sole discretion increase or decrease the percentages set forth on Annex B as to any Designated Account Debtor referred to therein, and any such change shall be made in good faith by the Administrative Agent based on either: (A) an event, condition or other circumstance arising after the date hereof or (B) an event, condition or other circumstance existing on the Closing Date to the extent the Administrative Agent has no written notice thereof from the Borrowers prior to the Closing Date; or

           (t) which is not subject to a first priority and perfected security interest in favor of the Administrative Agent for the benefit of the Administrative Agent and the Lenders and no other Lien except those in favor of the Pre-Petition Agents.

           If any Account at any time ceases to be an Eligible Account, then such Account shall promptly be excluded from the calculation of Eligible Accounts.

           "Eligible Assignee" means (a) a commercial bank, commercial finance company, fund or other asset based lender, having total assets in excess of $100,000,000 that is engaged in making, purchasing or otherwise investing in commercial loans in the Ordinary Course of Business of such Person and which shall represent to the satisfaction of the Administrative Agent, in its reasonable discretion, that such Person has the immediate financial resources and functional capability of performing all actions required of a Lender pursuant to the DIP Financing Documents, including funding and indemnification requirements; (b) any Lender listed on the signature page of this Agreement; (c) any Affiliate of a Lender; and (d) if an Event of Default has occurred and is continuing, any Person reasonably acceptable to the Administrative Agent.

           "Eligible Inventory" means Inventory of a Borrower which consists of raw materials, finished goods and, in the Administrative Agent's sole discretion, certain work-in-process, and which the Administrative Agent, in its reasonable discretion, determines to be Eligible Inventory. Without limiting the discretion of the Administrative Agent to establish other criteria of ineligibility, Eligible Inventory shall not, unless the Administrative Agent in its sole discretion elects, include any Inventory:

           (a) that is not owned by a Borrower;

           (b) that is not subject to the Administrative Agent's Liens, which are perfected as to such Inventory, or that are subject to any other Lien whatsoever (other than the Liens described in clause (d) of the definition of Permitted Liens provided that such Permitted Liens (i) are junior in priority to the Administrative Agent's Liens and (ii) do not impair directly or indirectly the ability of the Administrative Agent to realize on or obtain the full benefit of the Collateral);

           (c) that consists of chemicals, samples, prototypes, supplies, or packing and shipping materials;

           (d) that is not in good condition, is unmerchantable, or does not meet all standards imposed by any Governmental Authority, having regulatory authority over such goods, their use or sale;

           (e) that is not currently either usable or salable, at prices approximating at least cost, in the normal course of the Borrower's business, or that is slow moving or stale;

           (f) that is obsolete or repossessed by a Borrower or used Goods taken in trade;

           (g) that is located outside the United States of America (or that is in-transit from vendors or suppliers);

           (h) that is located in a public warehouse or in possession of a bailee or in a facility leased by a Borrower, if the warehouseman, or the bailee, or the lessor has not delivered to the Administrative Agent, if requested by the Administrative Agent, a subordination agreement in form and substance satisfactory to the Administrative Agent;

           (i) that contains or bears any Proprietary Rights licensed to a Borrower pursuant to a License Agreement, if the Administrative Agent is not satisfied that it may sell or otherwise dispose of such Inventory in accordance with the terms of the Security Agreement and Section 9.2 without infringing the rights of the licensor of such Proprietary Rights or violating the License Agreement with such licensor (and without payment of any royalties other than any royalties due with respect to the sale or disposition of such Inventory pursuant to the existing License Agreement), and, as to which the Borrower has not delivered to the Administrative Agent a consent or sublicense agreement from such licensor in form and substance acceptable to the Administrative Agent if requested;

           (j) that is not reflected in the details of a current perpetual inventory report or the existence of which is not otherwise accounted for to the satisfaction of the Administrative Agent; or

           (k) that is Inventory placed on consignment.

           If any Inventory at any time ceases to be Eligible Inventory, such Inventory shall promptly be excluded from the calculation of Eligible Inventory.

           "Environmental Claims" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for a Release or injury to the environment.

           "Environmental Laws" means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case relating to environmental, health, safety and land use matters.

           "Environmental Lien" means a Lien in favor of any Governmental Authority for (a) any liability under Environmental Laws, or (b) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Contaminant into the environment.

           "Equipment" means all of the Borrowers' now owned and hereafter acquired machinery, equipment, furniture, furnishings, fixtures, and other tangible personal property (except Inventory), including embedded software, motor vehicles with respect to which a certificate of title has been issued, aircraft, dies, tools, jigs, molds and office equipment, as well as all of such types of property leased by any Borrower and all of the Borrowers' rights and interests with respect thereto under such leases (including options to purchase); together with all present and future additions and accessions thereto, replacements therefor, component and auxiliary parts and supplies used or to be used in connection therewith, and all substitutes for any of the foregoing, and all manuals, drawings, instructions, warranties and rights with respect thereto; wherever any of the foregoing is located.

           "ERISA" means the Employee Retirement Income Security Act of 1974, and regulations promulgated thereunder.

           "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with a Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

           "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan, (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA, (c) a complete or partial withdrawal by any Borrower or any ERISA Affiliate from a Multi-employer Plan or notification that a Multi-employer Plan is in reorganization, (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multi-employer Plan, (e) the occurrence of an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multi-employer Plan, or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Borrower or any ERISA Affiliate.

           "Estate" means the estate created in each Chapter 11 Case pursuant to 11 U.S.C.ss.541(a).

           "Event of Default" has the meaning specified in Section 9.1.

           "Excess Casualty/Condemnation Proceeds" has the meaning specified in
Section 7.6(b).

           "Exchange Act" means the Securities Exchange Act of 1934, and regulations promulgated thereunder.

           "FDIC" means the Federal Deposit Insurance Corporation, and any Governmental Authority succeeding to any of its principal functions.

           "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

           "Federal Reserve Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

           "Financial Statements" means, according to the context in which it is used, the financial statements referred to in Sections 5.2 and 6.6 or any other financial statements required to be given to the Lenders pursuant to this Agreement.

           "Final Financing Order" means an order that is entered by the Court pursuant to Section 364(c) and (d) of the Bankruptcy Code and Bankruptcy Rule 4001(c), which authorizes the incurrence by Borrowers of post-petition secured indebtedness under the DIP Facility in accordance with the DIP Financing Documents, confers status as a Superpriority Claim upon all of the Obligations, affords adequate protection of the Liens in favor of the Pre-Petition Agents under the Pre-Petition Loan Documents and is otherwise in form and substance satisfactory in all respects to the Administrative Agent and the Lenders.

           "Final Pre-Petition Lender Protection Order" means an order of the Court that provides adequate protection to the Liens securing Claims of the Pre-Petition Lenders and, among other things, provides for a sharing of certain proceeds of Collateral consisting of Fixed Assets (as defined therein), and is in form, scope and substance acceptable in all respects to the Administrative Agent and the Lenders.

           "Financing Orders" means the Interim Financing Order and the Final Financing Order.


           "First Priority Pre-Petition Agent" means Bank of America, N.A., in its capacity as collateral trustee for the First Priority Pre-Petition Lenders pursuant to a certain Second Amended and Restated Collateral Trust Agreement dated as of June 9, 1998, among WPS, certain subsidiaries of WPS, the First Priority Pre-Petition Lenders and Bank of America, N.A. as such collateral trustee, together with its successors in such capacity.

           "First Priority Pre-Petition Lenders" means those Persons who are party as lenders to the First Priority Pre-Petition Loan Agreement.

           "First Priority Pre-Petition Loan Agreement" means that certain Second Amended and Restated Credit Agreement, dated as of June 9, 1998, among WPS and certain of its subsidiaries, as Borrowers, the First Priority Pre-Petition Lenders and the First Priority Pre-Petition Agent, as amended and in effect on the Petition Date.

           "First Priority Pre-Petition Loan Documents" means the First Priority Pre-Petition Loan Agreement, and all instruments, agreements, pledges, assignments and other documents executed in connection therewith and with reference thereto or to evidence or secure payment in whole or in part of the First Priority Pre-Petition Debt.

           "Fiscal Month" means each of the twelve (12) consecutive four- or five-week periods beginning on the first day of the Fiscal Year, in the pattern 5,4,4 within a Fiscal Quarter.

           "Fiscal Quarter" means each of the four consecutive periods of thirteen (13) weeks, beginning on the first day of the Fiscal Year.

           "Fiscal Year" means the Borrowers' fiscal year for financial accounting purposes beginning on January 1 of each calendar year and ending on December 31 of the same calendar year and when followed or preceded by the designation of a calendar year, means such period ending on December 31 of such designated calendar year.

           "Fixed Assets" means the Equipment and Real Estate of the Borrowers.

           "Fixed Asset Loss Proceeds" has the meaning specified in Section 7.6(b).

           "Fixed Asset Reserve" has the meaning specified in Section 7.6(b).

           "Foreign Subsidiaries" means, collectively, each Subsidiary of a Borrower that is organized under the laws of a jurisdiction outside the United States.

           "Foreign Subsidiary Advances" means a loan, advance or other extension of credit by a Borrower to or for the benefit of any Foreign Subsidiary, including (i) the procuring of a Letter of Credit for the account of a Borrower to support or secure indebtedness of such Foreign Subsidiary or to otherwise benefit such Foreign Subsidiary (the original face amount of any such Letter of Credit being the amount of the Foreign Subsidiary Advance attributable thereto) and (ii) all amounts paid under any Guaranty from a Borrower with respect to indebtedness (including indebtedness owing to trade creditors) of such Foreign Subsidiary.

           "Fronting Fee" has the meaning specified in Section 2.6.

           "Full Payment" means with respect to any Obligation, the full, final and indefeasible payment of such Obligation in cash or immediately available funds and, in the case of any contingent Obligation (including any contingent Obligation that exists by virtue of an outstanding undrawn Letter of Credit), the Administrative Agent's receipt of either cash or a direct pay letter of credit naming the Administrative Agent as beneficiary and in form and substance, and from an issuing bank, acceptable to the Administrative Agent, in each case in an amount not less than 105% of the aggregate amount of all such contingent Obligations.

           "Funding Date" means the date on which a Borrowing occurs.

           "GAAP" means generally accepted accounting principles and practices set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the Closing Date.

           "General Intangibles" means all of the Borrowers' now owned or hereafter acquired general intangibles, choses in action and causes of action and all other intangible personal property of the Borrowers of every kind and nature (other than Accounts), including all contract rights, payment intangibles, Proprietary Rights, corporate or other business records, inventions, designs, blueprints, plans, specifications, patents, patent applications, trademarks, service marks, trade names, trade secrets, goodwill, copyrights, computer software, customer lists, registrations, licenses, franchises, tax refund claims, any funds which may become due to a Borrower in connection with the termination of any Plan or other employee benefit plan or any rights thereto and any other amounts payable to a Borrower from any Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, property, casualty or any similar type of insurance and any proceeds thereof, proceeds of insurance covering the lives of key employees on which a Borrower is beneficiary, rights to receive dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged equity interests or Investment Property and any letter of credit, guarantee, claim, security interest or other security held by or granted to a Borrower.

           "Goods" means all "goods" as defined in the UCC, now owned or hereafter acquired by a Borrower, wherever located, including embedded software to the extent included in "goods" as defined in the UCC, manufactured homes, standing timber that is cut and removed for sale and unborn young of animals.

           "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

           "Guaranty" means, with respect to any Person, all obligations of such Person which in any manner directly or indirectly guarantee or assure, or in effect guarantee or assure, the payment or performance of any indebtedness, dividend or other obligations of any other Person (the "guaranteed obligations"), or assure or in effect assure the holder of the guaranteed obligations against loss in respect thereof, including any such obligations incurred through an agreement, contingent or otherwise: (a) to purchase the guaranteed obligations or any property constituting security therefor; (b) to advance or supply funds for the purchase or payment of the guaranteed obligations or to maintain a working capital or other balance sheet condition; or (c) to lease property or to purchase any debt or equity securities or other property or services.

           "Hedge Agreement" means any and all transactions, agreements or documents now existing or hereafter entered into, which provides for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging the Borrowers' exposure to fluctuations in interest or exchange rates, loan, credit exchange, security or currency valuations or commodity prices.

           "Initial Lenders" means, collectively, Bank of America and Wachovia Bank, National Association, and "Initial Lender" means either of them.

           "Instruments" means all instruments as such term is defined in the UCC, now owned or hereafter acquired by a Borrower.

           "Interest and Fee Letter" means the letter agreement dated June 2, 2003, among the Borrowers, the Administrative Agent, the Initial Lenders and the Book Managers with respect to the payment of certain fees by the Borrowers in connection with the structuring, syndication and administration of the DIP Facility and adjustments to the amount of such fees and the Applicable Margins in certain circumstances.

           "Interest Period" means, as to any LIBOR Revolving Loan, the period commencing on the Funding Date of such Loan or on the Continuation/Conversion Date on which the Loan is converted into or continued as a LIBOR Revolving Loan, and ending on the date one, two, three or six months thereafter as selected by the Borrowers in their Notice of Borrowing, in the form attached hereto as Exhibit D, or Notice of Continuation/Conversion, in the form attached hereto as Exhibit E, provided that:

           (a) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business

Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

           (b) any Interest Period pertaining to a LIBOR Revolving Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

           (c) no Interest Period shall extend beyond the last day of the DIP Term.

           "Interest Rate" means each or any of the interest rates, including the Default Rate, set forth in Section 2.1.

           "Interim Financing Order" means an order that is entered by the Court pursuant to Section 364(c) and (d) of the Bankruptcy Code and Bankruptcy Rule 4001(c), which authorizes Borrowers to incur, during the Interim Period, post-petition secured Debt under the DIP Facility in accordance with the DIP Financing Documents, confers status as a Superpriority Claim upon all of the Obligations, and is otherwise in form and substance satisfactory in all respects to the Administrative Agent and the Lenders.

           "Interim Period" means the period commencing upon entry of the Interim Financing Order and ending on the sooner to occur of (i) forty-five (45) days after entry of the Interim Financing Order (unless extended by the Administrative Agent and the Majority Lenders in their sole discretion) and (ii) the date of entry of the Final Financing Order.

           "Interim Pre-Petition Lender Protection Order" means an order of the Court that provides adequate protection to the Liens securing Claims of the Pre-Petition Lenders and, among other things, provides for a sharing of certain proceeds of Collateral consisting of Fixed Assets (as defined therein), and is in form, scope and substance acceptable in all respects to the Administrative Agent and the Initial Lenders.

           "Inventory" means all of the Borrower's now owned and hereafter acquired inventory, goods and merchandise, wherever located, to be furnished under any contract of service or held for sale or lease, all returned goods, raw materials, work-in-process, finished goods (including embedded software), other materials and supplies of any kind, nature or description which are used or consumed in the Borrowers' business or used in connection with the packing, shipping, advertising, selling or finishing of such goods, merchandise, and all documents of title or other Documents representing them.

           "Inventory Formula Amount" means, on any date of determination, (a) prior to the Administrative Agent's receipt of an acceptable appraisal of the net orderly liquidation value of the Borrowers' Inventory, an amount equal to the lesser of (i) the Maximum Inventory Loan Amount and (ii) the greater of (A) $120,000,000 and (B) fifty percent (50%) of the Value of Eligible Inventory; and
(b) after the Administrative Agent's receipt of an acceptable appraisal of the net orderly liquidation value of the Borrowers' Inventory, an amount equal to the lesser of (i) the Maximum Inventory Loan Amount and (ii) the lesser of (A) sixty-five percent (65%) of the Value of Eligible Inventory and (B) the Inventory NOLV Factor in effect on such date multiplied by the Value of Eligible Inventory.

           "Inventory NOLV Factor" means, at any time, a fraction, the numerator of which is equal to eighty-five percent (85%) of the orderly liquidation value, net of liquidation expenses, of the Borrowers' Eligible Inventory and the denominator of which is the Value of such Eligible Inventory, in each case as most recently determined and reported on by a qualified independent appraiser selected by Administrative Agent or, at Administrative Agent's election, by professional appraisers employed by Administrative Agent.

           "Investment Property" means all of the Borrowers' right title and interest in and to any and all: (a) securities whether certificated or uncertificated; (b) securities entitlements; (c) securities accounts; (d) commodity contracts; or (e) commodity accounts.

           "IRS" means the Internal Revenue Service and any Governmental Authority succeeding to any of its principal functions under the Code.

           "KERP" means a key employee retention program proposed by a Borrower with respect to its officers and employees.

           "Latest Projections" means: (a) on the Closing Date and thereafter until the Administrative Agent receives new projections pursuant to Section 5.2(e), the Budget; and (b) thereafter, the projections most recently received by the Administrative Agent pursuant to Section 5.2(f).

           "Lender" and "Lenders" have the meanings specified in the introductory paragraph hereof and shall include the Administrative Agent to the extent of any Agent Advance outstanding and Bank of America to the extent of any Non-Ratable Loan outstanding; provided that no such Agent Advance or Non-Ratable Loan shall be taken into account in determining any Lender's Pro Rata Share.

           "Letter of Credit" has the meaning specified in Section 1.3(a).

           "Letter of Credit Fee" has the meaning specified in Section 2.6.

           "Letter of Credit Issuer" means Bank of America, any affiliate of Bank of America or any other financial institution that is designated by the Administrative Agent as an authorized issuer of a Letter of Credit pursuant to this Agreement. "Letter of Credit Issuer Amounts" has the meaning specified in
Section 2.6.

           "Letter of Credit Subfacility" means $75,000,000.

           "LIBOR Interest Payment Date" means, with respect to a LIBOR Revolving Loan, the Commitment Termination Date, the last day of each Interest Period applicable to such Loan and, with respect to each Interest Period of greater than one month, on the first day of each month during such Interest Period.

           "LIBOR Rate" means, for any Interest Period, with respect to LIBOR Revolving Loans, the rate of interest per annum determined pursuant to the following formula:

                     LIBOR Rate  =               Offshore Base Rate
                                    --------------------------------------------
                                          1.00 - Eurodollar Reserve Percentage
                     Where,

          "Offshore Base Rate" means the rate per annum appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the Offshore Base Rate shall be, for any Interest Period, the rate per annum appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates. If for any reason none of the foregoing rates is available, the Offshore Base Rate shall be, for any Interest Period, the rate per annum determined by Administrative Agent as the rate of interest at which dollar deposits in the approximate amount of the LIBOR Revolving Loan comprising part of such Borrowing would be offered by Bank of America's London Branch to major banks in the offshore dollar market at their request at or about 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period.

          "Eurodollar Reserve Percentage" means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day applicable to member banks under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"). The Offshore Rate for each outstanding LIBOR Revolving Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

           "LIBOR Revolving Loan" means a Revolving Loan during any period in which it bears interest based on the LIBOR Rate.

           "License Agreement" means an agreement between one or more Borrowers and another Person pursuant to which such other Person (the "licensor") licenses to a Borrower the right to use such licensor's Proprietary Rights in connection with such Borrower's manufacturing, marketing, sale or other distribution of Goods.

           "Lien" means: (a) any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute, or contract, and including a security interest, charge, claim, or lien arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, agreement, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes; (b) to the extent not included under clause (a), any reservation, exception, encroachment, easement, right-of-way, covenant, condition, restriction, lease or other title exception or encumbrance affecting property; and (c) any contingent or other agreement to provide any of the foregoing.

           "Loan Account" means the loan account of the Borrowers, which account shall be maintained by the Administrative Agent.

           "Loans" means, collectively, all loans and advances provided for in
Article 1.

           "Majority Lenders" means, at any date of determination, Lenders whose Pro Rata Shares aggregate more than 50%.

           "Margin Stock" means "margin stock" as such term is defined in Regulation T, U or X of the Federal Reserve Board.

           "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of any Borrower, any other Obligor or the Collateral; (b) a material impairment of the ability of any Borrower, any Affiliate of a Borrower or any other Obligor to perform under any DIP Financing Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Obligor of any DIP Financing Document to which it is a party; provided, however, that the commencement of the Chapter 11 Cases and the application to the Borrowers of the provisions of the Bankruptcy Code and the Rules of Bankruptcy Procedure shall not, in and of themselves, be deemed to have a Material Adverse Effect.

           "Maximum Inventory Loan Amount" means, at any time, $200,000,000.

           "Maximum Revolver Amount" means (i) at any time during the Interim Period, $175,000,000, or such greater amount, not to exceed $300,000,000, as the Administrative Agent and the Majority Lenders may permit, and (ii) at any time after the Interim Period, $300,000,000.

           "Mortgages" means and includes any and all of the mortgages, deeds of trust, deeds to secure debt, assignments and other instruments to be executed and delivered by the Borrowers to or for the benefit of the Administrative Agent and by which the Administrative Agent, on behalf of the Lenders, acquires a Lien on the Real Estate or a collateral assignment of a Borrower's interest under leases of Real Estate, and all amendments, modifications and supplements thereto.

           "Multi-employer Plan" means a "multi-employer plan" as defined in
Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding six (6) years contributed to by the Borrower or any ERISA Affiliate.

           "Net Amount of Eligible Accounts" means, at any time, the gross amount of Eligible Accounts less sales, excise or similar taxes, and less returns, discounts, claims, credits and allowances, accrued rebates, offsets, deductions, counterclaims, disputes and other defenses of any nature at any time issued, owing, granted, outstanding, available or claimed.

           ""Net Proceeds" means, with respect to any sale or other disposition of Fixed Assets (as defined in the Pre-Petition Lender Protection Orders), the net proceeds received in respect thereof, net of (i) brokerage or sales commissions payable in connection with such disposition and (ii) any amount necessary to pay or settle any Lien upon any assets that are being sold or otherwise disposed of to the extent that such Lien is legal, valid, perfected and unavoidable or is disputed and proceeds are required to be escrowed by the Court pending resolution of such dispute.

           "Non-Ratable Loan" and "Non-Ratable Loans" have the meanings specified in Section 1.2(i).

           "Notice of Borrowing" has the meaning specified in Section 1.2(b).

           "Notice of Continuation/Conversion" has the meaning specified in
Section 2.2(b).

           "Obligations" means all present and future loans, advances, liabilities, obligations, covenants, duties, and debts owing by the Borrowers to the Administrative Agent and/or any Lender, arising under or pursuant to this Agreement or any of the other DIP Financing Documents, whether or not evidenced by any note, or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including all principal, interest, charges, expenses, fees, attorneys' fees, filing fees and any other sums chargeable to the Borrowers hereunder or under any of the other DIP Financing Documents. "Obligations" includes, without limitation, (a) all debts, liabilities, and obligations now or hereafter arising from or in connection with the Letters of Credit, (b) all Loans, and (c) all debts, liabilities and obligations now or hereafter arising from or in connection with Bank Products.

           "Obligor" means each Borrower, each Subsidiary Guarantor and each other Person that is at any time liable for the payment of the whole or any part of the Obligations or that has granted in favor of the Administrative Agent, for the benefit of the Lenders, a Lien upon any of any of such Person's assets to secure payment of any of the Obligations.

           "Ordinary Course of Business" means, with respect to any Person, the ordinary course of such Person's business, as conducted by such Person in accordance with past practices and undertaken by such Person in good faith and not for the purpose of evading any covenant or restriction in any DIP Financing Document or Pre-Petition Loan Document.

           "Other Taxes" means any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other DIP Financing Documents.

           "Overadvance Condition" means and shall be deemed to exist at any time (a) the sum of (i) the aggregate outstanding principal amount of Revolving Loans, (ii) one hundred percent (100%) of the aggregate undrawn face amount of all outstanding Letters of Credit, and (iii) the aggregate amount of all unpaid reimbursement obligations in respect of Letters of Credit exceeds (b) the lesser of (i) the Maximum Revolver Amount and (ii) the Borrowing Base.

           "Participant" means any Person who shall have been granted the right by any Lender to participate in the financing provided by such Lender under this Agreement, and who shall have entered into a participation agreement in form and substance satisfactory to such Lender.

           "Patent and Trademark Agreements" means, collectively, the Patent Security Agreements and Trademark Security Agreements to be executed and delivered by the Borrowers to the Administrative Agent to evidence and perfect the Administrative Agent's security interest in the Borrowers' present and future patents, trademarks, and related licenses and rights, for the benefit of the Administrative Agent and the Lenders.

           "Paying Borrower" has the meaning specified in Section 3.9(d).

           "Payment Account" means each bank account established pursuant to the Security Agreement, to which the proceeds of Accounts and other Collateral are deposited or credited, and which is maintained in the name of the Administrative Agent or in the name of a Borrower, as the Administrative Agent may determine, on terms acceptable to the Administrative Agent.

           "PBGC" means the Pension Benefit Guaranty Corporation or any Governmental Authority succeeding to the functions thereof.

           "Pending Revolving Loans" means, at any time, the aggregate principal amount of all Revolving Loans requested in any Notice of Borrowing received by the Administrative Agent which have not yet been advanced.

           "Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which a Borrower sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a Multi-employer Plan has made contributions at any time during the immediately preceding five (5) plan years.

           "Permitted Liens" means:

           (a) Liens for taxes (i) in existence on the Petition Date, provided that the aggregate amount of such taxes (other than sales, license and property taxes) does not exceed in aggregate $100,000, and Liens for property taxes were not past due or payable on the Petition Date or (ii) incurred in the Ordinary Course of Business of a Borrower after the Petition Date not past due or payable or payment of which is being contested in good faith and by appropriate proceedings diligently pursued and as to which adequate financial reserves have been established on Borrowers' books and records and a stay of enforcement of any such Lien is in effect, but only to the extent, in the case of clause (ii), such taxes do not create a Lien superior to the Administrative Agent's Liens with respect to the Collateral;

           (b) the Administrative Agent's Liens;

           (c) Liens consisting of deposits made in the Ordinary Course of Business in connection with, or to secure payment of, obligations under worker's compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of Debt) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of Debt) or to secure statutory obligations (other than liens arising under ERISA or Environmental Liens) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds;

           (d) Liens securing the pre-Petition Date and post-Petition Date claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons, provided, in the case of Liens securing such post-Petition Date claims, that if any such Lien arises from the nonpayment of such claims or demand when due, such claims or demands do not exceed $100,000 in the aggregate;

           (e) Liens constituting encumbrances in the nature of reservations, exceptions, encroachments, easements, rights of way, covenants running with the land, and other similar title exceptions or encumbrances affecting any Real Estate; provided that they do not in the aggregate materially detract from the value of the Real Estate or materially interfere with its use in the ordinary conduct of any Borrower's business;

           (f) Liens arising after the Petition Date from judgments and attachments in connection with court proceedings, provided that the attachment or enforcement of such Liens would not result in an Event of Default hereunder, such Liens are at all times junior to the Liens in favor of Administrative Agent, and such Liens are being contested in good faith by appropriate proceedings, adequate reserves have been set aside and no material Property is subject to a material risk of loss or forfeiture and the claims in respect of such Liens are fully covered by insurance (subject to ordinary and customary deductibles) and a stay of execution pending appeal or proceeding for review is in effect;

           (g) Liens in existence on the Petition Date in favor of the Pre-Petition Lenders and Liens granted in favor of the Pre-Petition Lenders as adequate protection pursuant to the Pre-Petition Lender Protection Orders;

           (h) Purchase Money Liens and Liens in existence on the Petition Date with respect to Equipment securing indebtedness under Capital Leases;

           (i) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of Goods and other Liens incurred in the Ordinary Course of Business of the Borrowers in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, to secure partial, progress, advance or other payments pursuant to any contract, to the extent such duties and payments are paid when due and payable by the Borrowers;

           (j) Liens incurred in the Ordinary Course of Business of the Borrowers to secure performance under cotton futures contracts in connection with transactions or positions in a contract for future delivery of cotton, provided that reserves in accordance with GAAP have been provided on the books of the Person who incurred such Liens; and

           (k) Liens in favor of WPSRC with respect to Purchased Receivables and related assets purchased by WPSRC from WPS prior to the Petition Date.

In no event shall any Lien in favor of WPSRC or any of its assignees, including Wachovia Bank, National Association or Congress, with respect to any Accounts arising after the Petition Date, be deemed to be a Permitted Lien.

           "Person" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, Governmental Authority, or any other entity.

           "Petition Date" means June 1, 2003.

           "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which a Borrower sponsors or maintains or to which a Borrower makes, is making, or is obligated to make contributions and includes any Pension Plan.

           "Plant Shutdown Costs" means the following non-recurring charges, more specifically described in the 2002 Restructuring Plan, in an aggregate amount not to exceed $36,500,000 ($23,360,000 after tax), that are incurred, accrued or reserved by the Borrowers or their consolidated Subsidiaries during Fiscal Years 2002 through 2004 in connection with the closing and consolidation of certain facilities: (i) direct inventory write-offs and/or related increases in inventory reserves; (ii) write-offs of fixed assets and non-capitalized relocation charges; (iii) write-offs of intangibles related to impaired assets; and (iv) without duplication, relocation, severance, unabsorbed overhead and other related costs.

           "Pledge Agreements" means, collectively, each pledge agreement to be executed and delivered by a Borrower, pursuant to which such Borrower shall pledge to the Administrative Agent, as security for the Obligations, all of the issued and outstanding capital stock and other securities held by it of its Subsidiaries.

           "Pre-Petition Agents" means, collectively, the First Priority Pre-Petition Agent and the Second Priority Pre-Petition Agent.

           "Pre-Petition Debt" means all Debts and other obligations of Borrowers or any other Obligor to the Pre-Petition Agents or any Pre-Petition Lender on the Petition Date and that arise under any of the Pre-Petition Loan Documents, whether direct or indirect, absolute or contingent or due or to become due, including all interest thereon accruing after the Petition Date and all legal fees and collection expenses heretofore or hereafter incurred in collecting any of such indebtedness.

           "Pre-Petition Lender Protection Orders" means, collectively, the Interim Pre-Petition Lender Protection Order and the Final Pre-Petition Lender Protection Order.

           "Pre-Petition Lenders" means, collectively, the First Priority Pre-Petition Lenders and the Second Priority Pre-Petition Lenders.

           "Pre-Petition Loan Documents" means the First Priority Pre-Petition Loan Agreement, the Second Priority Pre-Petition Loan Agreement and all instruments, agreements, pledges, assignments and other documents executed in connection therewith and with reference thereto or to evidence or secure payment in whole or in part of the Pre-Petition Debt.

           "Professional Expenses" means the fees and reimbursable expenses of a Professional Person.

           "Professional Person" means a Person who is an attorney, accountant, appraiser, auctioneer or other professional person and who is retained, with Court approval, by (i) Borrowers pursuant to Section 327 or 328 of the Bankruptcy Code or (ii) a Committee pursuant to Section 1103(a) of the Code.

           "Proprietary Rights" means all of a Person's now owned and hereafter arising or acquired: licenses, franchises, permits, patents, patent rights, copyrights, works which are the subject matter of copyrights, trademarks, service marks, trade names, trade styles, patent, trademark and service mark applications, and all licenses and rights related to any of the foregoing, including, in the case of Borrowers, those patents, trademarks, service marks, trade names and copyrights set forth on Schedule 6.12 hereto, and all other rights under any of the foregoing, all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing, and all rights to sue for past, present and future infringement of any of the foregoing.

           "Pro Rata Share" means, with respect to a Lender, a fraction (expressed as a percentage), the numerator of which is the amount of such Lender's Commitment and the denominator of which is the sum of the amounts of all of the Lenders' Commitments, or if no Commitments are outstanding, a fraction (expressed as a percentage), the numerator of which is the amount of Obligations owed to such Lender and the denominator of which is the aggregate amount of the Obligations owed to the Lenders, in each case giving effect to a Lender's participation in Non-Ratable Loans and Agent Advances.

           "Purchased Receivables" means Accounts purchased by WPSRC from WPS pursuant to the Receivables Purchase Agreement.

           "Purchase Money Debt" means and includes (i) Debt (other than the Obligations) for the payment of all or any part of the purchase price of any Equipment, (ii) any Debt (other than the Obligations) incurred at the time of or within 10 days prior to or after the acquisition of any Equipment for the purpose of financing all or any part of the purchase price thereof, and (iii) any renewals, extensions or refinancings thereof, but not any increases in the principal amounts thereof outstanding at the time.

           "Purchase Money Lien" means a Lien upon Equipment which secures Debt incurred by a Borrower to acquire such Equipment, but only if such Lien shall at all times be confined solely to the Equipment acquired through the incurrence of the Debt secured by such Lien.

           "Real Estate" means all of the Borrowers' now or hereafter owned or leased estates in real property, including all fees, leaseholds and future interests, together with all of the Borrowers' now or hereafter owned or leased interests in the improvements thereon, the fixtures attached thereto and the easements appurtenant thereto.

           "Receivables Purchase Agreement" means the Second Amended and Restated Receivables Purchase Agreement dated as of March 28, 2003, between WPS and WPSRC.

           "Reclamation Claim" means a Claim against a Borrower under Section 546(c)(2)(A) of the Bankruptcy Code.

           "Reduction Event Reserve" means, on any date, an amount equal to the aggregate of (i) the total of the Net Proceeds received by the Administrative Agent from the sale or other disposition of Fixed Assets (as defined in the Pre-Petition Lender Protection Orders) and applied to the Obligations on or before such date and (ii) the amount of Excess Casualty/Condemnation Proceeds added to the Reduction Event Reserve pursuant to Section 7.6(b).

           "Release" means a release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of a Contaminant into the indoor or outdoor environment or into or out of any Real Estate or other property, including the movement of Contaminants through or in the air, soil, surface water, groundwater or Real Estate or other property.

           "Renewal Notice" has the meaning specified in Section 3.2(b).

           "Renewal Period" has the meaning specified in Section 3.2(b).

           "Reorganization Plan" means a plan of reorganization proposed by Borrowers or any other Person (including Administrative Agent or any Lender) in the Chapter 11 Cases.

           "Reportable Event" means, any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder, other than (i) any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC and (ii) the commencement of the Chapter 11 Cases.

           "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

           "Responsible Officer" means the chief executive officer or the president of a Borrower, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants and the preparation of the Borrowing Base Certificate, the chief financial officer, controller or the treasurer of a Borrower, or any other officer having substantially the same authority and responsibility.

           "Restricted Investment" means, as to a Borrower, any acquisition of property by such Borrower in exchange for cash or other property, whether in the form of an acquisition of stock, debt, or other indebtedness or obligation, or the purchase or acquisition of any other property, or a loan, advance, capital contribution, or subscription, except the following: (a) acquisitions of Equipment to be used in the business of such Borrower so long as the acquisition costs thereof constitute Capital Expenditures permitted hereunder; (b) acquisitions of Inventory in the Ordinary Course of Business of such Borrower;
(c) acquisitions of current assets acquired in the Ordinary Course of Business of such Borrower; (d) direct obligations of the United States of America, or any agency thereof, or obligations guaranteed by the United States of America, provided that such obligations mature within one year from the date of acquisition thereof; (e) acquisitions of certificates of deposit maturing within one year from the date of acquisition, bankers' acceptances, Eurodollar bank deposits, or overnight bank deposits, in each case issued by, created by, or with a bank or trust company organized under the laws of the United States of America or any state thereof having capital and surplus aggregating at least $100,000,000; (f) acquisitions of commercial paper given a rating of "A2" or better by Standard & Poor's Corporation or "P2" or better by Moody's Investors Service, Inc. and maturing not more than 90 days from the date of creation thereof; and (g) Hedge Agreements.

           "Revolving Loans" has the meaning specified in Section 1.2 and includes each Agent Advance and Non-Ratable Loan.

           "Royalties" means royalties that are payable by Borrowers in respect of Proprietary Rights licensed to them in connection with the manufacture, sale or distribution by one or more Borrowers of any Inventory or other Goods.

           "Royalty Reserve" means, on any date, an amount equal to the sum of
(i) all Royalties that are past due and payable by each Borrower on such date, and (ii) if Availability on such date is less than $75,000,000, a sum equal to the amount, if any, by which all accrued Royalties on such date (whether or not then due and payable, but excluding any accruals for guaranteed or minimum Royalties that are calculated without regard to actual sales of Inventory) exceeds $5,000,000 (such excess, if any, referred to as the "Accrued Royalty Reserve"); provided, that if, after any imposition of the Accrued Royalty Reserve, Availability on any date, calculated without giving effect to such Accrued Royalty Reserve, is at least $75,000,000 (each such date, a "Royalty Reserve Cure Date"), then the Accrued Royalty Reserve shall not thereafter be included in the calculation of the Royalty Reserve unless and until Availability is again less than $75,000,000, in which event the Accrued Royalty Reserve shall be included in the calculation of the Royalty Reserve until the next Royalty Reserve Cure Date.

           Second Priority Pre-Petition Agent" means Wilmington Trust Company, in its capacity as administrative agent under the Second Priority Pre-Petition Loan Documents, together with its successors in such capacity.

           "Second Priority Pre-Petition Lenders" means those Persons who are party as lenders to the Second Priority Pre-Petition Loan Agreement.

           "Second Priority Pre-Petition Loan Agreement" means that certain Credit Agreement, dated as of June 29, 2001, among WPS, as Borrower, the Second Priority Pre-Petition Lenders and the Second Priority Pre-Petition Agent, as amended and in effect on the Petition Date.

           "Second Priority Pre-Petition Loan Documents" means the Second Priority Pre-Petition Loan Agreement, and all instruments, agreements, pledges, assignments and other documents executed in connection therewith and with reference thereto or to evidence or secure payment in whole or in part of the Second Priority Pre-Petition Debt.

           "Security Agreement" means the Security Agreement of even date herewith among Borrowers and Administrative Agent for the benefit of Administrative Agent and the Lenders.

           "Security Documents" means any and all other instruments and agreements now or at any time hereafter securing the whole or any part of the Obligations, including the Security Agreement, the Mortgages, the Patent and Trademark Agreements, each Subsidiary Guaranty and each Subsidiary Security Agreement, the Pledge Agreements and each other assignment, instrument or other document as may be requested by the Administrative Agent in order to evidence of record, or to validate under applicable non-bankruptcy law the perfection of, the Liens granted by the Borrowers in favor of the Administrative Agent pursuant to the DIP Financing Documents.

           "Settlement" and "Settlement Date" have the meanings specified in
Section 12.15(a)(ii).

           "Software" means all "software" as such term is defined in the UCC, now owned or hereafter acquired by the Borrower, other than software embedded in any category of Goods, including all computer programs and all supporting information provided in connection with a transaction related to any program.

           "Subsidiary" of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than fifty percent (50%) of the Voting Stock or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of a Borrower.

           "Subsidiary Guarantor" means each Subsidiary that becomes a Subsidiary Guarantor pursuant to Section 7.35.

           "Subsidiary Guaranty" means a guaranty agreement to be executed by a Subsidiary Guarantor in favor of the Administrative Agent, for the benefit of the Lenders, by which such Subsidiary Guarantor shall guarantee payment and performance of the Obligations, which guaranty agreement shall be in form and substance satisfactory to the Administrative Agent.

           "Subsidiary Security Agreement" means a security agreement, pledge agreement, mortgage, hypothecation, general charge or other document creating or perfecting a Lien to be executed by a Subsidiary Guarantor in favor of the Administrative Agent by which such Subsidiary Guarantor shall grant to the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, a Lien upon any or all of such Subsidiary Guarantor's assets (as may be designated by the Administrative Agent), whenever acquired and wherever located, as security for the payment of the Obligations, which security agreement shall be in form and substance satisfactory to the Administrative Agent.

           "Supermajority Lenders" means at any time Lenders whose Pro Rata Shares aggregate more than 66-2/3%.

           "Superpriority Claim" means a claim against one or more Borrowers in the Chapter 11 Cases that is an administrative expense claim having priority over any and all administrative expenses of the kind specified in Sections 503(b) or l507(b) of the Bankruptcy Code, including a claim pursuant to Section 364(c)(1) of the Bankruptcy Code.

           "Syndication Agent" has the meaning specified in the Recitals to this Agreement.

           "Taxes" means any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Administrative Agent, such taxes (including income taxes or franchise taxes) as are imposed on or measured by the Administrative Agent's or each Lender's net income in any the jurisdiction (whether federal, state or local and including any political subdivision thereof) under the laws of which such Lender or the Administrative Agent, as the case may be, is organized or maintains a lending office.

           "UCC" means the Uniform Commercial Code, as in effect from time to time, of the State of New York or of any other state the laws of which are required as a result thereof to be applied in connection with the issue of perfection of security interests; provided, that to the extent that the UCC is used to define any term herein or in any other documents and such term is defined differently in different Articles or Divisions of the UCC, the definition of such term contained in Article or Division 9 shall govern.

           "Unfunded Pension Liability" means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

           "Unused Letter of Credit Subfacility" means, on any date, an amount equal to $75,000,000 minus the sum of (a) the aggregate undrawn amount of all Letters of Credit outstanding on such date plus, without duplication, (b) the aggregate unpaid reimbursement obligations on such date with respect to all Letters of Credit.

           "Unused Line Fee" has the meaning specified in Section 2.5.

           "Value", when used with reference to the value of Eligible Inventory, means value determined on the basis of the lower of cost or market of such Eligible Inventory, with the cost thereof calculated on a first-in, first-out basis, determined in accordance with GAAP.

           "Voting Stock" means, with respect to any Person, capital stock or other securities issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or individuals performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.

           "WPS" has the meaning specified in the Recitals to this Agreement.

           "WPSRC" means WPS Receivables Corporation, a Delaware corporation.

           Accounting Terms. Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations in this Agreement shall be computed, unless otherwise specifically provided therein, in accordance with GAAP as consistently applied and using the same method for inventory valuation as used in the preparation of the Financial Statements.

           Interpretive Provisions. (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

           (b) The words "hereof," "herein," "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and Subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

           (c) (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

               (ii) The term "including" is not limiting and means "including without limitation."

               (iii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including," the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including."

               (iv) The word "or" is not exclusive.

           (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any DIP Financing Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

           (e) The captions and headings of this Agreement and other DIP Financing Documents are for convenience of reference only and shall not affect the interpretation of this Agreement.

           (f) This Agreement and other DIP Financing Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

           (g) For purposes of Section 9.1, a breach of a financial covenant contained in Sections 7.22-7.23 shall be deemed to have occurred as of any date of determination thereof by the Administrative Agent or as of the last day of any specified measuring period, regardless of when the Financial Statements reflecting such breach are delivered to the Administrative Agent.

           (h) This Agreement and the other DIP Financing Documents are the result of negotiations among and have been reviewed by counsel to the Administrative Agent, the Borrower and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Lenders or the Administrative Agent merely because of the Administrative Agent's or Lenders' involvement in their preparation.

                                     ANNEX B
                                       TO
                                CREDIT AGREEMENT
                                ----------------

                           DESIGNATED ACCOUNT DEBTORS
                           --------------------------



                                  Wal-Mart 35%

                                   Target 35%

                                    EXHIBIT A

                                    RESERVED
                                    --------

                                    EXHIBIT B

                       FORM OF BORROWING BASE CERTIFICATE



                               PLEASE SEE ATTACHED

                                    EXHIBIT C

                              FINANCIAL STATEMENTS



                               PLEASE SEE ATTACHED

                                    EXHIBIT D

                               NOTICE OF BORROWING


                                                    Date:  ______________, 200_


To: Bank of America, N.A. as Administrative Agent for the Lenders who are parties to the Credit Agreement dated as of June 2, 2003 (as extended, renewed, amended or restated from time to time, the "Credit Agreement") among the Borrowers which are signatories thereto, the Lenders which are signatories thereto and Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

           The undersigned, ___________________________ refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably of the Borrowing specified below:

           1. The Business Day of the proposed Borrowing is_____________, 200_.


           2. The aggregate amount of the proposed Borrowing is $______________.

           3. The Borrowing is to be comprised of $____ of Base Rate and $____ of LIBOR Revolving Loans.

           4. The duration of the Interest Period for the LIBOR Revolving Loans, if any, included in the Borrowing shall be _____ months.

           The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

           (a) The representations and warranties of the Borrowers contained in the Credit Agreement are true and correct as though made on and as of such date;

           (b) No Default or Event of Default has occurred and is continuing, or would result from such proposed Borrowing; and

           (c) The proposed Borrowing will not cause the aggregate principal amount of all outstanding Revolving Loans plus the aggregate amount available for drawing under all outstanding Letters of Credit, to exceed the Borrowing Base or the combined Commitments of the Lenders.

                                            [NAME OF BORROWER]



                                             By:    ____________________________


                                             Title: ____________________________

                                    EXHIBIT E

                        NOTICE OF CONTINUATION/CONVERSION
                        ---------------------------------


                                                    Date:________________, 200_



To: Bank of America, N.A. as Administrative Agent for the Lenders who are parties to the Credit Agreement dated as of June 2, 2003 (as extended, renewed, amended or restated from time to time, the "Credit Agreement") among the Borrowers which are signatories thereto, the Lenders which are signatories thereto and Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

           The undersigned, ___________________________ refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably of the [conversion] [continuation] of the Loans specified herein, that:

               1.   The Continuation/Conversion Date is___________ , 200_.

               2. The aggregate amount of the Loans to be [converted] [continued] is $ .

               3. The Loans are to be [converted into] [continued as] [LIBOR Rate] [Base Rate] Loans.

               4. The duration of the Interest Period for the LIBOR Revolving Loans included in the [conversion] [continuation] shall be months.

           The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the proposed
Continuation/Conversion Date, before and after giving effect thereto and to the application of the proceeds therefrom:

           (a) The representations and warranties of the Borrower contained in the Credit Agreement are true and correct as though made on and as of such date;

           (b) Default or Event of Default has occurred and is continuing, or would result from such proposed [conversion] [continuation]; and

           (c) The proposed conversion-continuation will not cause the aggregate principal amount of all outstanding Revolving Loans [plus the aggregate amount available for drawing under all outstanding Letters of Credit] to exceed the Borrowing Base or the combined Commitments of the Lenders.

                                          [NAME OF BORROWER]



                                          By:    _______________________________


                                          Title: _______________________________

                                   EXHIBIT F

                  [FORM OF] ASSIGNMENT AND ACCEPTANCE AGREEMENT

           This ASSIGNMENT AND ACCEPTANCE AGREEMENT (this "Assignment and Acceptance") dated as of ____________________, 200_ is made between ______________________________ (the "Assignor") and __________________________
(the "Assignee").

                                    RECITALS

           WHEREAS, the Assignor is party to that certain Credit Agreement dated as of June 2, 2003 (as amended, amended and restated, modified, supplemented or renewed, the "Credit Agreement") among _________________________________ (the
"Borrowers"), the several financial institutions from time to time party thereto (including the Assignor, the "Lenders"), and Bank of America, N. A., as agent for the Lenders (the "Administrative Agent"). Any terms defined in the Credit Agreement and not defined in this Assignment and Acceptance are used herein as defined in the Credit Agreement;

           WHEREAS, as provided under the Credit Agreement, the Assignor has committed to making Loans (the "Committed Loans") to the Borrowers in an aggregate amount not to exceed $__________ (the "Commitment");

           WHEREAS, the Assignor has made Committed Loans in the aggregate principal amount of $__________ to the Borrowers;

           WHEREAS, [the Assignor has acquired a participation in its pro rata share of the Lenders' liabilities under Letters of Credit in an aggregate principal amount of $____________ (the "L/C Obligations")] [no Letters of Credit are outstanding under the Credit Agreement]; and

                     WHEREAS, the Assignor wishes to assign to the Assignee [part of the] [all] rights and obligations of the Assignor under the Credit Agreement in respect of its Commitment, together with a corresponding portion of each of its outstanding Committed Loans and L/C Obligations, in an amount equal to $__________ (the "Assigned Amount") on the terms and subject to the conditions set forth herein and the Assignee wishes to accept assignment of such rights and to assume such obligations from the Assignor on such terms and subject to such conditions;

           NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

           1. Assignment and Acceptance.

           (a) Subject to the terms and conditions of this Assignment and Acceptance, (i) the Assignor hereby sells, transfers and assigns to the Assignee, and (ii) the Assignee hereby purchases, assumes and undertakes from the Assignor, without recourse and without representation or warranty (except as provided in this Assignment and Acceptance) __% (the "Assignee's Percentage Share") of (A) the Commitment, the Committed Loans and the L/C Obligations of the Assignor and (B) all related rights, benefits, obligations, liabilities and indemnities of the Assignor under and in connection with the Credit Agreement and the DIP Financing Documents.

           (b) With effect on and after the Effective Date (as defined in Section 5 hereof), the Assignee shall be a party to the Credit Agreement and succeed to all of the rights and be obligated to perform all of the obligations of a Lender under the Credit Agreement, including the requirements concerning confidentiality and the payment of indemnification, with a Commitment in an amount equal to the Assigned Amount. The Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender. It is the intent of the parties hereto that the Commitment of the Assignor shall, as of the Effective Date, be reduced by an amount equal to the Assigned Amount and the Assignor shall relinquish its rights and be released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee; provided, however, the Assignor shall not relinquish its rights under Sections __ and __ of the Credit Agreement to the extent such rights relate to the time prior to the Effective Date.

           (c) After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignee's Commitment will be $__________.

           (d) After giving effect to the assignment and assumption set forth herein, on the Effective Date the Assignor's Commitment will be $__________.

           2. Payments.

           (a) As consideration for the sale, assignment and transfer contemplated in Section 1 hereof, the Assignee shall pay to the Assignor on the Effective Date in immediately available funds an amount equal to $__________, representing the Assignee's Pro Rata Share of the principal amount of all Committed Loans.

           (b) The Assignee further agrees to pay to the Administrative Agent a processing fee in the amount specified in Section 11.2(a) of the Credit Agreement.

           3. Reallocation of Payments.

           Any interest, fees and other payments accrued to the Effective Date with respect to the Commitment, and Committed Loans and L/C Obligations shall be for the account of the Assignor. Any interest, fees and other payments accrued on and after the Effective Date with respect to the Assigned Amount shall be for the account of the Assignee. Each of the Assignor and the Assignee agrees that it will hold in trust for the other party any interest, fees and other amounts which it may receive to which the other party is entitled pursuant to the preceding sentence and pay to the other party any such amounts which it may receive promptly upon receipt.

           4. Independent Credit Decision.

           The Assignee (a) acknowledges that it has received a copy of the Credit Agreement and the Schedules and Exhibits thereto, together with copies of the most recent financial statements of the Borrowers, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Assignment and Acceptance; and (b) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Credit Agreement.

           5. Effective Date; Notices.

           (a) As between the Assignor and the Assignee, the effective date for this Assignment and Acceptance shall be __________, 200_ (the "Effective Date"); provided that the following conditions precedent have been satisfied on or before the Effective Date:

               (i) this Assignment and Acceptance shall be executed and delivered by the Assignor and the Assignee;

               (ii) the consent of the Administrative Agent required for an effective assignment of the Assigned Amount by the Assignor to the Assignee shall have been duly obtained and shall be in full force and effect as of the Effective Date;]

               (iii) the Assignee shall pay to the Assignor all amounts due to the Assignor under this Assignment and Acceptance;

               (iv) the Assignee shall have complied with Section 11.2 of the Credit Agreement (if applicable);]

               (v) the processing fee referred to in Section 2(b) hereof and in
          Section 11.2(a) of the Credit Agreement shall have been paid to the Administrative Agent; and

           (b) Promptly following the execution of this Assignment and Acceptance, the Assignor shall deliver to the Borrowers and the Administrative Agent for acknowledgment by the Administrative Agent, a Notice of Assignment in the form attached hereto as Schedule 1.

           6. [Administrative Agent. [INCLUDE ONLY IF ASSIGNOR IS AGENT]

           (a) The Assignee hereby appoints and authorizes the Assignor to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Administrative Agent by the Lenders pursuant to the terms of the Credit Agreement.

           (b) The Assignee shall assume no duties or obligations held by the Assignor in its capacity as Administrative Agent under the Credit Agreement.]

           7. Withholding Tax.

           The Assignee (a) represents and warrants to the Lender, the Administrative Agent and the Borrowers that under applicable law and treaties no tax will be required to be withheld by the Lender with respect to any payments to be made to the Assignee hereunder, (b) agrees to furnish (if it is organized under the laws of any jurisdiction other than the United States or any State thereof) to the Administrative Agent and the Borrowers prior to the time that the Administrative Agent or Borrowers are required to make any payment of principal, interest or fees hereunder, duplicate executed originals of either U.S. Internal Revenue Service Form W-8ECI or U.S. Internal Revenue Service Form W-8BEN (wherein the Assignee claims entitlement to the benefits of a tax treaty that provides for a complete exemption from U.S. federal income withholding tax on all payments hereunder) and agrees to provide new Forms W-8ECI or W-8BEN upon the expiration of any previously delivered form or comparable statements in accordance with applicable U.S. law and regulations and amendments thereto, duly executed and completed by the Assignee, and (c) agrees to comply with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

           8. Representations and Warranties.

           (a) The Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any Lien or other adverse claim; (ii) it is duly organized and existing and it has the full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance and to fulfill its obligations hereunder; (iii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Assignment and Acceptance, and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; and (iv) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignor, enforceable against the Assignor in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles.

           (b) The Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto. The Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition or statements of the Borrowers, or the performance or observance by the Borrower, of any of its respective obligations under the Credit Agreement or any other instrument or document furnished in connection therewith.

           (c) The Assignee represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this Assignment and Acceptance and any other documents required or permitted to be executed or delivered by it in connection with this Assignment and Acceptance, and to fulfill its obligations hereunder; (ii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this

Assignment and Acceptance; and apart from any agreements or undertakings or filings required by the Credit Agreement, no further action by, or notice to, or filing with, any Person is required of it for such execution, delivery or performance; (iii) this Assignment and Acceptance has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignee, enforceable against the Assignee in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors' rights and to general equitable principles; [and (iv) it is an Eligible Assignee.]

           9. Further Assurances.

           The Assignor and the Assignee each hereby agree to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Assignment and Acceptance, including the delivery of any notices or other documents or instruments to the Borrower or the Administrative Agent, which may be required in connection with the assignment and assumption contemplated hereby.

           10.       Miscellaneous.

           (a) Any amendment or waiver of any provision of this Assignment and Acceptance shall be in writing and signed by the parties hereto. No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof and any waiver of any breach of the provisions of this Assignment and Acceptance shall be without prejudice to any rights with respect to any other or further breach thereof.

           (b) All payments made hereunder shall be made without any set-off or counterclaim.

           (c) The Assignor and the Assignee shall each pay its own costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Assignment and Acceptance.

           (d) This Assignment and Acceptance may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

           (e) THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE NEW YORK. The Assignor and the Assignee each irrevocably submits to the non-exclusive jurisdiction of any State or Federal court sitting in New York County, New York over any suit, action or proceeding arising out of or relating to this Assignment and Acceptance and irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such State or Federal court. Each party to this Assignment and Acceptance hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.

           (f) THE ASSIGNOR AND THE ASSIGNEE EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS ASSIGNMENT AND ACCEPTANCE, THE CREDIT AGREEMENT, ANY RELATED DOCUMENTS AND AGREEMENTS OR ANY COURSE OF CONDUCT, COURSE OF DEALING, OR STATEMENTS (WHETHER ORAL OR WRITTEN).

           IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Assignment and Acceptance to be executed and delivered by their duly authorized officers as of the date first above written.

                                                              [ASSIGNOR]


                                                  By:___________________________

                                                  Title:________________________

                                                  Address:______________________


                                                              [ASSIGNEE]


                                                  By:___________________________

                                                  Title:________________________

                                                  Address:______________________

                                   SCHEDULE 1
                                       to
                            ASSIGNMENT AND ACCEPTANCE


                       NOTICE OF ASSIGNMENT AND ACCEPTANCE
                       -----------------------------------




                                                         _______________, 200_



Bank of America, N.A
Attn:
_____________________________
_____________________________

Re:  [Name and Address of Borrowers]

Ladies and Gentlemen:

           We refer to the Credit Agreement dated as of _________, 200_ (as amended, amended and restated, modified, supplemented or renewed from time to time the "Credit Agreement") among ______________________ (the "Borrowers"), the Lenders referred to therein and Bank of America, N. A., as agent for the Lenders (the "Administrative Agent"). Terms defined in the Credit Agreement are used herein as therein defined.

           1. We hereby give you notice of, and request your consent to, the assignment by __________________ (the "Assignor") to _______________ (the
"Assignee") of _____% of the right, title and interest of the Assignor in and to the Credit Agreement (including the right, title and interest of the Assignor in and to the Commitments of the Assignor, all outstanding Loans made by the Assignor and the Assignor's participation in the Letters of Credit pursuant to the Assignment and Acceptance Agreement attached hereto (the "Assignment and Acceptance"). We understand and agree that the Assignor's Commitment, as of , 200 , is $ ___________, the aggregate amount of its outstanding Loans is $_____________, and its participation in L/C Obligations is $_____________.

           2. The Assignee agrees that, upon receiving the consent of the Administrative Agent and, if applicable, the Borrower to such assignment, the Assignee will be bound by the terms of the Credit Agreement as fully and to the same extent as if the Assignee were the Lender originally holding such interest in the Credit Agreement.

           3. The following administrative details apply to the Assignee:

                   (A) Notice Address:

                              Assignee name:____________________________________

                              Address:__________________________________________

                                      __________________________________________

                              Attention: _______________________________________

                              Telephone:  (___) ________________________________


                              Telecopier:  (___) _______________________________

                              Telex (Answerback):_______________________________

                   (B)        Payment Instructions:

                              Account No.: _____________________________________

                                          At:___________________________________

                                             ___________________________________

                              Reference: _______________________________________

                              Attention: _______________________________________

           4. You are entitled to rely upon the representations, warranties and covenants of each of the Assignor and Assignee contained in the Assignment and Acceptance.

           IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Notice of Assignment and Acceptance to be executed by their respective duly authorized officials, officers or agents as of the date first above mentioned.

                                          Very truly yours,

                                          [NAME OF ASSIGNOR]

                                          By:___________________________________

                                          Title:________________________________

                                          [NAME OF ASSIGNEE]

                                           By: _________________________________

                                           Title: ______________________________



ACKNOWLEDGED AND ASSIGNMENT
CONSENTED TO:


Bank of America, N. A.,
as Administrative Agent

By:    ______________________________

Title: ______________________________

                                  SCHEDULE 1.1
                                  ------------


                                   COMMITMENTS
                                   -----------



              Lender                     Commitment            Pro Rata Share
              ------                     ----------            --------------
                                                                (3 decimals)

       Bank of America, N.A.            $150,000,000              50.000%

Wachovia Bank, National Association     $150,000,000              50.000%
                                                                  -------

                                                                 100.000%

              [REMAINING SCHEDULES TO BE PROVIDED AT A LATER DATE]